Exhibit 10.3

MEZZANINE B LOAN AGREEMENT

Dated as of May 1, 2019

Among

HIT PORTFOLIO I MEZZ B, LLC, as Borrower,

and

HIT PORTFOLIO I TRS MEZZ B, LLC,

and

HIT 2PK TRS MEZZ B, LLC, collectively, as Leasehold Pledgor,

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

CITIGROUP GLOBAL MARKETS REALTY CORP.,

DEUTSCHE BANK AG, NEW YORK BRANCH,

GOLDMAN SACHS MORTGAGE COMPANY, and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

collectively, as Lender

Mezzanine B Loan Agreement

Mezzanine B Loan Agreement

2.6.9	Public Sales Not Possible	69
2.6.10	Receipt of Sale Proceeds	69
2.6.11	Replacement Interest Rate Cap Agreement	69
Section 2.7	Extension Options	69
2.7.1	Extension Options	69
2.7.2	Intentionally Omitted	71
Section 2.8	Regulatory Change; Taxes	71
2.8.1	Increased Costs	71
2.8.2	Special Taxes	72
2.8.3	Other Taxes	72
2.8.4	Tax Refund	72
2.8.5	Change of Office.	73
Section 2.9	Letters of Credit.	73

Article 3 REPRESENTATIONS AND WARRANTIES		74
Section 3.1	Borrower Representations	74
3.1.1	Organization; Special Purpose	74
3.1.2	Proceedings; Enforceability	74
3.1.3	No Conflicts	75
3.1.4	Litigation	75
3.1.5	Agreements	75
3.1.6	Consents	76
3.1.7	Property; Title	76
3.1.8	ERISA; No Plan Assets	77
3.1.9	Compliance	78
3.1.10	Financial Information	79
3.1.11	Utilities and Public Access	79
3.1.12	Assignment of Leases	79
3.1.13	Insurance	80
3.1.14	Flood Zone	80
3.1.15	Physical Condition	80
3.1.16	Boundaries	80
3.1.17	Leases	81
3.1.18	Tax Filings	81
3.1.19	No Fraudulent Transfer	82
3.1.20	Federal Reserve Regulations	82
3.1.21	Organizational Chart	82
3.1.22	Organizational Status	82
3.1.23	Entity Diligence	82
3.1.24	No Casualty	83
3.1.25	Purchase Options	83
3.1.26	FIRPTA	83
3.1.27	Investment Company Act	83
3.1.28	Fiscal Year	83
3.1.29	Other Debt	83
3.1.30	Contracts	83
3.1.31	Full and Accurate Disclosure	85
3.1.32	Other Obligations and Liabilities	85

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3.1.33	Intellectual Property/Websites	85
3.1.34	Ground Lease	85
3.1.35	Operations Agreement	87
3.1.36	Franchise Agreements	87
3.1.37	Illegal Activity	87
3.1.38	Property Improvement Plan	87
3.1.39	Collateral	88
3.1.40	Operating Lease	88
3.1.41	Mortgage Loan	88
3.1.42	Mezzanine A Loan	89
3.1.43	Mortgage Borrower Company Agreements	89
3.1.44	Mezzanine A Borrower Operating Agreements	89
Section 3.2	Survival of Representations	89

Article 4 BORROWER COVENANTS		90
Section 4.1	Payment and Performance of Obligations	90
Section 4.2	Due on Sale and Encumbrance; Transfers of Interests	90
Section 4.3	Liens	91
Section 4.4	Special Purpose	92
Section 4.5	Existence; Compliance with Legal Requirements	92
Section 4.6	Taxes and Other Charges; Use and Occupancy Taxes	93
Section 4.7	Litigation	94
Section 4.8	Title to the Collateral; Owner’s Title Policies	94
Section 4.9	Financial Reporting	95
4.9.1	Generally	95
4.9.2	Quarterly and Monthly Reports	95
4.9.3	Annual Reports	96
4.9.4	Other Reports	97
4.9.5	Annual Budget	97
4.9.6	Excess Operating Expenses	99
4.9.7	Hotel Accounting	99
Section 4.10	Access to Property	99
Section 4.11	Leases	100
Section 4.12	Repairs; Maintenance and Compliance; Alterations	101
4.12.1	Repairs; Maintenance and Compliance	101
4.12.2	Alterations	102
Section 4.13	Approval of Major Contracts	103
Section 4.14	Property Management	103
4.14.1	Management Agreements	103
4.14.2	Prohibition Against Termination or Modification	104
4.14.3	Replacement of Manager	106
4.14.4	Brand Manager Rights.	107
Section 4.15	Performance by Borrower; Compliance with Agreements	107
Section 4.16	Licenses; Intellectual Property; Website	107
4.16.1	Licenses	107
4.16.2	Intellectual Property	108
4.16.3	Website	108
Section 4.17	Further Assurances	108

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SCHEDULES AND EXHIBITS

Schedules:

Schedule I	-	Individual Properties and Allocated Loan Amounts
Schedule I-M1	-	Mortgage Loan Allocated Loan Amounts
Schedule I-M2	-	Mezzanine A Allocated Loan Amounts
Schedule I-M3	-	Approved Mezzanine Allocated Loan Amounts
Schedule II-A	-	Owner
Schedule II-B	-	Operating Lessee
Schedule III	-	Organizational Chart of Borrower and Tax ID Numbers
Schedule IV	-	Exceptions to Representations and Warranties
Schedule V	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule V-1	-	Definition of Mortgage Loan Special Purpose Bankruptcy Remote Entity
Schedule V-2	-	Definition of Mezzanine A Loan Special Purpose Bankruptcy Remote Entity
Schedule VI	-	Intellectual Property/Websites
Schedule VII	-	REAs
Schedule VIII	-	Ground Lease
Schedule IX	-	Description of Prior Loans
Schedule X	-	Scheduled Managers
Schedule XI	-	Rent Roll
Schedule XII	-	Franchise Agreements
Schedule XIII	-	Mezzanine A Pledged Collateral
Schedule XIV	-	Hotel Companies/Approved Brands
Schedule XV	-	[Reserved]
Schedule XVI	-	Non-Conforming Properties
Schedule XVII	-	[Reserved]
Schedule XVIII	-	Scheduled PIP
Schedule XIX	-	Divested Properties
Schedule XX	-	Major Contracts
Schedule XXI	-	Red Zone Properties

Exhibits:

Exhibit A	-	Secondary Market Transaction Information

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MEZZANINE B LOAN AGREEMENT

THIS MEZZANINE B LOAN AGREEMENT, dated as of May 1, 2019 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1585 Broadway, 25th Floor, New York, New York 10036 (together with its successors and/or assigns, “MS”), CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, 6th Floor, New York, New York 10013 (together with its successors and/or assigns, “Citi”), DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns, “DBNY”), GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, having an address at 200 West Street, New York, New York 10282 (together with its successors and/or assigns, “GS”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 ((together with its successors and/or assigns, “JPM” and together with MS, Citi, DBNY and GS and each of their respective successors and/or assigns, collectively, “Lender”), HIT PORTFOLIO I MEZZ B, LLC, a Delaware limited liability company, having an address at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (together with its permitted successors and assigns, “Borrower), HIT PORTFOLIO I TRS MEZZ B, LLC and HIT 2PK TRS MEZZ B, LLC, each a Delaware limited liability company, each having an address at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (together with their respective permitted successors and assigns, collectively, “Leasehold Pledgor”, and together with Borrower, individually or collectively, as the context may require, “Pledgor”).

All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.

WITNESETH:

WHEREAS, Morgan Stanley Bank, N.A., a national banking association, Citi Real Estate Funding Inc., a New York corporation, Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, Goldman Sachs Mortgage Company, a New York limited partnership, and JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America (together with their respective successors and/or assigns, collectively, “Mortgage Lender”), have made a loan in the aggregate original principal amount of Eight Hundred Seventy Million and No/100 Dollars ($870,000,000.00) (the “Mortgage Loan”) to those certain entities listed on Schedule II-A attached hereto (individually and collectively as the context may require, together with their respective permitted successors and assigns “Owner”) pursuant to a Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by the Mortgage Note (as defined below) and secured by, among other things, certain first priority mortgages and deeds of trust, each of even date herewith (collectively, as amended, supplemented or otherwise modified from time to time, the “Mortgage”) by Operating Lessee (as defined herein) and each respective Owner in favor of Mortgage Lender pursuant to which Operating Lessee and Owner have granted the Mortgage Lender a first priority mortgage on, among other things, the Properties (as defined below);

Mezzanine B Loan Agreement

WHEREAS, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, Citigroup Global Markets Real Corp., a New York corporation, Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, Goldman Sachs Mortgage Company, a New York limited partnership, and JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America (together with their respective successors and/or assigns, collectively, “Mezzanine A Lender”), have made a loan in the aggregate original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (the “Mezzanine A Loan”) to HIT Portfolio I Mezz, LP, a Delaware limited partnership (together with its permitted successors and assigns “Mezzanine A Borrower”) pursuant to that certain Mezzanine A Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Mezzanine A Loan Agreement”), among Mezzanine A Lender, Mezzanine A Borrower, HIT Portfolio I TRS Holdco, LLC and HIT 2PK TRS Mezz, LLC, each a Delaware limited liability company (individually and collectively as the context may require, together with their respective permitted successors and assigns “Mezzanine A Leasehold Pledgor”), which Mezzanine A Loan is evidenced by the Mezzanine A Note (as defined below) and secured by, among other things, the liens and security interests of that certain Mezzanine A Pledge and Security Agreement, dated as of the date hereof, on, among other things, the Mezzanine A Collateral (as hereinafter defined) (the “Mezzanine A Pledge Agreement”);

WHEREAS, Borrower is the legal and beneficial owner of (i) all of the issued and outstanding limited liability company interests in HIT Portfolio I Mezz GP, LLC, a Delaware limited liability company (“Mezz General Partner”), and (ii) all of the issued and outstanding limited partner interests in Mezzanine A Borrower, representing 99% of the equity interests in Mezzanine A Borrower;

WHEREAS, Mezz General Partner is general partner of Mezzanine A Borrower and the legal and beneficial owner of all of the issued and outstanding general partner interests in Mezzanine A Borrower, representing 1% of the equity interests in Mezzanine A Borrower;

WHEREAS, Mezzanine A Borrower is the legal and beneficial owner of (i) all of the issued and outstanding limited liability company interests in HIT Portfolio I NTC Owner GP, LLC, a Delaware limited liability company (“Fee General Partner”), and (ii) all of the issued and outstanding limited partner interests and limited liability company interests in Owner, representing 100% of the equity interests in the Individual Owners that are limited liability companies and 99% of the equity interests in the Individual Owners that are limited partnerships;

WHEREAS, Leasehold Pledgor is the legal and beneficial owner of all of the issued and outstanding limited liability company interests in each Mezzanine A Leasehold Pledgor;

WHEREAS, Mezzanine A Leasehold Pledgor is the legal and beneficial owner of (i) all of the issued and outstanding limited liability company interests in HIT Portfolio I NTC TRS GP, LLC (“NTC TRS GP”), (ii) all of the issued and outstanding limited liability company interests in HIT Portfolio I 8PK NTC TRS GP, LLC (“8PK NTC TRS GP” and together with NTC TRS GP, collectively, “Leasehold General Partner”), and (iii) all of the issued and outstanding limited partner interests and limited liability company interests in Operating Lessee, representing 100% of the equity interests in the Individual Operating Lessees that are limited liability companies and 99% of the equity interests in the Individual Operating Lessees that are limited partnerships;

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WHEREAS, Fee General Partner is the legal and beneficial owner of all of the issued and outstanding general partner interests in Owner, representing 1% of the equity interests in the Individual Owners that are limited partnerships;

WHEREAS, Leasehold General Partner is the legal and beneficial owner of all of the issued and outstanding general partner interests in Operating Lessee, representing 1% of the equity interests in the Individual Operating Lessees that are limited partnerships;

WHEREAS, Borrower has requested Lender to make a loan to it in the original principal amount of Seventy Million and No/100 Dollars ($70,000,000.00) (the “Loan”); and

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Pledgor has entered into that certain Mezzanine B Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Pledgor has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing recitals, the making of the Loan by Lender, the covenants, agreements, representations and warranties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

Article 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1           Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable Accounting Method” shall mean (i) GAAP, (ii) a federal income tax basis of accounting, (iii) the Uniform System of Accounts, or (iv) such other accounting basis reasonably acceptable to Lender, in each case consistently applied.

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Approved Counterparty.

“Additional Insolvency Opinion” shall mean any bankruptcy non-consolidation opinion that would be satisfactory to a prudent lender acting reasonably and is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, the Loan Documents.

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“Affiliate” shall mean, as to any Person, any other Person that either (or both) (a) is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person, and/or (b) owns directly or indirectly thirty-five percent (35%) or more of the equity interests in such Person.

“Aggregate Principal Balance” shall mean the sum of the Outstanding Principal Balance, plus the Outstanding Mezzanine A Principal Balance, plus the Outstanding Mortgage Principal Balance.

“Allocated Loan Amount” shall mean, for each Individual Property, the amount set forth on Schedule I attached hereto.

“Alteration Threshold” shall mean (a) with respect to any Individual Property undergoing an alteration and/or a Restoration and/or subject to Flagging Costs, an amount equal to $1,000,000, and (b) with respect to all Individual Properties undergoing alterations and/or Restorations and/or subject to Flagging Costs, an aggregate amount equal to five percent (5%) of the Outstanding Principal Balance, in each case excepting alterations made pursuant to an Approved Annual Budget, Approved Alterations or as otherwise reasonably approved by the Lender.

“Annual Budget” shall mean the operating and capital budget for the Properties, setting forth, on a month-by-month basis, in reasonable detail, each line item of Owner’s good faith estimate of anticipated Operating Income, Operating Expenses and Capital Expenditures for the Properties for the applicable Fiscal Year.

“Annual Debt Service” shall mean, as of any date of determination, the Debt Service payable during the one-year period occurring from and after such date of determination calculated by assuming that (a) the Outstanding Principal Balance at all times during such period is equal to the Outstanding Principal Balance as of the date of determination (taking into account any prepayments that occur on such date in accordance with this Agreement) and (b) LIBOR (or the Prime Rate or the Substitute Base Rate, as applicable) at all times during such period is equal to either (i) in connection with Borrower’s exercise of an Extension Option hereunder, the Strike Price of the proposed Replacement Interest Rate Cap Agreement (or the Substitute Interest Rate Protection Agreement, as applicable) to be entered into by Borrower in connection with its exercise of such Extension Option or (ii) otherwise, the Strike Price of the Interest Rate Cap Agreement in place as of such date of determination.

“Applicable Interest Rate” shall mean a rate per annum equal to, as applicable, (a) the LIBOR Interest Rate plus the Applicable Spread with respect to any period when the Loan is a LIBOR Loan, (b) the Substitute Base Rate plus the Substitute Rate Spread for the Loan with respect to any period when the Loan is a Substitute Rate Loan and (c) the Prime Rate plus the Base Rate Spread for the Loan with respect to any period when the Loan is a Base Rate Loan.

“Applicable Interest Rate Conversion” shall mean the conversion of the Applicable Interest Rate for the Loan between the LIBOR Interest Rate, the Base Rate and/or the Substitute Rate, as applicable.

“Applicable Lending Office” shall mean the “lending office” of Lender (or of an Affiliate of Lender) designated for Lender on the signature page hereof or such other office of Lender (or an Affiliate of Lender) as Lender may from time to time specify to Borrower in writing as the office by which the Loan is to be made and/or maintained by Lender.

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“Applicable Spread” shall mean 8.5000%.

“Approved Alterations” shall have the meaning set forth in the definition of “Material Alterations”.

“Approved Bank” shall mean a bank or other financial institution, the long-term unsecured debt rating of which are at least “A” by S&P and Fitch and “A2” by Moody’s and the short-term unsecured debt ratings of which are at least “A-1” by S&P, “F1” by Fitch and “P-1” by Moody’s.

“Approved Brand” shall mean, for an Individual Property, any of the hotel brands identified on Schedule XIV or such other brand as is approved by Lender, Mezzanine A Lender and Mortgage Lender with respect to such Individual Property, such approval not to be unreasonably withheld, conditioned or delayed; provided, that in order for a hotel brand to be deemed an Approved Brand with respect to any Individual Property, such hotel brand shall also satisfy the Approved Brand Requirements with respect to such Individual Property (unless expressly exempted from satisfying the Approved Brand Requirements pursuant to the definition of such term).

“Approved Brand Requirements” shall mean, with respect to any Individual Property that is being reflagged under a new Franchise Agreement pursuant to Section 4.34(d) or (e), that the hotel brand of the hotel located at such Individual Property meets or exceeds the STR Chain Scale classification of the hotel brand that was in place on the Closing Date with respect to such Individual Property; provided, however, that the Approved Brand Requirements need not be satisfied with respect to the following: up to an aggregate of 5% of all Individual Properties as they exist as of the Closing Date, which 5% shall include, without limitation, hotels reflagged as Red Roof Inn, Red Lion or La Quinta, (measured by Mortgage Loan Allocated Loan Amount, i.e., the Approved Brand Requirements need not be satisfied for an Individual Property if, after such reflagging, the aggregate of the Mortgage Loan Allocated Loan Amounts for all Individual Properties reflagged not in compliance with the Approved Brand Requirements expressed as a percentage of the aggregate of the Mortgage Loan Allocated Loan Amounts for all Individual Properties as they exist as of the Closing Date, is less than or equal to, but not in excess of, 5%).

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Owner and either (i) included in the Approved Annual Budget or (ii) approved by Lender, Mezzanine A Lender and Mortgage Lender, which approval shall not be unreasonably withheld, conditioned or delayed, provided that any Capital Expenditures included in FF&E Expenses or PIP Expenses shall not constitute Approved Capital Expenditures.

“Approved Counterparty” shall mean a bank or other financial institution which either (I) has (or provides a guarantor of its obligations that has) a long-term unsecured debt rating of not less than “A3” by Moody’s or such lower rating which Moody’s shall acknowledge is credit neutral with respect to the Securitization of the Loan or any portion thereof; or (II) is otherwise acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization; provided however, that SMBC Capital Markets, Inc. (with an Acceptable SMBC Credit Support Party as its credit support party) will be an Approved Counterparty so long as the rating of its credit support party (provided such credit support party shall be an Acceptable SMBC Credit Support Party ) is not downgraded, withdrawn or qualified by S&P or Moody’s or Fitch (if applicable) from the long and short term ratings issued by such rating agencies below the lesser of the above rating (as applicable) or its ratings as of the date hereof. As used herein, an “Acceptable SMBC Credit Support Party” shall mean (i) Sumitomo Mitsui Banking Corporation or a replacement guarantor that meets the foregoing rating requirements and provides a guaranty on substantially the same form as the guaranty provided by Sumitomo Mitsui Banking Corporation on the Closing Date and (ii) provided any such credit support party guaranty guaranties all current and future obligations under the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable.

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“Approved FF&E Expenses” shall mean FF&E Expenses incurred by Owner and either (a) included in the Approved Annual Budget or (b) approved by Lender, Mezzanine A Lender and Mortgage Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided that any FF&E Expenses included in Approved Scheduled PIP Expenses shall not constitute Approved FF&E Expenses.

“Approved Flagging Budget” shall mean a budget of Flagging Costs for any Individual Property under any Franchise Agreement which has been approved or deemed approved by Lender, or for which approval is not required, in accordance with Section 4.34(d) or (e).

“Approved Mezzanine Allocated Loan Amount” shall mean, as to any Individual Property, the product of (a) the maximum stated principal amount of the Approved Mezzanine Loan, multiplied by (b) a fraction, the numerator of which is the Allocated Loan Amount for such Individual Property, and the denominator of which is the sum of the Allocated Loan Amounts for all Individual Properties remaining as of the Approved Mezzanine Closing Date. The Approved Mezzanine Allocated Loan Amount for each Individual Property shall be established as of the Approved Mezzanine Closing Date, and a copy of the schedule setting forth all Approved Mezzanine Allocated Loan Amounts shall be attached hereto as Schedule I-M3 upon the Approved Mezzanine Closing Date.

“Approved Mezzanine Closing Date” shall mean the earliest date on which any portion of the Approved Mezzanine Loan is funded by Approved Mezzanine Lender.

“Approved Mezzanine Lender” shall mean a Person who, as of the Approved Mezzanine Loan Closing Date, is a Qualified Mezzanine Lender (together with its successors and assigns). If the Approved Mezzanine Loan has two or more co-lenders, then “Approved Mezzanine Lender” shall mean, individually or collectively as the context requires, each lender or co-lender under the Approved Mezzanine Loan.

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“Approved Mezzanine Loan” shall mean a loan from Approved Mezzanine Lender to Mezzanine A Borrower, which Approved Mezzanine Loan, as of the Approved Mezzanine Loan Closing Date, satisfies the following conditions: (a) the Original Mezzanine A Loan has been paid in full, including the payment of any Spread Maintenance Premium (as defined in the Original Mezzanine A Loan Agreement), if any; (b) the Approved Mezzanine Loan will be in a maximum principal amount not to exceed the Outstanding Mezzanine A Principal Balance on the date immediately prior to the date of repayment in full of the Original Mezzanine A Loan; (c) after taking into account the Approved Mezzanine Loan, the Aggregate LTV shall be equal to or less than the Aggregate LTV on the Closing Date which the parties agree is 80.9%, (d) after taking into account the Approved Mezzanine Loan, the Debt Yield shall be equal to or greater than the Debt Yield immediately prior to the time the Original Mezzanine A Loan was repaid; (e) after taking into account the Approved Mezzanine Loan, the Debt Service Coverage Ratio shall be equal to or greater than the Debt Service Coverage Ratio immediately prior to the time the Original Mezzanine A Loan was repaid; (f) if the Approved Mezzanine Loan bears a floating rate of interest, Mezzanine A Borrower shall have obtained an interest rate cap agreement consistent with the requirements of an Interest Rate Cap Agreement under the Original Mezzanine A Loan Agreement and having a term that expires no earlier than the initial maturity date of the Approved Mezzanine Loan, the strike price of which shall be set so as to satisfy the applicable provisions of the Original Mezzanine A Loan Agreement; (g) the Approved Mezzanine Loan will be secured by an equity pledge encumbering the direct ownership interests of Mezzanine A Borrower in Owner, Fee General Partner, Leasehold General Partner and each Individual Operating Lessee, as applicable, and such other assets of Mezzanine A Borrower as may be specified in the Approved Mezzanine Loan Documents (but will not be secured by any collateral securing the Loan or the Mortgage Loan); (h) the Approved Mezzanine Loan will be coterminous with the Loan and the Mortgage Loan (including with respect to the initial maturity date and all extended maturity dates hereunder and thereunder) or shall be freely prepayable from and after the Initial Stated Maturity Date and will have monthly payment dates on the same days as the Monthly Payment Dates hereunder; (i) the material economic terms of the Approved Mezzanine Loan shall be substantially similar to the economic terms of the Original Mezzanine A Loan or otherwise reasonably acceptable to Lender, (j) Approved Mezzanine Lender shall enter into an intercreditor agreement with Lender and Mortgage Lender reasonably satisfactory in all respects to Lender and Mortgage Lender and satisfactory in all respects to any Rating Agencies, (provided that an intercreditor agreement substantially in the form as that entered into between Original Mezzanine A Lender, Mortgage Lender and Lender with such changes as are acceptable to Lender, Mortgage Lender and the Rating Agencies shall be deemed reasonably satisfactory to Lender and Mortgage Lender and satisfactory to the Rating Agencies) which intercreditor agreement shall, among other things, provide that before Approved Mezzanine Lender (or its designee) may foreclose on the pledged equity interests or otherwise take control of Owner and Operating Lessee, as applicable, an acceptable replacement guarantor (which replacement guarantor shall be deemed acceptable if such replacement guarantor would satisfy the requirements for a Replacement Guarantor under Section 7.1(a)(xiii) hereof if such guaranty were being delivered in connection with a Permitted Direct Assumption) shall deliver replacement environmental indemnity and guaranties of recourse obligations (in form and substance substantially the same as the Environmental Indemnity and the Guaranty) to Lender, (k) the Approved Mezzanine Loan Documents shall be reasonably satisfactory to Lender (provided that Approved Mezzanine Loan Documents substantially in the form as the Original Mezzanine A Loan Documents shall be deemed reasonably satisfactory to Lender), (l) Lender shall have obtained a Rating Agency Confirmation with respect to the Approved Mezzanine Loan, (m) the Approved Mezzanine Loan shall be interest only, (n) the Approved Mezzanine Lender shall be a Qualified Mezzanine Lender, and (o) the Approved Mezzanine Loan shall be structured as no more than one tranche, and in no event shall the Approved Mezzanine Loan be more senior in priority to the Mortgage Loan. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with any Approved Mezzanine Loan (including, without limitation, reasonable legal fees) shall be the sole obligation of Borrower.

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“Approved Mezzanine Loan Agreement” shall mean the loan agreement to be entered into between Approved Mezzanine Lender and Borrower in connection with the origination of the Approved Mezzanine Loan, which loan agreement shall govern the terms and conditions of the Approved Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Approved Mezzanine Loan Documents” shall mean all documents evidencing, securing, guaranteeing and/or perfecting the Approved Mezzanine Loan (and all tranches thereof) and all documents executed and/or delivered in connection therewith.

“Approved Mezzanine Monthly Debt Service Payment Amount” shall mean, for each Monthly Payment Date, an amount equal to the amount of (i) non-default interest which is then due on the Approved Mezzanine Loan under the Approved Mezzanine Loan Documents for the Interest Period during which such Monthly Payment Date occurs, plus (ii) the amount of any default interest and/or late fees then due and owing to Approved Mezzanine Lender by Borrower under the Approved Mezzanine Loan Documents.

“Approved Mezzanine Release Amount” shall mean, as to any Individual Property that is subject to a release and associated partial prepayment of the Loan pursuant to Section 2.4 and Section 2.5.2, the product of (x) the Release Amount Percentage multiplied by (y) the Approved Mezzanine Allocated Loan Amount for such Individual Property.

“Approved Operating Expenses” shall mean Operating Expenses incurred by Owner or by any Manager on Owner’s behalf (excluding any Restricted Payments) which (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Properties, (iii) are for Management Fees, or (iv) have been approved in writing by Lender, Mezzanine A Lender and Mortgage Lender as Approved Operating Expenses; provided, however, that Approved Operating Expenses shall also include, for any calendar month in which Operating Expenses exceed the Monthly Operating Expense Budgeted Amount, the amount of such excess Operating Expenses up to and not to exceed ten percent (10%) of the Monthly Operating Expense Budgeted Amount for such calendar month as to which Owner provides to Lender a reasonably detailed explanation of the reasons for and expenditures resulting in Operating Expenses exceeding the Monthly Operating Expense Amount.

“Approved Scheduled PIP Expenses” shall mean PIP Expenses incurred by Owner for Scheduled PIP for any Individual Property in the amount not to exceed the amount budgeted for PIP Expenses for such Individual Property as set forth on Schedule XVIII (the foregoing budgets for Scheduled PIP for any Individual Property, as modified from time to time with the approval of Lender, Mezzanine A Lender and Mortgage Lender, which approval shall not be unreasonably withheld, conditioned or delayed, the “Approved Scheduled PIP Budget” for such Individual Property) and Flagging Costs that are permitted hereunder.

“Assignment of Interest Rate Cap Agreement” shall mean that certain Mezzanine B Collateral Assignment of Interest Rate Cap Agreement dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, extended, renewed, supplemented or otherwise modified from time to time.

-8-	Mezzanine B Loan Agreement

“Assignment of Leases” shall have the meaning set forth in the Mortgage Loan Agreement.

“Assignment of Management Agreement” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Assignments of Title Insurance Proceeds” shall mean that certain Mezzanine B Assignment of Title Insurance Proceeds, dated as of the date hereof, by Borrower to Lender, as the same may be amended, restated, extended, renewed, supplemented or otherwise modified from time to time.

“Assumption” shall mean a Permitted Direct Assumption or a Permitted Indirect Assumption.

“Assumption Fee” shall mean Borrower’s Allocation of (a) an assumption fee equal to $250,000 if no material modifications to the Loan Documents are required in connection with the Assumption or (b) $350,000 if material modifications to the Loan Documents are required in connection with the Assumption.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of any Individual Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, or any other federal or state bankruptcy or insolvency law, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Base Management Fees” shall have the meaning set forth in the Mortgage Loan Agreement.

“Base Rate” shall mean, with respect to each Interest Period that occurs while the Loan is a Base Rate Loan, a per annum interest rate equal to (a) the Prime Rate as of the related Interest Determination Date plus (b) the Base Rate Spread for the Loan; provided, however, in no event shall the Base Rate for the Loan be less than the Index Floor plus the Applicable Spread for the Loan.

“Base Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate for the Loan is calculated at the Base Rate.

“Base Rate Spread” shall mean, in connection with the conversion of the Loan from a LIBOR Loan or a Substitute Rate Loan to a Base Rate Loan, the difference (expressed as the number of basis points) between (a) LIBOR plus the Applicable Spread or the Substitute Base Rate plus the Substitute Rate Spread, as applicable, as of the Interest Determination Date that LIBOR or the Substitute Base Rate, as applicable, was last utilized to determine the interest rate of the Loan minus (b) the Prime Rate as of such Interest Determination Date; provided, however, that if such difference is a negative number, then the Base Rate Spread shall be zero.

-9-	Mezzanine B Loan Agreement

“BK Cap” means the product of (i) the outstanding principal amount of the Loan plus any interest accrued and unpaid on the Loan multiplied, by (ii) 0.20, plus Lender’s actual out-of-pocket costs and expenses (including attorneys’ fees).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors and permitted assigns.

“Borrower Operating Agreement” shall mean that certain limited liability company agreement of Borrower, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower’s Allocation” shall mean a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the Loan and the denominator of which is the aggregate principal balance of the Loan, the Mortgage Loan and the Mezzanine B Loan.

Brand Manager” shall mean collectively, each of Embassy Suites Management LLC, Hampton Inns Management LLC, Homewood Suites Management LLC, Hilton Worldwide or any Affiliate of Hilton Worldwide, Marriott International Inc. or any Affiliate of Marriott International, Inc., Hyatt Hotels Corporation or any Affiliate of Hyatt Hotels Corporation or Starwood Hotels and Resorts Worldwide, Inc. or any Affiliate of Starwood Hotels and Resorts Worldwide, Inc.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the State where the corporate trust office of the Trustee is located or (iii) the State where the servicing offices of the Servicer are located.

“Calculation Date” shall mean the last day of each calendar quarter during the Term.

“Capital Expenditures” shall mean, for any period, the amount incurred for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs).

“Capped LIBOR Rate” shall mean (i) during the initial term of the Loan, (A) for such time the Loan is a LIBOR Loan, four percent (4.0%), (B) for such time the Loan is a Base Rate Loan, a strike rate determined as of the date of purchase of the Substitute Interest Rate Protection Agreement which is expressed as a percentage equal to the difference between (1) the strike rate set forth in clause (A) immediately preceding minus (2) the positive or negative difference of (x) the weighted average of the Base Rate Spread minus (y) the weighted average of the Applicable Spread (for the avoidance of doubt, it being agreed by the parties that if this clause (2) results in a negative number, such amount is added to the strike rate, and if this clause (2) results in a positive number, such amount is subtracted from the strike rate), (C) for such time the Loan is a Substitute Rate Loan, a strike rate determined as of the date of purchase of the Interest Rate Cap Agreement which is expressed as a percentage equal to the difference between (1) the strike rate set forth in clause (A) minus (2) the positive or negative difference of (x) the weighted average of the Substitute Rate Spread minus (y) the weighted average of the Applicable Spread (for the avoidance of doubt, it being agreed by the parties that if this clause (2) results in a negative number, such amount is added to the strike rate, and if this clause (2) results in a positive number, such amount is subtracted from the strike rate), and (ii) during each Extended Term, the strike price such that the Debt Service Coverage Ratio as of the first day of such Extended Term is not less than 1.05x.

-10-	Mezzanine B Loan Agreement

“Cash Management Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) adjustments to the Regulation D reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) announced by the Federal Reserve Board of Governors, or (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in the case of both clauses (i) and (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued (regardless of whether currently in force and effect).

“Change of Control Flagging Costs” shall have the meaning set forth in the Mortgage Loan Agreement.

“Closing Date” shall mean May 1, 2019.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form, and other guidance published by the Internal Revenue Service on which taxpayers may rely.

“Collateral” shall mean all collateral securing or intended to secure the Debt, including the Pledged Collateral.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Special Taxes or branch profits Special Taxes.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any other agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

-11-	Mezzanine B Loan Agreement

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Control Party Asset Threshold” shall mean the ownership of total real estate assets in the United States or Canada (in name or under management) in excess of $1,000,000,000 and a capital/statutory surplus or shareholder equity in excess of $400,000,000.

“Conversion Date” shall mean the effective date of the Applicable Interest Rate Conversion.

“Conversion Notice” shall mean a notice given by Lender to Borrower in accordance with Section 10.6 hereof notifying the Borrower of the occurrence of an event triggering an Applicable Interest Rate Conversion and which notice:

(i)          sets forth the circumstances of the Applicable Interest Rate Conversion in reasonable detail; and

(ii)         includes the requirements required to be satisfied in connection with such Applicable Interest Rate Conversion as described in Section 2.2.4 hereof.

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement, SMBC Capital Markets, Inc. and with respect to any Replacement Interest Rate Cap Agreement, any Approved Counterparty thereunder.

“Dallas Courtyard Property” shall mean that certain Individual Property with an address of 2150 Market Center Boulevard, Dallas, Texas 75207.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Spread Maintenance Premium, if applicable) due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Pledge Agreement, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period, the scheduled interest payments due under the Note in such period.

“Debt Service Coverage Ratio” shall mean, as of any date of determination, a ratio in which:

(a)          the numerator is the Underwritten Net Cash Flow as of such date of determination; and

(b)          the denominator is the sum, as of such date of determination, of the Annual Debt Service plus the Mortgage Annual Debt Service plus the Mezzanine A Annual Debt Service.

-12-	Mezzanine B Loan Agreement

“Debt Yield” shall mean, as of any date of determination, a fraction, expressed as a percentage (i.e. 0.10 = 10%), which is obtained by dividing:

(a)          the Underwritten Net Cash Flow as of such date of determination; by

(b)          the Aggregate Principal Balance.

“Debt Yield Cure Level” shall mean a Debt Yield of (i) at any time prior to the Initial Stated Maturity Date, eight percent (8.0%) and (ii) from and after the Initial Stated Maturity Date, eight and one-half percent (8.50%).

“Debt Yield Trigger Level” shall mean a Debt Yield of (i) at any time prior to the Initial Stated Maturity Date, eight percent (8.0%) and (ii) from and after the Initial Stated Maturity Date, eight and one-half percent (8.50%).

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) three percent (3%) above the Applicable Interest Rate.

“Deposit Bank” shall mean the bank or banks selected by Lender to maintain the Deposit Account. Lender may in its reasonable discretion change the Deposit Bank from time to time.

“Divested Properties” shall have the meaning set forth in the Mortgage Loan Agreement.

“Divested Properties (Loan)” shall have the meaning set forth in the Mortgage Loan Agreement.

“Divested Properties (Non-Loan)” shall have the meaning set forth in the Mortgage Loan Agreement.

-13-	Mezzanine B Loan Agreement

“Divested Property Liabilities” shall mean any and all actual, out-of-pocket liabilities, losses, damages, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Borrower, Leasehold Pledgor, Owner, Operating Lessee, Mezzanine A Leasehold Pledgor, Mezzanine A Borrower, and/or Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Borrower, Leasehold Pledgor, Owner, Operating Lessee, Mezzanine A Leasehold Pledgor, Mezzanine A Borrower, and/or Lender shall be designated a party thereto), that are imposed on, incurred by, or asserted against Borrower, Leasehold Pledgor, Owner, Operating Lessee, Mezzanine A Leasehold Pledgor, Mezzanine A Borrower, and/or Lender in any manner relating to or arising out of (i) Owner’s and/or Operating Lessee’s ownership, leasing and/or operation of the Divested Properties (Non-Loan); (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Divested Property (Non-Loan) or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about any Divested Property (Non-Loan) or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of any Divested Property (Non-Loan); (v) any failure of any Divested Property (Non-Loan) to comply with any applicable Legal Requirement (including any Environmental Laws); (vi) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Divested Property (Non-Loan) or any part thereof, or any liability asserted against Borrower, Leasehold Pledgor, Owner, Operating Lessee, Mezzanine A Leasehold Pledgor, Mezzanine A Borrower, and/or Lender with respect thereto; (vii) any claims by any lessee of any portion of any Divested Property (Non-Loan) or any Person acting through or under any lessee or otherwise arising under or as a consequence of any such lease; and (viii) any presence or release of Hazardous Substances at any Divested Property (Non-Loan), in each case of clauses (i) through (viii) above, with respect to each Divested Property (Non-Loan), to the extent such liability, loss, damage, cost, or expense arises out of any circumstance, condition, action or event that occurred or existed on or prior to the date on which such Divested Property (Non-Loan) was conveyed by Owner (even to the extent that the applicable liability, loss, damage, cost, or expense did not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after such date of conveyance).

“Due and Payable” shall mean, with respect to Taxes and Other Charges, the date upon which, if the applicable Taxes or Other Charges are not paid, such Taxes or Other Charges become delinquent or begin accruing fees, charges, penalties and/or interest or the payee thereof becomes entitled to exercise any right or remedies for non-payment thereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal and state authorities and having a long-term unsecured debt rating of “A” or higher by S&P and “A2” or higher by Moody’s and a short-term unsecured debt rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s. An Eligible Account will be a “deposit account” within the meaning of Section 9-102(a)(29) of the Uniform Commercial Code of the State of New York and will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s, and F1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “Aa3” by Moody’s.

“Emergency Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Environmental Indemnity” shall mean that certain Mezzanine B Environmental Indemnity Agreement dated as of the date hereof, executed by Borrower and Guarantors in connection with the Loan, for the benefit of Lender, or any replacement thereof in accordance with the express terms thereof, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

-14-	Mezzanine B Loan Agreement

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Fee General Partner, Leasehold General Partner or any Guarantor, or is treated as a single employer together with Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Fee General Partner, Leasehold General Partner or any Guarantor under Section 414 of the Code or Title IV of ERISA.

“Excluded Taxes” shall mean (a) Special Taxes imposed on or measured by net income (however denominated) or net profits (including any branch profits or franchise taxes) of, or required to be withheld or deducted from any payment to, Lender or any of its Affiliates, divisions or branches by the jurisdiction (or any political subdivision thereof) (i) as a result of Lender (or Affiliate, divisions or branches of Lender) being a resident or deemed to be resident, is organized, maintains an office, or carries on business or is deemed to carry on business to which such payment relates, in the jurisdiction imposing such taxes or (ii) that are Other Connection Taxes; (b) any U.S. federal or state withholding Special Taxes that are imposed on amounts payable to or for the account of Lender (or any transferee, successor or assignee thereof, including any Person that is sold or assigned an interest in the Loan pursuant to Article IX) under the law in effect at the time Lender (or such transferee, successor or assignee) becomes a party to this Agreement or changes its lending office, (c) any backup withholding taxes; (d) Special Taxes imposed on account of Lender not providing documentation (including documentation regarding direct or indirect owners) that would have reduced or eliminated such taxes, provided that such Lender is legally entitled to provide such documentation; (e) Special Taxes imposed on account of Lender not being eligible for the “portfolio interest exception” in Section 871(h) or 881(c) of the Code, as set forth in such Sections as of the date of this Agreement (or any successor provision that is substantively comparable), and (f) any U.S. federal withholding Special Taxes imposed under FATCA.

“Experience Threshold” shall mean the ownership (including indirect ownership) and/or management of hospitality properties containing at least 7,500 guest rooms (exclusive of the Property) with at least 5 years’ experience in the ownership and/or management of such properties.

“Extended Term” shall mean the First Extended Term, the Second Extended Term or the Third Extended Term, as applicable.

“Extension Option” shall mean the First Extension Option, the Second Extension Option, or the Third Extension Option, as applicable.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fee General Partner” shall have the meaning set forth in the Recitals hereto.

-15-	Mezzanine B Loan Agreement

“FF&E” shall have the meaning set forth in the Mortgage Loan Agreement.

“FF&E Expense” shall have the meaning set forth in the Mortgage Loan Agreement.

“FF&E Work” shall have the meaning set forth in the Mortgage Loan Agreement.

“Financial Covenants” shall refer to the certain financial covenants which shall be included in the Guaranty, and shall require that Guarantors:

(a)          maintain (x) an aggregate Net Worth (as defined below) (without regard to the Properties or any equity therein) of not less than $250,000,000 and (y) an aggregate Net Worth (including the Properties and any equity therein) of not less than $500,000,000 (collectively, the “Net Worth Threshold”); and

(b)          shall not, at any time while a default in the payment of the obligations under the Guaranty has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate of Guarantor that would reduce any Guarantor’s Net Worth below the Net Worth Threshold (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Affiliate of Guarantor any of any Guarantor’s assets, or any interest therein that would reduce any Guarantor’s Net Worth below the Net Worth Threshold.

For purposes of the foregoing definition of Financial Covenants “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date, including Uncalled Commitments, and for the purposes of determining Net Worth adding accumulated depreciation and amortization to the value of such assets less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP, exclusive of any liability under the Loan Documents, the Mezzanine Loan Documents, and, for avoidance of doubt, treating the arrangements with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC as equity and not debt.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch, Inc.

“Franchise Agreements” shall mean individually or collectively, as the context requires, the existing franchise agreements for the Individual Properties identified on Schedule XII hereto, and any or all franchise, trademark and license agreements, or similar agreements between one or more of the Individual Owners or Operating Lessee, as applicable, and a hotel franchisor in effect from time to time during the term of the Loan as the same may be replaced, amended or modified from time to time in accordance with, and subject to, the terms and provisions of this Agreement. Each or any of the Franchise Agreements may sometimes be referred to herein, individually, as a “Franchise Agreement”.

“Franchisor” shall mean individually or collectively, as the context requires, any entity that is a hotel franchisor or licensor pursuant to any Franchise Agreement affecting any Individual Property.

-16-	Mezzanine B Loan Agreement

“GAAP” shall mean generally accepted accounting principles as in effect from time to time and set forth in the Financial Accounting Standards Board Accounting Standards Codification.

“General Partner Company Agreement” shall mean, collectively, those certain amended and restated limited liability company agreements of each Mezz General Partner, Fee General Partner and Leasehold General Partner, dated as of the date hereof, as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms of this Agreement.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Grantor Trust” shall mean a grantor trust under Subpart E of Part 1 of Subchapter J of the Code.

“Gross Revenue” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Lease Property” shall mean, individually and collectively, as the context requires, each Individual Property that is demised by one of the Ground Leases.

“Ground Leases” shall mean those certain ground leases more particularly described on Schedule VIII attached hereto and made a part hereof as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement. Each or any of the Ground Leases may be referred to herein individually as a “Ground Lease”.

“Ground Lessor” shall mean individually and collectively, as the context requires, the lessors under each of the Ground Leases.

“Ground Lease Purchase Option” shall mean any option, right of first refusal or right of first offer contained in any Ground Lease and/or granted by any Ground Lessor to the lessee under the Ground Lease (or any Individual Owner or Affiliate thereof) to purchase the related Ground Lease Property.

“Ground Rent” shall mean any rent, additional rent or other charge payable by the tenant under the Ground Leases.

“Guarantors” shall mean Hospitality Investors Trust Operating Partnership, L.P. (“OP Guarantor”) and Hospitality Investors Trust, Inc. (“REIT Guarantor”), jointly and severally, and/or any other Person that now or hereafter guarantees any of Borrower’s obligations under any Loan Document.

“Guaranty” shall mean that certain Mezzanine B Guaranty of Recourse Obligations of even date herewith from Guarantors for the benefit of Lender, or any replacement thereof in accordance with the express terms hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

-17-	Mezzanine B Loan Agreement

“Hotel Taxes” shall mean federal, state and municipal excise, occupancy, sales and use taxes collected by or on behalf of Owner or any other Loan Party directly from patrons or guests of the Properties as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Incentive Management Fees” shall mean the property management fees paid to a Manager for property management (as opposed to asset management) services provided to the Individual Properties that are based on an override, profit participation or other form of incentive for increased revenues or profits generated by such Individual Properties. Incentive Management Fees shall not include Base Management Fees, reimbursable expenses paid to a Manager, system service charges, accounting fees, development fees, revenue management fees, sales and marketing fees, information technology fees, human resources fees, risk management fees, administration fees or other similar fees, expenses or reimbursements, in each case, so long as the same are not calculated based on increases in revenues or profits generated by such Individual Properties.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness or liability of such Person for borrowed money (whether or not evidenced by bonds, debentures, notes or other instruments) or for the deferred purchase price of or payment for goods, property or services (including trade debt and trade payables) or mezzanine debt, for which such Person or its assets are liable, (ii) obligations issued for, or liabilities incurred on account of, such Person, (iii) obligations or liabilities of such Person arising under or with respect to letters of credit (including without limitation letter of credit facilities and agreements and for amounts drawn upon letters of credit), credit facilities or other acceptance facilities, (iv) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (v) all indebtedness guaranteed by such Person, directly or indirectly, (vi) all obligations under leases that constitute capital leases for which such Person is liable, (vii) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, and (viii) all obligations under any PACE Loans.

“Indemnified Taxes” means Special Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by Borrower under any Loan Document.

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee or in any Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee (other than the receipt of fees payable for its services), (ii) is not connected with Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee or any Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

-18-	Mezzanine B Loan Agreement

“Independent Accountant” shall mean (i) a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender or (ii) such other certified public accountant(s) selected by Borrower, which is Independent and reasonably acceptable to Lender, it being agreed by Lender that any “Big Four” accounting firm (including any successor entity thereto) is hereby approved by Lender as long as such Person continues to be Independent and a nationally recognized certified public accounting firm.

“Index Floor” shall mean 0.0%.

“Individual Owner” shall mean each “Individual Borrower” as defined in the Mortgage Loan Agreement.

“Individual Property” shall mean, individually, any one of the properties identified on Schedule I hereto and (and, with respect to each such property, the Improvements, all Fixtures, all Equipment, all FF&E and all personal property owned by Owner and used in connection with or incorporated into such property), together with all rights pertaining to such property and Improvements.

“Initial Stated Maturity Date” shall mean the Monthly Payment Date in November, 2021, as the same may be extended pursuant to Section 2.7 hereof.

“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Berger Harris LLP in connection with the Loan.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Interest Determination Date” shall mean, (a) with respect to each Interest Period that occurs while the Loan is a LIBOR Loan, the date that is two (2) Business Days (for purposes of this clause (a) only, “Business Day” is defined as any day on which banks are open for dealing in foreign currency and exchange in London) prior to the commencement date of such Interest Period, (b) with respect to each Interest Period that occurs while the Loan is a Base Rate Loan, the date that is two (2) Business Days prior to the commencement date of such Interest Period, and (c) with respect to each Interest Period that occurs while the Loan is a Substitute Rate Loan, the date that is two (2) Business Days prior to the commencement date of such Interest Period; provided, however, if the Interest Determination Date as defined in the Mortgage Loan Agreement shall be adjusted by Mortgage Lender, then the Interest Determination Date hereunder shall be likewise adjusted, so that the Interest Determination Date hereunder and the Interest Determination Date under the Mortgage Loan Agreement shall always be the same date.

“Interest Rate Cap Agreement” shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between the Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to the Assignment of Interest Rate Cap Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term Interest Rate Cap Agreement shall be deemed to mean such Replacement Interest Rate Cap Agreement. At any time the Loan is a Base Rate Loan or a Substitute Rate Loan and a Substitute Interest Rate Protection Agreement is in effect in accordance with Section 2.2.4(e), all references to the Interest Rate Cap Agreement in the Loan Documents shall be deemed to refer to a Substitute Interest Rate Protection Agreement. The Interest Rate Cap Agreement shall be governed by the laws of the State of New York and shall contain each of the following:

-19-	Mezzanine B Loan Agreement

(a)          the notional amount of the Interest Rate Cap Agreement shall be equal to or exceed the Outstanding Principal Balance;

(b)          the remaining term of the Interest Rate Cap Agreement shall at all times extend through the end of the Interest Period in which the Maturity Date occurs as extended from time to time pursuant to this Agreement and the Loan Documents;

(c)          the Interest Rate Cap Agreement shall be issued by the Counterparty to Borrower and shall be pledged to Lender by Borrower in accordance with the Assignment of Interest Rate Cap Agreement;

(d)          the Counterparty under the Interest Rate Cap Agreement shall be obligated during the continuance of a Trigger Period to make a stream of payments, directly to the Deposit Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of LIBOR (including any upward rounding under the definition of LIBOR) over the Strike Price and shall provide that such payment shall be made on a monthly basis in each case not later than (after giving effect to and assuming the passage of any cure period afforded to such Counterparty under the Interest Rate Cap Agreement, which cure period shall not in any event be more than three Business Days) each Monthly Payment Date;

(e)          the Counterparty under the Interest Rate Cap Agreement shall execute and deliver the Acknowledgment; and

(f)          the Interest Rate Cap Agreement shall impose no material obligation on the beneficiary thereof (after payment of the acquisition cost) and shall be in all material respects satisfactory in form and substance to Lender (in Lender’s reasonable discretion) and shall satisfy applicable Rating Agency standards and requirements, including, without limitation, provisions satisfying Rating Agencies standards, requirements and criteria (i) that incorporate representations by the Counterparty that no withholding taxes shall apply to payments by the Counterparty as of the date of the Interest Rate Cap Agreement, and provide for “gross up” payments by the Counterparty for any withholding tax (except for any Excluded Taxes), (ii) whereby the Counterparty agrees not to file or join in the filing of any petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, and (iii) that incorporate, if the Interest Rate Cap Agreement contemplates collateral posting by the Counterparty, a credit support annex setting forth the mechanics for collateral to be calculated and posted that are consistent with Rating Agency standards, requirements and criteria.

“Inventory” shall mean, as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts for Hotels, current edition.

-20-	Mezzanine B Loan Agreement

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasehold General Partner” shall have the meaning set forth in the Recitals hereto.

“Leasehold Pledgor” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors and permitted assigns.

“Leasehold Pledgor Operating Agreement” shall mean, collectively, those amended and restated certain limited liability company agreements of Leasehold Pledgor, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Leasehold Pledgor, the Collateral or any part thereof, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, the Mezzanine A Collateral, Owner, Operating Lessee or any Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, at any time in force affecting the Collateral or any part thereof, the Mezzanine A Collateral or any part thereof, or such Individual Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender Documents” shall mean any agreement among any Mortgage Lender, any Lender, any Mezzanine A Lender, and/or any participant or any fractional owner of a beneficial interest in the Mortgage Loan, the Loan, or the Mezzanine A Loan relating to the administration of the Mortgage Loan, the Loan or the Mezzanine A Loan, the Mortgage Loan Documents, the Loan Documents, or the Mezzanine A Loan Documents, including without limitation, any intercreditor agreements, co-lender agreements and participation agreements.

“Letter of Credit” shall have the meaning set forth in the Mortgage Loan Agreement.

-21-	Mezzanine B Loan Agreement

“LIBOR” shall mean, with respect to each Interest Period and each Interest Determination Date, the rate per annum (rounded to the nearest 1/1,000 of 1%) calculated by the Lender as set forth below:

(a) The rate for deposits in U.S. Dollars for a one-month period that appears on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on such Interest Determination Date.

(b) If such rate does not appear on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender shall request the principal London office of any four major reference banks in the London interbank market selected by the Lender to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one-month period as of 11:00 a.m., London time, on such Interest Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Lender shall request any three major banks in New York City selected by the Lender to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such Interest Determination Date in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time, and if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. Promptly upon Borrower’s request, Lender shall provide Borrower with the basis (in writing) for its determination of LIBOR. Notwithstanding the foregoing, in no event shall LIBOR be less than zero.

“LIBOR Interest Rate” shall mean with respect to each Interest Period, LIBOR applicable to the Interest Period.

“LIBOR Loan” shall mean at any time in which the Applicable Interest Rate is calculated at the LIBOR Interest Rate plus the Applicable Spread in accordance with the provisions of Article II hereof.

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any portion of any Individual Property or any interest therein, (ii) any direct or indirect interest in Borrower or in any other Loan Party, (iii) all or any portion of the Collateral or any portion therein, or (iv) all or any portion of the Mezzanine A Collateral or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall mean (i) any Casualty to any Individual Property or any material portion thereof, (ii) any Condemnation of any Individual Property or any material portion thereof, (iii) a Transfer of any Individual Property in connection with realization thereon following an Event of Default under the Mortgage Loan, including, without limitation, a foreclosure sale, (iv) any refinancing or payoff of any Mezzanine A Collateral or the Mezzanine A Loan permitted hereunder (including any refund of reserves on deposit with Mezzanine A Lender (but not disbursements therefrom)), (v) any refinancing or payoff of any Individual Property or the Mortgage Loan permitted hereunder (including any refund of reserves on deposit with Mortgage Lender (but not disbursements therefrom)) or (vi) the receipt by any Individual Owner of any proceeds realized under such Individual Owner’s owner’s title insurance policy after application of such proceeds by such Individual Owner to cure the underlying title defect.

-22-	Mezzanine B Loan Agreement

“Liquor Subsidiary” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Assignment of Interest Rate Cap Agreement, the Assignments of Title Insurance Proceeds, the Environmental Indemnity, the Subordination of Management Agreements, the Guaranty, the Post-Closing Agreement and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Party” shall mean, individually or collectively as the context requires, Borrower, each Leasehold Pledgor, each General Partner, each Individual Owner, each Operating Lessee, each Liquor Subsidiary, each SPC Party, Mezzanine A Borrower and each Mezzanine A Leasehold Pledgor.

“Low Cash Flow Trigger” shall occur if, on any Calculation Date, the Debt Yield shall be equal to or less than the Debt Yield Trigger Level.

“Low Cash Flow Trigger Period” shall commence upon the occurrence of a Low Cash Flow Trigger and shall end when the Debt Yield shall exceed the applicable Debt Yield Cure Level as of any subsequent Calculation Date; provided, however, that if Borrower, Owner and Mezzanine A Borrower make the prepayments specified in Section 2.4.2(c) (upon at least two (2) Business Days prior written notice), then such Low Cash Flow Trigger Period shall cease immediately upon the making of such prepayments (as opposed to waiting for the determination on the subsequent Calculation Date that the Debt Yield exceeds the Debt Yield Cure Level) (the “Immediate Low Cash Flow Trigger Cure”).

“LTV” shall have the meaning set forth in the Mortgage Loan Agreement.

“Major Contract” shall mean any cleaning, maintenance, service or other contract or agreement of any kind of a material nature (materiality for these purposes to mean, contracts (a) which extend beyond one year (unless cancelable on sixty (60) days or less notice without requiring the payment of termination fees or payments of any kind) and (b) requiring the payment of more than $250,000 in any calendar year with respect to an Individual Property), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Properties, or any Individual Property; excepting, however, the Ground Leases, Franchise Agreements and Management Agreements, none of which shall constitute Major Contracts for purposes of this Agreement.

-23-	Mezzanine B Loan Agreement

“Management Agreements” shall mean the management agreement or management agreements, as the context requires, entered into by and between Owner and/or Operating Lessee and Manager or any replacement management agreement entered into by and between Owner and/or Operating Lessee and the applicable Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which such Manager is to provide management and other services with respect to the Properties, or any Individual Property. Each or any of the Management Agreements may sometimes be referred to herein, individually, as a “Management Agreement”.

“Management Fees” shall mean the Base Management Fees, Incentive Management Fees, reimbursable expenses, system service charges and all other charges, fees and expenses to be paid to Manager, from time to time under the Management Agreements.

“Manager” shall have the meaning set forth in the Mortgage Loan Agreement.

“Material Alteration” shall mean any alteration affecting structural elements, utilities, HVAC or the exterior of any Individual Property, the cost of which (a) exceeds the Alteration Threshold with respect to such Individual Property, and/or (b) when aggregated with the costs of alterations then affecting structural elements of all other Individual Properties (to the extent not covered by security delivered to Lender pursuant to Section 4.12.2) plus any outstanding Flagging Costs with respect to all Individual Properties that have not been reserved for with Mezzanine A Lender to the extent required under Section 4.34 of the Mezzanine A Loan Agreement or Mortgage Lender to the extent required under Section 4.34 of the Mortgage Loan Agreement, but excluding Approved Alterations (defined below)), exceeds the aggregate Alteration Threshold; provided, however, that in no event shall (i) [reserved], (ii) any work to be performed in connection with any Emergency Expenses, (iii) any alterations performed as part of a Restoration, (iv) any Approved Scheduled PIP Expenses, (v) tenant improvement work or other alterations performed with respect to any Lease in effect on the Closing Date or any Lease entered into subsequent to the Closing Date in compliance with the terms of the Loan Documents, or (vi) decorative work performed in the ordinary course of business, constitute a Material Alteration (clauses (i) through (vi), collectively, the “Approved Alterations”).

“Maturity Date” shall mean either (a) the Initial Stated Maturity Date; provided that (i) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 2.7, the Maturity Date shall be the First Extended Maturity Date, (ii) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 2.7, the Maturity Date shall be the Second Extended Maturity Date or (iii) in the event of the exercise by Borrower of the Third Extension Option pursuant to Section 2.7, the Maturity Date shall be the Third Extended Maturity Date (the Initial Stated Maturity Date or, if and to the extent the Maturity Date is extended in accordance with Section 2.7 hereof, such applicable extended date, the “Stated Maturity Date”); or (b) such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

-24-	Mezzanine B Loan Agreement

“Mezzanine Annual Debt Service” shall mean, as the context requires, the Original Mezzanine Annual Debt Service and, from and after the Approved Mezzanine Closing Date, the Approved Annual Mezzanine Debt Service.

“Mezzanine A Allocated Loan Amount” shall mean, as to any Individual Property, the “Allocated Loan Amount” (as defined in the Mezzanine A Loan Agreement) set forth on Schedule I to the Mezzanine A Loan Agreement as to such Individual Property (a copy of which Schedule is attached hereto as Schedule I-M2).

“Mezzanine A Annual Debt Service” shall mean, as of any date of determination, the Mezzanine A Debt Service payable during the one-year period occurring from and after such date of determination calculated by assuming that (a) the Outstanding Mezzanine A Principal Balance at all times during such period is equal to the Outstanding Mezzanine A Principal Balance as of the date of determination (taking into account any prepayments that occur on such date in accordance with this Agreement) and (b) LIBOR (or the Prime Rate or the Substitute Base Rate, as applicable) at all times during such period is equal to either (i) in connection with Mezzanine A Borrower’s exercise of an “Extension Option” under the Mezzanine A Loan Documents, the “Strike Price” of the proposed “Replacement Interest Rate Cap Agreement” to be entered into by Mezzanine A Borrower under the Mezzanine A Loan Documents in connection with its exercise of such “Extension Option” or (ii) otherwise, the “Strike Price” of the “Interest Rate Cap Agreement” in place under the Mezzanine A Loan Documents as of such date of determination.

“Mezzanine A Borrower” shall mean HIT Portfolio I Mezz, LP, a Delaware limited partnership.

“Mezzanine A Borrower Company Agreement” shall mean that certain limited partnership agreement of Mezzanine A Borrower, dated as of the date hereof, as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mezzanine A Collateral” shall mean all collateral securing or intended to secure the Mezzanine A Debt, including the Mezzanine A Pledged Collateral.

“Mezzanine A Debt” shall mean the “Debt” as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Impaired Individual Property Release Amount” shall mean, as to any Individual Property, (a) for the Mezzanine A Loan, the “Impaired Individual Property Release Amount” (as defined in the Mezzanine A Loan Agreement) and (b) for the Approved Mezzanine Loan, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Release Amount as to such Individual Property.

“Mezzanine A Leasehold Pledgor” shall mean, individually or collectively as the context may require: HIT Portfolio I TRS Holdco, LLC, a Delaware limited liability company, and HIT 2PK TRS Mezz, LLC, a Delaware limited liability company.

“Mezzanine A Leasehold Pledgor Operating Agreement” shall mean, collectively, those certain limited liability company agreements of Mezzanine A Leasehold Pledgor, dated as of the date hereof, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

-25-	Mezzanine B Loan Agreement

“Mezzanine A Lender” shall mean, individually or collectively as the context requires, the Original Mezzanine Lender and, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Lender.

“Mezzanine A Loan” shall mean individually and collectively, as the context requires, the Original Mezzanine A Loan and, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Loan.

“Mezzanine A Loan Agreement” shall mean individually and collectively, as the context requires, the Original A Mezzanine Loan Agreement and, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Loan Agreement.

“Mezzanine A Loan Default” shall mean an “Event of Default” under the Mezzanine A Loan and as defined in the Mezzanine A Loan Documents related to the Mezzanine A Loan.

“Mezzanine A Monthly Debt Service Payment Amount” shall mean individually and collectively, as the context requires, the Original Mezzanine A Monthly Debt Service Payment Amount and, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Monthly Debt Service Payment Amount.

“Mezzanine A Note” shall mean the “Note” as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Pledge Agreement” shall have the meaning set forth in the Recitals hereto.

“Mezzanine A Pledged Collateral” shall mean the 100% ownership interest of Mezzanine A Borrower or Mezzanine A Leasehold Pledgor, as applicable, in the entities listed on Schedule XIII.

“Mezzanine A Release Amount” shall mean, as to any Individual Property, (a) for the Original Mezzanine A Loan, the Original Mezzanine A Release Amount as to such Individual Property and (b) for the Approved Mezzanine Loan, from and after the Approved Mezzanine Closing Date, the Approved Mezzanine Release Amount as to such Individual Property.

“Mezzanine A UCC Title Insurance Policy” shall mean, with respect to the Mezzanine A Collateral, a UCC title insurance policy in the form acceptable to Mezzanine A Lender issued with respect to the Mezzanine A Collateral and insuring the lien of the Mezzanine A Pledge Agreement encumbering such Mezzanine A Collateral.

“Mezz General Partner” shall have the meaning set forth in the Recitals hereto.

“Monthly Debt Service Payment Amount” shall mean, for each Monthly Payment Date, an amount equal to the amount of interest which is then due on the Loan for the Interest Period ending in the month during which such Monthly Payment Date occurs.

-26-	Mezzanine B Loan Agreement

“Monthly Operating Expense Budgeted Amount” for any calendar month shall mean the monthly amount set forth in the Approved Annual Budget for Operating Expenses for such calendar month.

“Monthly Payment Date” shall mean the seventh (7th) day of every calendar month occurring during the Term, as adjusted pursuant to Section 2.3.2. The first Monthly Payment Date shall be June 7, 2019.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning set forth in the Recitals hereto.

“Mortgage Annual Debt Service” shall mean, as of any date of determination, the Mortgage Debt Service payable during the one-year period occurring from and after such date of determination calculated by assuming that (a) the Outstanding Mortgage Principal Balance at all times during such period is equal to the Outstanding Mortgage Principal Balance as of the date of determination (taking into account any prepayments that occur on such date in accordance with this Agreement) and (b) LIBOR (or the Prime Rate or the Substitute Base Rate, as applicable) at all times during such period is equal to either (i) in connection with Owner’s exercise of an “Extension Option” under the Mortgage Loan Documents, the “Strike Price” of the proposed “Replacement Interest Rate Cap Agreement” to be entered into by Owner under the Mortgage Loan Documents in connection with its exercise of such “Extension Option” or (ii) otherwise, the “Strike Price” of the “Interest Rate Cap Agreement” in place under the Mortgage Loan Documents as of such date of determination.

“Mortgage Borrower Company Agreement” shall mean, collectively, those certain amended and restated limited liability company agreements and limited partnership agreements of each Mortgage Borrower, dated as of the date hereof, as each of the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mortgage Debt Service” shall mean, with respect to any particular period, the aggregate scheduled interest payments due under the Mortgage Loan Documents in such period.

“Mortgage Deposit Account” shall mean the “Deposit Account” as defined in the Mortgage Loan Agreement.

“Mortgage Impaired Individual Property Release Amount” shall mean, as to any Individual Property, the “Impaired Individual Property Release Amount” (as defined in the Mortgage Loan Agreement) as to such Individual Property.

“Mortgage Lender” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan Allocated Loan Amount” shall mean the “Allocated Loan Amount” (as defined in the Mortgage Loan Agreement) set forth on Schedule I to the Mortgage Loan Agreement, a copy of which Schedule is attached hereto as Schedule I-M1.

-27-	Mezzanine B Loan Agreement

“Mortgage Loan Default” shall mean an “Event of Default” under the Mortgage Loan and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” shall mean the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Release Amount” shall mean the “Release Amount” as such term is defined in the Mortgage Loan Agreement.

“Mortgage Note” shall mean the “Note” as such term is defined in the Mortgage Loan Agreement.

“Multi-Asset Person” means a (i) Qualified Equityholder or (ii) an entity in respect of which, at the time the applicable pledge is made, such entity’s pro rata share of net operating income from the Properties is less than 25% of such entity’s aggregate net income.

“Net Liquidation Proceeds After Debt Service” shall mean with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Owner or Mezzanine A Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s, Mezzanine A Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the case of Casualty or Condemnation, the costs incurred by Owner in connection with a restoration of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom pursuant to the Mortgage Loan Agreement or the Mezzanine A Loan Agreement, amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender (including, without limitation, amounts to which Owner is entitled pursuant to Section 5.4(b)(vii) of the Mortgage Loan Agreement) and amounts paid pursuant to the Mezzanine A Loan Documents to Mezzanine A Lender (including, without limitation, amounts to which Mezzanine A Borrower is entitled pursuant to Section 5.4(b)(vii) of the Mezzanine A Loan Agreement), (iv) in the case of a foreclosure sale, disposition or Transfer of any Individual Property in connection with realization thereon following a Mortgage Loan Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (vi) in the case of a foreclosure sale, disposition or Transfer of any Mezzanine A Collateral in connection with realization thereon following an Mezzanine A Loan Default under the Mezzanine A Loan Agreement, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (vii) in the case of a foreclosure sale, such costs and expenses incurred by Mezzanine A Lender under the Mezzanine A Loan Documents as Mezzanine A Lender shall be entitled to receive reimbursement for under the terms of the Mezzanine A Loan Documents, (viii) in the case of a refinancing of the Mortgage Loan and/or the Mezzanine A Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Mortgage Lender or Mezzanine A Lender, and (viii) in the case of the receipt by any Individual Owner of any proceeds realized under such Individual Owner’s owner’s title insurance policy, any amount required to cure the applicable title defect and Borrower’s or Owner’s reasonable expenses incurred in connection with effectuating such claim and curing such title defect.

-28-	Mezzanine B Loan Agreement

“Net Operating Income” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“New/Renewal Flagging Costs” shall have the meaning set forth in the Mortgage Loan Agreement.

“Non-Conforming Properties” shall mean those certain Individual Properties set forth on Schedule XVI.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations by Borrower and Leasehold Pledgor.

“OFAC” shall mean the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the manager of Borrower (or the manager of Borrower’s general partner, as applicable).

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Operating Income” shall have the meaning set forth in the Mortgage Loan Agreement.

“Operating Lease” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Operating Lessee” shall mean, individually and collectively as the context may require, those certain entities listed on Schedule II-B, together with their respective permitted successors and assigns.

“Operating Lessee Company Agreement” shall mean, collectively, those certain amended and restated limited liability company agreements and limited partnership agreements of each Operating Lessee, dated as of the date hereof, as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms of this Agreement.

“Operating Rent” shall have the meaning given to such term in the Mortgage Loan Agreement.

“Operations Agreements” shall mean the REAs and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Properties.

-29-	Mezzanine B Loan Agreement

“Original Mezzanine A Allocated Loan Amount” shall mean, as to any Individual Property, the “Allocated Loan Amount” (as defined in the Mezzanine A Loan Agreement) set forth on Schedule I to the Mezzanine A Loan Agreement as to such Individual Property (a copy of which Schedule is attached hereto as Schedule I-M2).

“Original Mezzanine A Annual Debt Service” shall mean, as of any date of determination, the Mezzanine A Debt Service payable during the one-year period occurring from and after such date of determination calculated by assuming that (a) the Outstanding Mezzanine A Principal Balance at all times during such period is equal to the Outstanding Mezzanine A Principal Balance as of the date of determination (taking into account any prepayments that occur on such date in accordance with this Agreement) and (b) LIBOR (or the Prime Rate or the Substitute Base Rate, as applicable) at all times during such period is equal to either (i) in connection with Mezzanine A Borrower’s exercise of an “Extension Option” under the Mezzanine A Loan Documents, the “Strike Price” of the proposed “Replacement Interest Rate Cap Agreement” to be entered into by Mezzanine A Borrower under the Mezzanine A Loan Documents in connection with its exercise of such “Extension Option” or (ii) otherwise, the “Strike Price” of the “Interest Rate Cap Agreement” in place under the Mezzanine A Loan Documents as of such date of determination.

“Original Mezzanine A Lender” shall mean, collectively, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, together with its successors and permitted assigns, Citigroup Global Markets Realty Corp., a New York corporation, together with its successors and permitted assigns, Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German Bank authorized by the New York Department of Financial Services, together with its successors and permitted assigns, Goldman Sachs Mortgage Company, a New York limited partnership, together with its successors and permitted assigns, and JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, together with its successors and permitted assigns.

“Original Mezzanine A Loan” shall mean that certain loan in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) by Mezzanine A Lender to Mezzanine A Borrower pursuant to the Mezzanine A Loan Agreement.

“Original Mezzanine A Loan Agreement” shall mean that certain Mezzanine A Loan Agreement of even date herewith between Mezzanine A Lender, Mezzanine A Borrower and Mezzanine A Leasehold Pledgor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Original Mezzanine A Loan Documents” means all documents evidencing, securing, guaranteeing and/or perfecting the Mezzanine A Loan and all documents executed and/or delivered in connection therewith.

“Original Mezzanine A Monthly Debt Service Payment Amount” shall mean, for each Monthly Payment Date, an amount equal to the amount of (i) non-default interest which is then due on the Mezzanine A Loan under the Mezzanine A Loan Documents for the Interest Period ending in the month during which such Monthly Payment Date occurs, plus (ii) the amount of any default interest and/or late fees then due and owing to Mezzanine A Lender by Mezzanine A Borrower under the Mezzanine A Loan Documents.

-30-	Mezzanine B Loan Agreement

“Original Mezzanine A Release Amount” shall mean, as to any Individual Property, the “Release Amount” (as defined in the Mezzanine A Loan Agreement) as to such Individual Property.

“Other Charges” shall mean all ground rents, including Ground Rent, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Connection Taxes” means, with respect to Lender, Special Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Special Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Obligations” shall mean (a) the performance of all obligations of Borrower and Leasehold Pledgor contained herein; (b) the performance of each obligation of Borrower and Leasehold Pledgor contained in any other Loan Document; and (c) the performance of each obligation of Borrower and Leasehold Pledgor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Mezzanine A Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mezzanine A Loan.

“Outstanding Mortgage Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mortgage Loan.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Owner” shall have the meaning set forth in the Recitals hereto.

“Owner’s Title Policies” shall mean, collectively, the “Policies” as such term is defined in the Assignments of Title Insurance Proceeds.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

-31-	Mezzanine B Loan Agreement

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents and (ii) Permitted Transfers.

“Permitted Encumbrances (Mezzanine A Loan)” shall mean, collectively, (i) the Liens and security interests created by the Mezzanine A Loan Documents and (ii) Permitted Transfers.

“Permitted Encumbrances (Mortgage Loan)” shall mean, collectively, (i) the Liens and security interests created by the Mortgage Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 4.6, (iv) any workers’, mechanics’ or other similar Liens on any Individual Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives written notice of such Lien or which is being contested in good faith in accordance with the requirements of Section 4.3, (v) Permitted Transfers, (vi) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion, (vii) covenants, conditions, restrictions on use of real property and other similar matters entered into in the ordinary course of business that would not have a material adverse effect on the use, occupancy or access to the applicable Individual Property, and (viii) any other Liens expressly permitted pursuant to clauses (ii), (iv) or (v)(2) of Section 4.2(b) hereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean, with respect to each Individual Property, one or more reports prepared by companies reasonably satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that such Individual Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements.

“PIP” shall mean any property improvement plan now or subsequently required by any Franchisor under the applicable Franchise Agreement.

“PIP Expenses” shall mean FF&E Expenses and Capital Expenditures incurred by Owner or Operating Lessee for PIP Work.

“PIP Work” shall mean the FF&E and other capital improvements required pursuant to any PIP to be installed and/or completed by Owner or Operating Lessee.

“Pledge Agreement” shall have the meaning set forth in the Recitals hereto.

“Pledged Collateral” shall mean the 100% ownership interest of Borrower in Mezzanine A Borrower and Leasehold Pledgor in each Mezzanine A Leasehold Pledgor.

“Pledged Securities” shall have the meaning set forth in the Pledge Agreement.

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“Pledgor” shall have the meaning set forth in the Preamble hereto.

“Portland Property” shall mean that certain Individual Property referred to as the Residence Inn Portland Downtown/Lloyd Center having an address at 710 NE Multnomah Street, Portland, Oregon 97232.

“Post-Closing Agreement” shall mean that certain Post-Closing Agreement dated as of the Closing Date made by Borrower and Leasehold Pledgor for the benefit of Lender.

“Pre-Approved Control Party” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Notice” shall mean a prior written notice to Lender specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4 hereof, which date must be a Business Day and shall be no earlier than fifteen (15) days after the date of such Prepayment Notice (other than any prepayment of the Debt made at the closing and pursuant to the definitive documentation of any Assumption, in which case such date shall be no earlier than three (3) days after the date of such Prepayment Notice) and no later than sixty (60) days after the date of such Prepayment Notice (unless in connection with an Immediate Low Cash Flow Trigger Cure, in which case, the definition of Low Cash Flow Trigger Period shall govern). Such Prepayment Notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay Lender’s actual expenses incurred in connection with such revocation and/or adjournment.

“Prime Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” will be used, and such average will be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender will select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender will select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prior Loans” shall mean, collectively, the loans described on Schedule IX.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the Mortgage Loan Agreement and has not theretofore been released in accordance therewith.

“Qualified Equityholder” means (i) Guarantor or any successor thereto by merger, acquisition, initial public offering or similar corporate transaction, (ii) Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC or any of its Affiliates, (iii) any entity approved by Lender and Mezzanine A Lender and with respect to which Rating Agency Confirmation is received (or prior to a Securitization, is approved by Mortgage Lender), or (iv) a Qualified Transferee that is a Qualified Institution, provided in each case under this clause (iv) that such Qualified Institution (A) has total assets in the United States or Canada (in name or under management) in excess of $650,000,000 and a capital/statutory surplus or shareholder equity in excess of $250,000,000, in each case, exclusive of the Property, and (B) if the applicable transfer results in a change of Control of Borrower, then following such transfer Borrower shall be Controlled by a Qualified Institution that is in the business of regularly investing in or operating hospitality real estate assets or other commercial properties.

-33-	Mezzanine B Loan Agreement

“Qualified Institution” shall have the meaning set forth in the Mortgage Loan Agreement.

“Qualified Manager” shall mean (i) each Manager as of the Closing Date with respect to the Individual Properties managed by such Manager as of the Closing Date, (ii) any property manager listed on Schedule X hereto (or that is Controlled by or under common Control with any property management company on such list), or (iii) any property manager that is reasonably approved by Lender, Mezzanine A Lender and Mortgage Lender.

“Qualified Transferee” shall have the meaning set forth in the Mortgage Loan Agreement.

“Rate Substitution Conditions” shall have the meaning specified in Section 2.2.4(a).

“Rating Agencies” shall mean, prior to a Securitization, any nationally-recognized statistical rating organization (e.g. Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc., Fitch, Inc., DBRS, Inc. or any successor thereto) that has been or will be engaged by Lender or its designees in connection with, or in anticipation of, a Securitization, and following a Securitization, each of the Rating Agencies that has issued a credit rating for the Securities. Prior to a Securitization of the Loan, any approval required of a Rating Agency hereunder shall be deemed obtained if the corresponding approval of a Rating Agency under the Mortgage Loan Agreement had been obtained in respect of the same event.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that has issued a credit rating for the Securities that the credit rating of such Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. Notwithstanding the foregoing, in the event the Loan is not, but the Mortgage Loan is included in a Securitization, any Rating Agency Confirmation hereunder shall be deemed obtained if Rating Agency Confirmation under the Mortgage Loan Agreement in respect of the same event has been obtained.

“REAs” shall mean, collectively, those certain agreement(s) more particularly described on Schedule VII attached hereto and made a part hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Red Zone Property” shall mean each Individual Property listed on Schedule XXI.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

-34-	Mezzanine B Loan Agreement

“Related Loan” shall mean a loan to an Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, or any Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to any Individual Property.

“Release Amount” shall mean, as to any Individual Property that is subject to a release and associated partial prepayment of the Loan pursuant to Section 2.4 and Section 2.5.2, the product of (x) the Release Amount Percentage multiplied by (y) the Allocated Loan Amount for such Individual Property.

“Release Amount Factor” shall mean the percentage by which the Allocated Loan Amount is multiplied to determine the Release Amount.

“Release Amount Percentage” shall be, with respect to any Individual Property that is subject to a release and associated partial prepayment of the Loan pursuant to Section 2.4 and Section 2.5.2:

(a) 105% if the Outstanding Principal Balance (after giving effect to the reduction of the Outstanding Principal Balance by the Release Amount for such Individual Property, assuming for purposes of this clause (a), a Release Amount Factor of 105% is used to determine the Release Amount for such Individual Property) equals or exceeds a floor of $52,500,000.00 (the “First Floor Balance”); or

(b) 110% if the Outstanding Principal Balance (after giving effect to the reduction of the Outstanding Principal Balance by the Release Amount for such Individual Property, assuming for purposes of this clause (b) a Release Amount Factor of 110% is used to determine the Release Amount for such Individual Property) is less than the First Floor Balance;

provided (this proviso, the “Straddle Proviso”), that if the Outstanding Principal Balance is above the First Floor Balance prior to prepayment of the Release Amount for such Individual Property (determined using the Release Amount Percentage derived by application of the terms of clauses (a)-(b) above and without giving effect to this Straddle Proviso), and after application of such Release Amount, the Outstanding Principal Balance would be reduced below the First Floor Balance (a “Straddle Floor Balance”), the Release Amount Percentage for such Individual Property then subject to release (the “Straddle Property”) shall be a pro rata blended percentage, based upon the following:

(i) the Allocated Loan Amount for the Straddle Property shall be divided for calculation purposes pursuant to this Straddle Proviso into two hypothetical components, the first (the “First Hypothetical Component”) being equal to the portion of such Allocated Loan Amount which, when multiplied by the Release Amount Percentage applicable (without giving effect to this Straddle Proviso) if the Outstanding Principal Balance were higher than the Straddle Floor Balance (the “Above Straddle Percentage”), would result (upon application of the product of such multiplication of the First Hypothetical Component by the Above Straddle Percentage in reduction of the Outstanding Principal Balance) in an Outstanding Principal Balance equal to the Straddle Floor Balance, and the second (the “Second Hypothetical Component”) being equal to the Allocated Loan Amount for such Straddle Property less the First Hypothetical Component;

-35-	Mezzanine B Loan Agreement

(ii) the Second Hypothetical Component shall be assigned for calculation purposes pursuant to this Straddle Proviso a Release Amount Percentage equal to the Release Amount Percentage applicable (without giving effect to this Straddle Proviso) if the Outstanding Principal Balance were less than the Straddle Floor Balance (the “Below Straddle Percentage”); and

(iii) the Release Amount Percentage for the Straddle Property shall be equal to the sum of (A) the Above Straddle Percentage multiplied by a fraction, the numerator of which is the First Hypothetical Component and the denominator of which is the Allocated Loan Amount for such Straddle Property plus (B) the Below Straddle Percentage multiplied by a fraction, the numerator of which is the Second Hypothetical Component and the denominator of which is the Allocated Loan Amount for such Straddle Property.

By way of example of the foregoing, if the Outstanding Principal Balance were $36,750,000 immediately prior to the release of an Individual Property with an Allocated Loan Amount of $20,000,000, such Individual Property would be a Straddle Property, to which this Straddle Proviso applies, and (x) the First Hypothetical Component would be $15,000,000 (because $15,000,000 multiplied by an Above Straddle Percentage of 105% equals $15,750,000), which when applied to reduce the Outstanding Principal Balance results in the Outstanding Principal Balance equal to the First Floor Balance, which is the Straddle Floor Balance in this example, (y) the Second Hypothetical Component is $5,000,000 (the $20,000,000 Allocated Loan Amount minus the First Hypothetical Component) and the Below Straddle Percentage is 110%, and (z) the Release Amount Percentage is 106.25% (106.25% = (105% X $15,000,000/$20,000,000) + (110% X $5,000,000/$20,000,000)).

“REMIC Opinion” shall mean, as to any matter, an opinion of nationally recognized REMIC counsel as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Requirements” shall mean any applicable legal requirements, as determined under the Code, the regulations, revenue rulings, revenue procedures (such as Rev. Proc. 2010-30) and other administrative, legislative and judicial guidance, relating to the tax treatment of REMIC Trusts, including, without limitation, the continued treatment of a Loan as a “qualified mortgage,” the continued qualification of any REMIC Trust as a REMIC, the non-imposition of any tax on any REMIC Trust, including without limitation the taxes on “prohibited transactions” and “contributions,” and any other constraints, rules or other regulations or requirements relating to the servicing, modification or other similar matters with respect to a REMIC-held mortgage Loan (or any portion thereof or interest therein) that may exist or be promulgated under the Code.

-36-	Mezzanine B Loan Agreement

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, rent equivalents, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, health clubs, spas or other amenities, telephone services, laundry, vending, television and parking, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, Operating Rent and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Owner, Operating Lessee or any of their respective agents or employees from any and all sources arising from or attributable to the Properties, all other items of revenue, receipts or other income as identified in the Uniform System of Accounts, current edition, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Mortgage Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(f) of the Mortgage Loan Agreement.

“Repayment Date” shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof.

“Replacement Interest Rate Cap Agreement” shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (i) in connection with a replacement pursuant to Section 2.6.3(c) or (ii) in connection with a replacement (or extension of the then-existing Interest Rate Cap Agreement) in connection to an extension of the Maturity Date pursuant to Section 2.7, the date required in Section 2.7; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement shall be such interest rate cap agreement approved in writing by Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

“Restoration” shall mean the repair and restoration of any Individual Property after a Casualty or Condemnation as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender, Mezzanine A Lender and Mortgage Lender.

“Restricted Payments” shall mean any payments to any Guarantor or any of its respective Affiliates, or any payments of any “override” or “profit participations”, asset management or incentive-based fees or expenses, or any transition or termination fees, costs or expenses, or their equivalent; provided, however, that “Restricted Payments” shall not include (i) any Management Fees that are payable to any Manager (that is not an Affiliate of Owner, Operating Lessee, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Borrower or Leasehold Pledgor) pursuant to any Management Agreement that has been approved by Lender (including approval of any amendments thereto), (ii) any Base Management Fees that are payable to any Manager that is an Affiliate of Owner, Operating Lessee, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Borrower or Leasehold Pledgor pursuant to any Management Agreement that has been entered into in accordance with Section 4.14 (including any amendments thereto) (provided no Event of Default exists) or (iii) any payments required to be made by the terms of the Mortgage Loan Documents or the Mezzanine A Loan Documents.

-37-	Mezzanine B Loan Agreement

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the S&P Global Inc.

“Securitization Vehicle” shall have the meaning set forth in the Mortgage Loan Agreement.

“Security Deposits” shall mean all security (whether cash, letters of credit or otherwise) given to Owner or any agent or Person acting on behalf of Owner in connection with any Leases.

“Security Documents” shall mean collectively, (i) the Pledge Agreement, (ii) a notice of pledge to Mezzanine A Borrower and Mezzanine A Leasehold Pledgor, (iii) all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests in personal property created pursuant to the Security Documents, and (iv) all other documents and agreements executed or delivered to Lender by Borrower and/or Leasehold Pledgor in connection with any of the foregoing documents.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“SPC Party” shall mean, collectively, the Borrower’s general partner, and each Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Individual Owner’s and/or Operating Lessee’s general partner, if any.

“Special Purpose Bankruptcy Remote Entity” shall mean an entity that, at all relevant times, has complied and will comply with (a) as to Borrower and Leasehold Pledgor, the representations, warranties and covenants set forth in Schedule V, (b) as to Mezzanine A Borrower and Mezzanine A Leasehold Pledgor, the representations, warranties and covenants set forth in Schedule V to the Mezzanine A Loan Agreement as in effect as of the Closing Date (a copy of which is attached hereto as Schedule V-2), and (c) as to each Owner and Operating Lessee, the representations, warranties and covenants set forth in Schedule V to the Mortgage Loan Agreement as in effect as of the Closing Date (a copy of which is attached hereto as Schedule V-1).

“Special Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Spread Maintenance Date” shall mean the Monthly Payment Date occurring in May, 2020.

“Spread Maintenance Premium” shall mean, with respect to any payment or prepayment of the principal of the Loan (or acceleration of the Loan) prior to and including the Spread Maintenance Date, an amount equal to the product of (i) the Applicable Spread; (ii) the portion of the Loan that is being prepaid or repaid that is subject to the Spread Maintenance Premium; and (iii) a fraction, the numerator of which is the number of days following the date through which interest on the prepaid amount has been paid to the end of the full accrual period associated with the Spread Maintenance Date and the denominator of which is 360.

“Star Report” shall have the meaning set forth in the Mortgage Loan Agreement.

-38-	Mezzanine B Loan Agreement

“State” shall mean New York State.

“Strike Price” shall mean the actual “strike price” of the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement, which shall never exceed the applicable Capped LIBOR Rate.

“Subordination of Management Agreements” shall mean those certain Mezzanine B Subordinations of Management Agreement dated as of the date hereof among Borrower, Leasehold Pledgor, the applicable Manager and Lender.

“Substitute Base Rate” shall mean, for any Interest Period, the rate of the Substitute Index determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, provided, that, in no event shall the Substitute Base Rate be less than the Index Floor.

“Substitute Index” shall mean a floating rate index (a) that is commonly accepted by market participants in commercial mortgage backed securities transactions as an alternative to LIBOR, as determined by Lender in good faith, and (b) that is publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to LIBOR.

“Substitute Interest Rate Protection Agreement” shall mean (a) an interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between an Approved Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender as required pursuant to this Agreement that contains each of the following:

i.	a term expiring no earlier than the end of the Interest Period related to the then-applicable Maturity Date;

ii.	the notional amount of the Substitute Interest Rate Protection Agreement shall be equal to or greater than the then outstanding principal balance of the Loan;

iii.	it provides that the only obligation of Borrower thereunder is the making of a single payment to the Counterparty thereunder upon the execution and delivery thereof;

iv.	it provides for a strike rate equal to the Capped LIBOR Rate and complies with the terms of Section 2.6 hereof; and

v.	without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in Section 2.6 hereof; or

(b) a modification or amendment to the then-existing Interest Rate Protection Agreement entered into in writing by Borrower and an Approved Counterparty which causes such Interest Rate Protection Agreement to satisfy the requirements of clause (a) of this definition of “Substitute Interest Rate Protection Agreement”.

“Substitute Rate” shall mean, with respect to each Interest Period that occurs while the Loan is a Substitute Rate Loan, a per annum interest rate equal to the Substitute Base Rate applicable to the Interest Period plus the Substitute Rate Spread; provided, however, in no event shall the Substitute Rate be less than the Index Floor plus the Applicable Spread.

-39-	Mezzanine B Loan Agreement

“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate.

“Substitute Rate Spread” shall mean, in connection with any conversion of the Loan from (a) a LIBOR Loan to a Substitute Rate Loan the difference (expressed as the number of basis points) between (i) LIBOR plus the Applicable Spread as of the Interest Determination Date for which LIBOR was last utilized to determine the interest rate of the Loan minus (ii) the Substitute Base Rate as of such Interest Determination Date for which LIBOR was last utilized to determine the interest rate of the Loan, or (b) a Base Rate Loan to a Substitute Rate Loan the difference (expressed as the number of basis points) between (i) the Base Rate in effect for the Interest Period prior to the Interest Period in which the Substitute Rate is to be applied minus (ii) the Substitute Base Rate in effect for the Interest Period prior to the Interest Period in which the Substitute Rate is to be applied; provided, however, that if such difference is a negative number, then the Substitute Rate Spread shall be zero.

“Surveys” shall mean the surveys of each Individual Property prepared by a surveyor licensed in the state in which each Individual Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties, any Individual Property or part thereof, together with all interest and penalties thereon. For the avoidance of doubt, “Taxes” shall not include income, branch profits, franchise, sales, hotel room occupancy taxes, commercial rent or occupancy taxes and other similar charges, taxes or expenses. In no event shall any PACE Loan be considered a Tax for purposes of this Agreement.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of an Individual Property.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt.

“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2002 or any extension, renewal or replacement thereof.

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“Trigger Period” shall commence upon (i) the occurrence of a Mezzanine A Loan Default, (ii) the occurrence of a Mortgage Loan Default, (iii) the occurrence of an Event of Default, or (iv) the commencement of a Low Cash Flow Trigger Period; and shall end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the Mezzanine A Loan Default commencing the Trigger Period either (1) was a “Qualified Release Property Default” under the Mezzanine A Loan Documents and has been cured by the release of the applicable Individual Property and associated partial prepayment of the Mezzanine A Loan in accordance with, and within the time period provided in, Section 2.5.2 of the Mezzanine A Loan Agreement, or (2) has been waived in writing by Mezzanine A Lender or Mezzanine A Lender has accepted a cure of such Mezzanine A Loan Default (and no other Mezzanine A Loan Default is then continuing) (and a copy of such written waiver shall have been delivered by the Borrower, Mezzanine A Borrower or Mezzanine A Lender to Lender), (B) with respect to a Trigger Period continuing pursuant to clause (ii), the Mortgage Loan Default commencing the Trigger Period either (1) was a “Qualified Release Property Default” under the Mortgage Loan Documents and has been cured by the release of the applicable Individual Property and associated partial prepayment of the Mortgage Loan in accordance with, and within the time period provided in, Section 2.5.2 of the Mortgage Loan Agreement, or (2) has been waived in writing by Mortgage Lender or Mortgage Lender has accepted a cure of such Mortgage Loan Default (and no other Mortgage Loan Default is then continuing) (and a copy of such written waiver shall have been delivered by the Borrower or Mortgage Lender to Lender), (C) with respect to a Trigger Period continuing pursuant to clause (iii), the Event of Default commencing the Trigger Period either (1) was a Qualified Release Property Default and has been cured by the release of the applicable Individual Property and associated partial prepayment of the Loan in accordance with, and within the time period provided, in Section 2.5.2 hereof, or (2) has been waived in writing by Lender or Lender has accepted a cure of such Event of Default, and a copy of such written waiver of acceptance of cure, as applicable, shall have been delivered by Lender to Mortgage Lender (and no other Event of Default is then continuing), or (D) with respect to a Trigger Period continuing due to clause (iv), the Low Cash Flow Trigger Period has ended pursuant to the terms hereof.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of formation of Borrower and Leasehold Pledgor.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in the form reasonably acceptable to Lender issued with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering such Collateral.

“Uncalled Commitments” means, with respect to a Person the capital commitments of such Person that are unencumbered, have not yet been called and (a) are eligible to be called (i.e., such Person has the right to call such commitments under the investment fund constituent documents) without having to comply with or satisfy any conditions precedent (other than notification that the required portion of their commitments are being called) and (b) are made by institutional investors or “Accredited Investors” (as defined under US securities laws) and in the case of (a) and (b), that (i) are not subject to a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law and (ii) are not in default under a material provision of their respective subscription agreements.

“Underwritten Net Cash Flow” shall have the meaning set forth in the Mortgage Loan Agreement.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association, as from time to time amended.

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“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, and (ii) not subject to prepayment, call or early redemption.

“Waste” shall mean any material abuse or, other than demolition in connection with a Restoration or Alteration conducted in accordance with the Loan Documents, the Mezzanine A Loan Documents and the Mortgage Loan Documents, destructive use of any Individual Property.

Section 1.2           Index of Other Definitions. The following terms are defined in the sections or Loan Documents as indicated below:

“Accounts” - 6.1
“Acquired Ground Lease” – Schedule V
“Act” - Schedule V
“Approved Annual Budget” - 4.9.5
“Approved Excess Operating Expense” - 4.9.6
“Approved Scheduled PIP Budget” – Section 1.1 - Definition of Approved Scheduled PIP Expenses
“Assumption Agreement” – 7.1(a)

“Bail-In Action” – 10.32

“Bail-In Legislation” – 10.32
“Borrower’s Recourse Liabilities” - 10.1

“Breakage Costs” – 2.2.4(j)
“Broker” - 10.19
“Casualty” - 5.2
“Cause” - Schedule V
“Committee” – Schedule V
“Counterparty Opinion” - 2.6.3

“Covered Rating Agency Information” – 9.2

“Deposit Account” – 6.1
“Disclosure Document” - 9.2(a)
“Disposition Conditions” – 4.2(b)

“EEA Financial Institution” – 10.32

“EEA Member Country” – 10.32

“EEA Resolution Authority” – 10.32

“Embargoed Person” - 4.32(c)

“Equipment” – Mortgage
“ERISA” - 4.31

“EU Bail-In Legislation Schedule” – 10.32
“Event of Default” - 8.1
“Excess Operating Expenses” – 4.9.6
“Exchange Act” - 9.2(a)
“Exchange Act Filing” - 9.1(d)
“Existing Qualified Equityholder” – 7.2(j)
“FF&E Work” – Mortgage Loan Agreement
“First Extended Maturity Date” - 2.7.1
“First Extended Term” - 2.7.1

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“First Extension Notice” - 2.7.1
“First Extension Option” - 2.7.1
“Fixtures” – Mortgage
“Flagging Costs” - 4.34(e)
“Full Replacement Cost” – 5.1.1(a)(i)
“Funds” – 6.6
“Furnished Information” – 9.5
“Immaterial Transfers” – 4.2
“Immediate Low Cash Flow Trigger Cure” Section 1.1 - Definition of Low Cash Flow Trigger Period
“Impaired Individual Property” – 2.4.4(c)
“Impaired Individual Property Prepayment” – 2.4.4(c)
“Impaired Individual Property Prepayment Conditions” – 2.4.4(c)

“Impaired Individual Property Prepayment Outside Date” – 2.4.4(b)
“Impaired Individual Property Release Amount” – 2.4.4(c)
“Impaired Individual Property Release Conditions” 2.5.3
“Improvements” – Mortgage
“Increased Costs” - 2.8.1
“Indemnified Liabilities” - 4.30
“Independent Director” - Schedule V
“Independent Manager” – Schedule V
“Initial Interest Period” - 2.3.1
“Insurance Premiums” - 5.1.1(b)
“Intellectual Property” - 3.1.33
“Interest Period” - 2.3.2
“Lender Group” - 9.2(b)
“Liabilities” - 9.2(b)
“Licenses” - 3.1.9
“Liquidated Damages Amount” - 2.4.5(b)
“Manager’s Expenses” – 6.1
“Material Action” – Schedule V
“Material Adverse Effect” – 4.2
“Material Lease” – 4.1.11
“Nationally Recognized Service Company” - Schedule V
“Net Impaired Individual Property Release Amount” – 2.4.4(c)
“Net Proceeds Principal Prepayment” – 2.4.4(b)
“Note” – 2.1.4
“Note A-1” – 2.1.4
“Note A-2” – 2.1.4

“Note A-3” – 2.1.4

“Note A-4” – 2.1.4

“Note A-5” – 2.1.4
“Notice” - 10.6
“Other Exculpated Party” – 10.1
“Other Taxes” - 2.8.3
“Participant Register” – 10.30(b)
“Permitted Indebtedness” - 4.21
“Permitted Direction Assumption” – 7.1(a)

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“Permitted Indirection Assumption” – 7.1(b)
“Permitted Transfer” - 7.2
“Policies” - 5.1.1(b)
“Preferred Guaranty” - 7.2(k)

“Property Uncross” – 9.3.4
“QEH Replacement Guarantor” - 7.2(j)(iii)
“QEH Transferee” - 7.2(j)

“Qualified Carrier” - 5.1.1(i)

“Qualified Release Property Default” – 2.5.2
“Rate Cap Collateral” - 2.6.2

“Rate Substitution Conditions” – 2.2.4(a)
“Register” – 10.30(a)
“Release Conditions” – 2.5.2
“Release Property” – 2.5.2
“Replacement Guarantor” – 7.1

“Replacement Cash Management Agreement” – 6.7
“Required Records” - 4.9.7

“Reserve Accounts” – 6.2
“Resizing” – 9.3.1
“Review Waiver” - 10.3(b)
“Scheduled PIP” – 3.1.38
“Second Extended Maturity Date” - 2.7.1
“Second Extended Term” - 2.7.1
“Second Extension Notice” - 2.7.1
“Second Extension Option” - 2.7.1
“Secondary Market Transaction” - 9.1(a)
“Securities” - 9.1(a)
“Securities Act - 9.2(a)
“Securitization” - 9.1(a)
“Servicer” - 10.21
“Servicing Agreement” - 10.21
“Sole Member” – Schedule V
“Special Member” - Schedule V
“Springing Recourse Event” - 10.1
“Stated Maturity Date” – Section 1.1 - Definition of Maturity Date
“Substitute Guarantor” – 7.1(h)
“Summary Financial Information” – 9.5(b)
“Third Extended Maturity Date” - 2.7.1

“Third Extended Term” - 2.7.1

“Third Extension Notice” - 2.7.1

“Third Extension Option” - 2.7.1

“Transfer” - 4.2

“Transferee Borrower” - 7.1(a)
“TRS Lessee” – 7.1(e)

“Underperforming Replacement” – 4.14.2(c)
“Underwriter Group” - 9.2(b)
“Updated Information” - 9.1(b)(i)
“Write-Down and Conversion Powers” – 10.32

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Section 1.3          Principles of Construction.

1.3.1      All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

1.3.2           Borrower and Lender hereby acknowledge and agree that, as to any clause or provision contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower or Leasehold Pledgor covenants on behalf of or with respect to, Mezzanine A Borrower, Leasehold Pledgor, Owner, Operating Lessee or any SPC Party, or on behalf of or with respect to the Mezzanine A Collateral or the Properties or other related matters, (ii) Borrower or Leasehold Pledgor shall cause or permit any Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party to act or to refrain from acting, to comply with, to permit, to perform, to pay, to furnish, to cure, to remove, to observe, to deliver, to suffer, to initiate, to provide, to furnish in any manner or (iii) Borrower or Leasehold Pledgor shall or Borrower or Leasehold Pledgor shall cause to occur or to not occur, or otherwise be obligated in any manner with respect to any matters pertaining to, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party or the Mezzanine A Collateral or the Properties or other related matters, such clause or provision is intended to mean, and shall be construed as meaning, that Borrower has undertaken any of the foregoing only in Borrower’s capacity as the sole member and manager of Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party, as applicable, and not in any other capacity with respect to Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party, as applicable, or the Mezzanine A Collateral or the Properties or in any other manner which would violate any of the representations, warranties or covenants contained in Section 3.1.1 of this Agreement, any other similar separateness covenants contained in Borrower’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s, Operating Lessee’s or any SPC Party’s organizational documents, or any other similar separateness covenants contained in the Mezzanine A Loan Documents or the Mortgage Loan Documents.

1.3.3           With respect to references to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement unless Lender expressly agrees in writing that such references or definitions, as appearing, incorporated into or used in this Agreement, have been revised, such agreement not to be unreasonably withheld, conditioned or delayed.

1.3.4           With respect to references to the Mezzanine A Loan Documents (including without limitation terms defined by cross-reference to the Mezzanine A Loan Documents), such references shall refer to the Mezzanine A Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mezzanine A Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mezzanine A Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement unless Lender expressly agrees in writing that such references or definitions, as appearing, incorporated into or used in this Agreement, have been revised, such agreement not to be unreasonably withheld, conditioned or delayed.

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1.3.5      Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing provisions of the Mezzanine A Loan Documents or the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mezzanine A Loan Documents or the Mortgage Loan Documents, as applicable, by payment in full of the Mezzanine A Loan or the Mortgage Loan, as applicable, or otherwise. Upon such termination, such provisions shall be automatically incorporated herein by reference.

1.3.6      To the extent that any terms, provisions or definitions of any Mezzanine A Loan Documents or Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mezzanine A Loan Documents or Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date, unless Lender expressly agrees that such term, provision or definition as appearing, incorporated into, or used in this Agreement have been revised. At Borrower’s request from time to time, Lender shall provide Borrower with the then-current Allocated Loan Amounts.

Article 2

THE LOAN

Section 2.1           The Loan.

2.1.1     Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2     Reserved.

2.1.3     Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

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2.1.4     The Note. The Loan shall be evidenced by (a) that certain Mezzanine B Promissory Note A-1 of even date herewith, in the stated principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) executed by Borrower and payable to MS (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-1”), (b) that certain Mezzanine B Promissory Note A-2 of even date herewith, in the stated principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) executed by Borrower and payable to Citi (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-2”), (c) that certain Mezzanine B Promissory Note A-3 of even date herewith, in the stated principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) executed by Borrower and payable to DBNY (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-3”), (d) that certain Mezzanine B Promissory Note A-4 of even date herewith, in the stated principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) executed by Borrower and payable to GS (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-4”) and (e) that certain Mezzanine B Promissory Note A-5 of even date herewith, in the stated principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) executed by Borrower and payable to JPM (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-5”; and together with Note A-1, Note A-2, Note A-3 and Note A-4, collectively, the “Note”), in the aggregate, in evidence of the Loan, and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.1.5    Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing mortgage and mezzanine loans secured directly or indirectly by the Properties, the Mezzanine A Collateral or the Collateral including, without limitation, the Prior Loans, (ii) pay costs and expenses incurred in connection with the closing of the Loan, (iii) make capital contributions to Mezzanine A Borrower and the general partner of Mezzanine A Borrower and (iv) the extent any proceeds remain after satisfying clauses (i) through (iii) above, for such lawful purpose as Borrower shall designate.

Section 2.2           Interest Rate.

2.2.1     Applicable Interest Rate. Subject to the terms and conditions of this Section, interest on the Outstanding Principal Balance shall accrue throughout the Term at the Applicable Interest Rate. Borrower shall pay to Lender on each Monthly Payment Date the interest accrued or to be accrued on the Loan for the related Interest Period.

2.2.2     Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent not prohibited by applicable law, all other portions of the Debt, shall accrue interest at the Default Rate, calculated from the date such payment was due or, if later, such Default shall have occurred without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect, to the extent not prohibited by applicable law.

2.2.3    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance of the Loan. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period ending immediately prior to such Monthly Payment Date.

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2.2.4     Conversion of Applicable Interest Rate.

(a)          In the event that Lender shall have determined that by reason of circumstances affecting the interbank Eurodollar market or otherwise:

(i)          LIBOR ceases to be reported;

(ii)         adequate and reasonable means do not exist for ascertaining LIBOR as provided in the definition of LIBOR as set forth in this Agreement; or

(iii)        LIBOR has been succeeded by a Substitute Index;

then, Lender shall deliver a Conversion Notice to Borrower at least one (1) Business Day prior to the Interest Determination Date and the Loan shall convert from a LIBOR Loan to a Substitute Rate Loan and establish the Applicable Interest Rate for the Loan at the Substitute Rate effective as of the Conversion Date, provided that, following a Securitization, such conversion shall be subject to (A) Lender’s receipt of an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, acceptable to Lender and the Rating Agencies); provided, however, such condition may be satisfied with the issuance of a general guidance, ruling, bulletin or decision by the Internal Revenue Service reasonably acceptable to the Lender, and (B) if the Loan is in a Securitization, a Rating Agency Confirmation with respect to such conversion (which Rating Agency Confirmation may be specific to the Loan or in the form of general guidance from the Rating Agencies that has issued a credit rating for the Securities) (collectively, the “Rate Substitution Conditions”). Upon satisfaction of the Rate Substitution Conditions, Lender shall notify Borrower that the Rate Substitution Conditions have been satisfied. If such notice is given, the Conversion Date shall be the first day of the next succeeding Interest Period, and the Loan shall be converted to a Substitute Rate Loan and the Applicable Interest Rate for the Loan shall be the Substitute Rate.

(b)          In the event that Lender shall have delivered a Conversion Notice to Borrower and a Substitute Index is not available or the Rate Substitution Conditions cannot be satisfied, then notwithstanding clause (a) above, upon notice from Lender to Borrower at least one (1) Business Day prior to the Interest Determination Date that the Substitute Index is not available or the Rate Substitution Conditions cannot be satisfied, the Loan shall be converted, from, after and including the first day of the next succeeding Interest Period, to a Base Rate Loan bearing interest based on the Base Rate in effect on each applicable Interest Determination Date.

(c)          If, pursuant to the terms of Section 2.2.4(b) above, the Loan has been converted to a Base Rate Loan but thereafter LIBOR has been succeeded by a Substitute Index and the Rate Substitution Conditions have been satisfied, then Lender shall deliver a Conversion Notice to Borrower at least one (1) Business Day prior to the Interest Determination Date and, thereafter, the Base Rate Loan shall be converted to a Substitute Rate Loan from, after and including the first day of the next succeeding Interest Period bearing interest based on the Substitute Rate in effect on each applicable Interest Determination Date. Further, if the Loan has been converted to a Substitute Rate Loan and thereafter the Substitute Index becomes unavailable, then notwithstanding anything contained herein to the contrary, the Loan shall convert from a Substitute Rate Loan to a Base Rate Loan and establish the Applicable Interest Rate for the Loan at the Base Rate effective as of the Conversion Date.

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(d)          If the Loan is a Substitute Rate Loan or a Base Rate Loan and Lender determines that the event(s) or circumstance(s) which resulted in such conversion is no longer applicable, Lender shall deliver a Conversion Notice at least one (1) Business Day prior to the Interest Determination Date to Borrower converting the Loan to a LIBOR Loan and the Applicable Interest Rate shall be calculated by reference to LIBOR as provided in the Conversion Notice.

(e)          Upon each conversion of the Loan into a Base Rate Loan or a Substitute Rate Loan, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Protection Agreement and deliver to Lender a new Assignment of Rate Protection Agreement applicable to such Substitute Interest Rate Protection Agreement within (i) with respect to conversion of the Loan into a Base Rate Loan, sixty (60) days of the applicable Conversion Date, and (ii) with respect to conversion of the Loan into a Substitute Rate Loan, thirty (30) days of the applicable Conversion Date; provided, however, that if a Substitute Interest Rate Protection Agreement is not then commercially available, Borrower shall purchase a mutually agreeable alternative to a Substitute Interest Rate Protection Agreement that would afford Lender substantially equivalent protection from increases in the Applicable Interest Rate, as reasonably determined by Lender. In connection with Borrower obtaining a new Substitute Interest Rate Protection Agreement (in lieu of modifying an existing Interest Rate Cap Agreement to serve as the Substitute Interest Rate Protection Agreement), but not prior to Borrower taking all the actions described in this clause (e), Borrower shall have the right to terminate any then-existing Interest Rate Cap Agreement.

(f)          Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Base Rate Loan or a Substitute Rate Loan, or to convert a Base Rate Loan to a LIBOR Loan or a Substitute Rate Loan or to convert a Substitute Rate Loan to a Base Rate Loan or a LIBOR Loan.

(g)          Each determination by Lender under this Section 2.2.4, including the basis for a change in the Applicable Interest Rate for the Loan, the identification of the Applicable Interest Rate for the Loan or the identification of the Substitute Index, shall be conclusive and binding upon Borrower for all purposes, absent manifest error.

(h)          In the event of any Change in Law or in the interpretation or application thereof shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Base Rate Loan or a Substitute Rate Loan to a LIBOR Loan shall be cancelled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Base Rate Loan or Substitute Rate Loan, as applicable based on the provisions of this Section 2.2.4 on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts reasonably necessary to compensate Lender for any out-of-pocket costs reasonably incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

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(i)          Without limiting the provisions of clauses (a) – (f) above, in the event of any Change in Law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)          shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material;

(ii)         shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder (other than as a result of an increase in taxes); or

(iii)        shall hereafter impose on Lender any other condition (other than an increase in taxes) and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender; provided, however, that Borrower shall not be required under this Section 2.2.4 to pay Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.4(i), Borrower shall not be required to pay same unless they are the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances and such Lender is charging the same amounts to similarly situated borrowers. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.4(i), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, in no event shall Borrower have any obligation to pay or otherwise compensate such Lender pursuant to this Section 2.2.4(i) for any cost or amount in respect of a period occurring more than six (6) months prior to the date that such Lender notifies Borrower of such Lender’s intent to claim compensation thereunder. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

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(j)          Borrower agrees to indemnify Lender and to hold Lender harmless from any actual out-of-pocket loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a result of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, a Base Rate Loan or a Substitute Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan, a Base Rate Loan or a Substitute Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan, the Base Rate Loan or the Substitute Rate Loan on a day that (A) is not a Monthly Payment Date, unless Borrower pays interest through the end of the applicable Interest Period as required hereunder or (B) is a Monthly Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan, the Base Rate Loan or the Substitute Rate Loan hereunder, (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate for the Loan to the Base Rate or the Substitute Rate or to a LIBOR Loan on a date other than the first day of an Interest Period and (iv) any loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan, a Base Rate Loan or a Substitute Rate Loan hereunder (the amounts referred to in clauses (i), (ii), (iii) and (iv) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. Whenever in this Section 2.2.4 the term “interest or fees payable by Lender to lenders of funds obtained by it” is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan, a Base Rate Loan or a Substitute Rate Loan hereunder. Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.

(k)          The provisions of this Section 2.2.4 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.5       Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

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Section 2.3           Loan Payments.

2.3.1    Payments. On the date hereof, Borrower shall pay interest on the Outstanding Principal Balance from and including the Closing Date through and including May 6, 2019 (the “Initial Interest Period”).  On June 7, 2019, and on each Monthly Payment Date thereafter, up to and including the Maturity Date, Borrower shall make a payment to Lender of interest equal to the Monthly Debt Service Payment Amount.  The Monthly Debt Service Payment Amount shall be applied first to accrued and unpaid interest on the then Outstanding Principal Balance and the balance, if any, to the Outstanding Principal Balance.

2.3.2    Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an “Interest Period”) shall commence on the seventh (7th) day of each calendar month during the Term and shall end on and include the sixth (6th) day of the next occurring calendar month; provided, that in the event that the Mortgage Lender elects to reset LIBOR as provided in the definition of the term “Interest Determination Date” under the Mortgage Loan Agreement, and the same results in an adjustment of the “Interest Period” under and as defined in the Mortgage Loan Agreement, the Interest Period with respect to the Loan shall be likewise adjusted, such that the “Interest Period” under the Mortgage Loan Agreement and the Interest Period with respect to the Loan shall always coincide. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the Monthly Payment Date is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Lender shall have the right from time to time, in its reasonable discretion, upon not less than ten (10) days prior written notice to Borrower, to change the Monthly Payment Date in connection with a Securitization of the Loan, the Mezzanine A Loan or the Mortgage Loan to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that notwithstanding anything to the contrary herein, the Monthly Payment Date shall be the same calendar day as the first day of the applicable Interest Period. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate, through and including the last day of the Interest Period applicable to the Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever other than as provided in Section 2.8.

2.3.3     Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.3.4    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower within three (3) days of the date on which it is due (or if such third (3rd) day is not a Business Day, then the immediately preceding Business Day), Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by law.

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2.3.5    Method and Place of Payment.

(a)          Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)          Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)          All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4           Prepayments.

2.4.1     Prepayments. Borrower shall have the right to prepay the Loan in whole or in part at any time prior to the Stated Maturity Date, so long as each such prepayment is made in accordance with the terms of this Agreement.

2.4.2     Voluntary Prepayments.

(a)          Borrower may prepay, all or any portion of the Outstanding Principal Balance on any Business Day, provided that the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing (other than in connection with a prepayment made with respect to a release of an Individual Property subject to a Qualified Release Property Default); (ii) Borrower shall timely deliver to Lender a Prepayment Notice; (iii) Mezzanine A Borrower shall concurrently make a prepayment of all or a portion, as applicable, of the outstanding principal balance of the Mezzanine A Loan, and shall otherwise satisfy the applicable conditions in the Mezzanine A Loan Documents with respect to such prepayment (as evidenced by an Officer’s Certificate and, and in the case of a prepayment in full or the release of an Individual Property, the delivery to Lender of a copy of a payoff letter from the Mortgage Lender and the Mezzanine A Lender); (iv) Borrower shall comply with the provisions and pay to Lender the applicable amounts set forth in Section 2.4.6 and (v) if Borrower is prepaying the entire Outstanding Principal Balance, then Borrower shall also pay to Lender (without duplication of amounts paid under Section 2.4.6) any and all other amounts outstanding under the Note, this Agreement, and any of the other Loan Documents. The aggregate amount prepaid by Borrower under this paragraph (a) and concurrently by Mezzanine A Borrower under the Mezzanine A Loan Documents shall be allocated among the Loan and the Mezzanine A Loan pro rata in accordance with their respective outstanding principal balances immediately prior to such prepayments. For the avoidance of doubt, voluntary prepayments on the Loan, in whole or in part, shall not be conditioned on pro-rata prepayments of the Mortgage Loan (except as set forth herein in connection with releases of Net Liquidation Proceeds After Debt Service, Property Releases and payments to cure a Low Cash Flow Trigger Period).

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(b)          On any Business Day, Borrower may prepay the Loan in part in connection with the release of one or more Individual Properties under the Mortgage Loan Documents in accordance with Section 2.5.2 hereof, provided that the following conditions are satisfied: (i) Borrower shall timely deliver to Lender a Prepayment Notice, (ii) the release of such Individual Property(ies) under the Mortgage Loan Documents shall occur simultaneously with such prepayment, (iii) the applicable conditions in the Mezzanine A Loan Documents with respect to concurrent prepayments of the Mezzanine A Loan by Mezzanine A Borrower shall have been satisfied (as evidenced by an Officer’s Certificate and the delivery to Lender of a copy of a payoff letter from the Mezzanine A Lender) and (iv) the Release Conditions shall have been satisfied in connection therewith.

(c)          If (i) a Low Cash Flow Trigger Period exists, (ii) Borrower makes a prepayment of the Outstanding Principal Balance hereunder in accordance with paragraph (a) above (other than clause (ii) thereof) (which may be made by using funds in the Cash Collateral Account only if such prepayment would cure the Low Cash Flow Trigger Period), and Owner and Mezzanine A Borrower concurrently makes prepayments of the Mortgage Loan and Mezzanine A Loan, respectively, in accordance with paragraph (a) above (which Lender agrees may be made by using funds in the Cash Collateral Account with respect to the Mezzanine A Loan only if such prepayment would cure the Low Cash Flow Trigger Period), (iii) such prepayments are made and upon at least two (2) Business Days prior written notice, and (iv) the aggregate amount prepaid by Borrower under this paragraph (c) and concurrently by Owner under the Mortgage Loan Documents and Mezzanine A Borrower under the Mezzanine A Loan Documents is equal to or greater than the amount that is required to increase the Debt Yield to the applicable Debt Yield Cure Level, then such Low Cash Flow Trigger Period will immediately end.

(d)          Provided no Event of Default, Mezzanine A Loan Default or Mortgage Loan Default has occurred and is continuing and no Trigger Period exists, Borrower and Mezzanine A Borrower may each make a voluntary prepayment of all or any portion of the outstanding principal balance of the Loan and the Mezzanine A Loan, respectively, at par in accordance with the Loan Documents and Mezzanine A Loan Documents, respectively, without Owner making a corresponding payment of the Mortgage Loan; and any such voluntary prepayment of the Loan and the Mezzanine A Loan without a corresponding prepayment of the Mortgage Loan shall be made on a pro rata basis among the Loan and the Mezzanine A Loan unless (i) otherwise agreed to by Lender and Mezzanine A Lender or (ii) the prepaid Mezzanine A Loan is simultaneously replaced by an Approved Mezzanine Loan.

(e)          Notwithstanding the foregoing, Borrower shall be permitted to prepay a portion of the Outstanding Principal Balance, in connection with the release of Individual Properties or otherwise, in an amount not to exceed, in the aggregate, twenty-five percent (25%) of the original principal balance of the Loan (the “Free Prepayment Amount”), at any time without any Spread Maintenance Premium or other prepayment penalty, premium or charge, provided (i) there is no Event of Default, Mezzanine A Loan Default or Mortgage Loan Default continuing as of the date of the applicable prepayment, (ii) Borrower provides a Prepayment Notice to Lender in the manner specified in Section 2.4.2, (iv) Borrower pays Lender, in addition to the amount to be prepaid, (x) all accrued interest as set forth in Section 2.4.6; and (y) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all of Lender’s third party reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment, including, without limitation, any actual Breakage Costs and costs and expenses associated with any revoked or extended prepayment notice, (v) in the case of a release of an Individual Property pursuant to Section 2.5.2 hereof, Borrower makes the necessary pro rata prepayment of the Mortgage Loan and (vi) Mezzanine A Borrower makes the necessary pro rata prepayments of the Mezzanine A Loan.

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2.4.3      Reserved.

2.4.4      Mandatory Prepayments; Option to Prepay Balance.

(a)          In the event of any Liquidation Event, Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited with Lender, which proceeds shall then be applied by Lender on the next Business Day in accordance with paragraphs (b), (d) and (e) below. Borrower shall notify Lender of any Liquidation Event not later than one Business Day following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Mortgage Loan or the Mezzanine A Loan, on the date on which a commitment for such refinancing has been entered into or a binding or non-binding term sheet has been executed. The provisions of this Section 2.4.4 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or the Mezzanine A Loan or Transfer of any Individual Property, the Properties as a whole or the Mezzanine A Collateral set forth in this Agreement and the other Loan Documents.

(b)          Except during an Event of Default, any portion of the Net Liquidation Proceeds After Debt Service paid over to Lender in connection with a Liquidation Event pursuant to clauses (i) or (ii) of the definition of Liquidation Event shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any reasonable, actual, out of pocket costs and expenses of Lender in connection with such prepayment (but subject to Section 2.4.6(c)); Second; an amount equal to accrued and unpaid interest at the Interest Rate on the amount prepaid through the last day of the Interest Period in which the application of Net Proceeds occurs, notwithstanding that such Interest Period extends beyond the date of such application; and Third, to principal on the Loan up to the Impaired Individual Property Release Amount in accordance with Section 2.4.4(c) below (the portion of the Net Proceeds applied to the principal amount of the Loan, the “Net Proceeds Principal Prepayment”; any remaining Net Liquidation Proceeds After Debt Service after the foregoing applications pursuant to this sentence, the “Remaining Net Proceeds”). Notwithstanding anything herein to the contrary, so long as no Event of Default is continuing, no Spread Maintenance Premiums or other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.4(b). Provided no Event of Default is continuing, any Remaining Net Proceeds shall then be applied in further reduction of the outstanding principal balances of the Mortgage Loan, the Loan and the Mezzanine A Loan, pro rata in accordance with the outstanding principal balances of the Mortgage Loan, the Loan and the Mezzanine A Loan immediately prior to such application, reductions in the Outstanding Principal Balance to be applied in accordance with Section 2.4.4(c) below.

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(c)          In any instance where (i) the Mortgage Lender is not obligated to make Net Proceeds available to Owner for Restoration of an Individual Property and has elected to apply such Net Proceeds related to such Impaired Individual Property to the Debt in accordance with Section 2.4.4(a) of the Mortgage Loan Agreement, or (ii) an Individual Property is subject to a Casualty or Condemnation of more than 60% of the Individual Property value based on such Individual Property’s Allocated Loan Amount (such Individual Property being sometimes referred to herein as an “Impaired Individual Property”), then Borrower may elect and shall have the right, on or prior to the second (2nd) Monthly Payment Date following the application of Net Proceeds in accordance with Section 2.4.4(b) (the “Impaired Individual Property Prepayment Outside Date”), to prepay the Loan (such prepayment an “Impaired Individual Property Prepayment”) in an amount (the “Net Impaired Individual Property Release Amount”) which is equal to (i) the Release Amount applicable to the Impaired Individual Property (the “Impaired Individual Property Release Amount”), less (ii) the amount of the Net Proceeds Principal Prepayment applicable to such Impaired Individual Property that has been applied to the principal amount of the Loan in accordance with Section 2.4.4(b) above (or zero if the amount in clause (ii) is equal to or greater than the amount in clause (i)); provided each of the following conditions (the “Impaired Individual Property Prepayment Conditions”) have been satisfied: (1) no Event of Default (other than a Qualified Release Property Default that is cured by the release of the Release Property in accordance with Section 2.5.2 hereof) shall have occurred and be continuing, (2) the Net Proceeds applicable to such Impaired Individual Property shall have been applied in accordance with Section 2.4.4(b), (3) Borrower shall have provided to Lender not less than five (5) Business Days prior written notice of its intention to effect an Impaired Individual Property Prepayment, and shall satisfy the Impaired Individual Property Prepayment Conditions on or prior to the Impaired Individual Property Prepayment Outside Date, (4) all of the conditions and requirements for the release of such Impaired Individual Property set forth in Section 2.5.3 hereof, Section 2.5.3 of the Mortgage Loan Agreement and Section 2.5.3 of the Mezzanine A Loan Agreement shall be satisfied and the release of such Impaired Individual Property from the Mortgage Loan shall occur simultaneously with the Impaired Individual Property Prepayment and in compliance with all such conditions and requirements set forth in Section 2.5.3 hereof, Section 2.5.3 of the Mortgage Loan Agreement and Section 2.5.3 of the Mezzanine A Loan Agreement, (5) Borrower shall comply with the provisions and pay to Lender the amounts set forth in Section 2.4.6, (6) Mezzanine A Borrower makes the necessary pro rata prepayments of the Mezzanine A Loan and (7) Owner makes the necessary pro rata prepayments of the Mortgage Loan. Any prepayment made pursuant to this Section 2.4.4(c) shall not require a payment of the Spread Maintenance Premium.

(d)          Except during an Event of Default, any portion of the Net Liquidation Proceeds After Debt Service paid over to Lender in connection with a Liquidation Event pursuant to clauses (iv), (v) or (vi) of the definition of Liquidation Event shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any reasonable, actual, out of pocket costs and expenses of Lender in connection with such prepayment (but subject to Section 2.4.6(c)); Second; an amount equal to accrued and unpaid interest at the Interest Rate on the amount prepaid through the last day of the Interest Period in which the application of Net Liquidation Proceeds After Debt Service occurs, notwithstanding that such Interest Period extends beyond the date of such application; and Third, to principal on the Loan up to (i) the Release Amount applicable to the affected Individual Property(ies), less (ii) the amount of the Net Proceeds Principal Prepayment, if any, applicable to such Individual Property(ies) that has been applied to the principal amount of the Loan in accordance with Section 2.4.4(b) above (or zero if the amount in clause (ii) is equal to or greater than the amount in clause (i)) (the collectively, the “Mezzanine A Mandatory Prepayment Amount”). Provided no Event of Default is continuing, any such Net Liquidation Proceeds after Debt Service in excess of the Mezzanine A Mandatory Prepayment Amount shall be disbursed, as deemed equity distributions, to Borrower. Any prepayment made with Net Liquidation Proceeds After Debt Service received pursuant to clause (vi) of the definition of Liquidation Event pursuant to this Section 2.4.4(d) shall not require a payment of the Spread Maintenance Premium.

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(e)          After the occurrence and during the continuance of an Event of Default, the Net Liquidation Proceeds After Debt Service may be applied to the Debt in any order or priority in Lender’s sole discretion in accordance with Section 2.4.5 hereof and any application thereof to principal shall not be limited to the either the Impaired Individual Property Release Amount or the Release Amount and no excess Net Liquidation Proceeds After Debt Service shall be available for application to the Mezzanine A Loan or returned to Borrower.

2.4.5     Prepayments After Default.

(a)          If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower (other than with respect to a Qualified Release Property Default tendered in accordance with the provisions of Section 2.5.2 or an Event of Default that arises solely as a direct result of the Casualty or Condemnation in respect of which such Net Proceeds have been paid) and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the requirements of Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all amounts, if any, due pursuant to Section 2.4.6.

(b)          Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of any Event of Default, any payment of principal or interest from whatever source may be applied by Lender to the Debt in its sole and absolute discretion.

2.4.6     Prepayment/Repayment Conditions.

(a)          On the date on which a prepayment, voluntary or mandatory, is made under the Note or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender:

(i)          all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through but excluding the Repayment Date, and following a Securitization any prepayment of a securitized portion of the Loan will also be paid together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment;

(ii)         intentionally omitted;

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(iii)        the Spread Maintenance Premium, if any, applicable thereto; provided, that so long as no Event of Default is continuing (other than an Event of Default that arises solely as a direct result of the Casualty or Condemnation in respect of which such Net Proceeds have been paid), no Spread Maintenance Premium shall be due in connection with a prepayment made pursuant to Section 2.4.4(a); and

(iv)        all other sums, then due under the Note, this Agreement, the Pledge Agreement, and the other Loan Documents.

(b)          Intentionally Omitted.

(c)          Borrower shall pay all actual out of pocket reasonable costs and expenses of Lender incurred in connection with the repayment or prepayment (including without limitation, any reasonable, actual, out of pocket costs and expenses associated with a release of the Lien of the Security Documents as set forth in Section 2.5 below and reasonable attorneys’ fees and expenses), provided, however that, notwithstanding anything to the contrary set forth in the Loan Documents, no LIBOR breakage costs will be payable in connection with any prepayment (voluntary or mandatory) of the Loan.

Section 2.5           Release of Collateral.

2.5.1     Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, release the Lien of the Security Documents. In connection with the release of the Lien of the Security Documents, Borrower shall submit to Lender, not less than thirty (30) days prior to the Repayment Date (or such shorter time as is acceptable to Lender in its sole discretion), a UCC termination. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release. Borrower shall pay all reasonable, actual, out of pocket costs, taxes and expenses associated with the release of the Lien of the Security Documents, including Lender’s reasonable attorneys’ fees.

2.5.2     Release of Individual Property. Borrower may allow Owner to obtain the release of an Individual Property under the Mortgage Loan Documents (the Individual Property to be released is sometimes referred to herein as the “Release Property”), provided that the following conditions precedent to such release are satisfied (the “Release Conditions”): (i) Borrower prepays the Loan in the amount of the applicable Release Amount and the requirements and conditions of Section 2.4.2(b) are satisfied; (ii) no Event of Default has occurred and is continuing (other than (A) a non-monetary Event of Default that is specific to such Release Property (including without limitation, any breach of a representation or warranty with respect to such Release Property), (B) a default under a Ground Lease that was not caused by Owner in bad faith to circumvent the requirements of Section 2.5.2, so long as Borrower has demonstrated to Lender that Owner has diligently in good faith pursued a cure of such default under the related Ground Lease, or (C) a material default under a Franchise Agreement that permits the applicable Franchisor thereunder to terminate the Franchise Agreement and pursuant to which Mortgage Lender and the applicable Franchisor have delivered a default notice with respect to such default provided that such default was not caused by Borrower in bad faith to circumvent the requirements of Section 2.5.2 and has demonstrated to Lender that Owner has diligently in good faith pursued a cure of such default and which Event of Default or default would be cured as a result of the release of the Release Property, so long as (x) the Event of Default was not caused by the intentional act of Borrower, Owner, Operating Lessee, Leasehold Pledgor or Guarantor and Borrower has demonstrated in good faith to Lender that it has pursued a cure of the Event of Default, (y) within five (5) Business Days of the occurrence of such Event of Default (after the expiration of any applicable cure period with respect thereto other than a cure obtained by release under this Section 2.5.2), Borrower gives notice to Lender of Borrower’s intent to cure such Event of Default by causing Owner to obtain a release of the Release Property and (z) such release occurs within forty-five (45) days following the occurrence of such Event of Default (a “Qualified Release Property Default”)); and (iii) the following conditions are satisfied:

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(a)          The Release Property shall be transferred and conveyed pursuant to a bona fide all-cash sale of the Release Property to a Person other than Borrower or any other Loan Party on arms-length terms and conditions, provided, if the applicable Individual Property is transferred to an Affiliate of Borrower, Borrower shall deliver an Additional Insolvency Opinion with respect thereto;

(b)          the following amounts shall be paid:

(i)          the Outstanding Principal Balance shall be prepaid by an amount equal to the Release Amount for the applicable Individual Property, and Borrower shall comply with the provisions and pay to Lender the amounts set forth in Section 2.4.6 (including with respect to any prepayments made under clause (iii) below). With respect to a Qualified Release Property Default, the Release Amount shall be calculated by using the Release Amount Percentage in clause (b) of such definition regardless of the Outstanding Principal Balance;

(ii)         concurrently with the payment of the Release Amount, Owner shall make a partial prepayment of the Mortgage Loan equal to the Mortgage Loan Release Amount, together with any related interest, fees, prepayment premiums or other amounts payable under the Mortgage Loan Documents in connection with such prepayment, including, to the extent required under the Mortgage Loan Documents, interest which would have accrued on the outstanding principal balance of the Mortgage Loan pursuant to the Mortgage Loan Documents through the end of the interest period set forth therein during which such prepayment occurs;

(iii)        concurrently with the payment of the Release Amount, Mezzanine A Borrower shall make a partial prepayment of the Mezzanine A Loan equal to the Mezzanine A Loan Release Amount, together with any related interest, fees, prepayment premiums or other amounts payable under the Mezzanine A Loan Documents in connection with such prepayment, including, to the extent required under the Mezzanine A Loan Documents, interest which would have accrued on the outstanding principal balance of the Mezzanine A Loan pursuant to the Mezzanine A Loan Documents through the end of the interest period set forth therein during which such prepayment occurs; and

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(iv)        if following the application of the prepayments of the Loan, the Mezzanine A Loan and the Mortgage Loan described in clauses (i), (ii) and (iii) above, either (A) the Debt Yield (calculated based on the financial statements most recently delivered to Lender) (exclusive of the Release Property) would be less than the minimum Debt Yield required under clause (d) below, respectively, and/or (B) additional prepayments would be required to comply with respect to the REMIC Requirements pursuant to Section 2.5.2(g) of the Mortgage Loan Agreement, then concurrently with and in addition to the prepayments described in clauses (i), (ii) and (iii) above, Borrower, Mezzanine A Borrower and/or Owner, as applicable, shall make additional prepayments of the Loan in the aggregate amount(s) required (x) to increase the Debt Yield (calculated based on the financial statements most recently delivered to Lender) (exclusive of the Release Property) to the minimum Debt Yield required under clause (d) below and/or (y) to comply with the REMIC Requirements pursuant to Section 2.5.2(g) of the Mortgage Loan Agreement, such excess prepayments to be made by Owner of the Mortgage Loan as required to satisfy the REMIC Requirements for the Loan. Notwithstanding the foregoing, in connection with the sale of an Individual Property to an unaffiliated third-party in an arms’-length transaction (with no direct or indirect interest in such Individual Property retained by Borrower, Guarantor, or their respective Affiliates), in the event that following the prepayment of the Loan, Mezzanine A Loan and Mortgage Loan described in clauses (i) and (ii) above, the Debt Yield is less than the Debt Yield required under clause (d) below, Borrower shall be permitted to obtain a release of the Lien of the related Mortgage, provided that (x) Borrower shall satisfy all of the conditions set forth in Section 2.5.2 (other than the Debt Yield requirement in this Section 2.5.2(b)(iv)) and (y) (i) in lieu of paying the applicable Release Amount in connection with such release pursuant to Section 2.5.2(b), Borrower shall pay to Lender, an amount equal to the greater of (A) the Release Amount applicable to such Individual Property and (B) the lesser of (I) the amount of a pro rata prepayment of the Loan, the Mezzanine A Loan and the Mortgage Loan in an aggregate amount equal to (x) the gross sales proceeds actually received by Owner from such Individual Property net of (y) all amounts owing to Lender, Mortgage Lender and Mezzanine A Lender in respect of such sale and any reasonable and customary closing costs associated with the sale of such Individual Property, or (II) the amount of a pro rata prepayment of the Loan, the Mezzanine A Loan and the Mortgage Loan that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy the applicable Debt Yield and (ii) Mezzanine A Borrower in lieu of paying the applicable Mezzanine A Release Amount shall pay to Mezzanine A Lender, and Owner in lieu of paying the applicable Mortgage Release Amount shall pay to Mortgage Lender, the amount required in accordance with Section 2.5.2(b)(iv) of the Mezzanine A Loan Agreement and Section 2.5.2(b)(iii) of the Mortgage Loan Agreement, respectively. Any such prepayment pursuant to this Section 2.5.2(b)(iv) shall be deemed a voluntary prepayment for all purposes hereunder, including, without limitation, the payment of any applicable Spread Maintenance Premium;

(c)          All release provisions set forth in the Mortgage Loan Documents and the Mezzanine A Loan Documents shall have been satisfied or will be satisfied as of the release date (as evidenced by an Officer’s Certificate and the delivery to Lender of a copy of a payoff letter from Mortgage Lender and Mezzanine A Lender). In addition, Borrower shall provide all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release or assignment;

(d)          After giving effect to such release or assignment, and after the application of any prepayments by Borrower, Mezzanine A Borrower and Owner described in clause (b) above, the Debt Yield for the Properties then remaining subject to the Liens of the Mortgages (calculated based on the financial statements most recently delivered to Lender) shall be equal to or greater than (A) with respect to a release of a Release Property prior to the first $25,000,000.00 of principal of the Loan being prepaid, 9.20% and (B) with respect to any release of a Release Property from and after the first $25,000,000.00 having been prepaid, the greater of (i) the lesser of (x) the Debt Yield (calculated based on the financial statements most recently delivered to Lender) (inclusive of the Release Property) immediately prior to such release or assignment and not taking into account any prepayments described in clause (b) above and (y) 13% and (ii) 9.20%; provided further that the foregoing shall not apply to a release effected to cure a Qualified Release Property Default;

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(e)          Intentionally Omitted;

(f)          Following such release or assignment, Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity and to comply with all provisions of the Loan Documents pertaining to a Special Purpose Bankruptcy Remote Entity;

(g)          To the extent that the Franchisor party to the Franchise Agreement affecting such Release Property is also a Franchisor under other Franchise Agreements and/or to the extent that the Franchise Agreement affecting such Release Property also affects other Properties which will not be released, such release shall not result in a default under any of such Franchise Agreements or give the Franchisor thereunder the right to terminate any of such Franchise Agreements, and all requisite consents to such release shall have been obtained from the applicable Franchisor and Lender shall have received reasonably satisfactory evidence of same (which may be demonstrated by an Officer’s Certificate certifying to the foregoing);

(h)          All other conditions to the release of such Individual Property set forth in the Mortgage Loan Documents and Mezzanine A Loan Documents shall have been satisfied or waived in accordance therewith (as evidenced by an Officer’s Certificate and the delivery to Lender of a copy of a payoff letter from the Mortgage Lender and Mezzanine A Lender);

(i)          Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender and/or its Servicer in connection with any such release or assignment and, in addition, the current reasonable and customary fee being assessed by Lender and/or its Servicer to effect such release or assignment, not to exceed (in the aggregate for Lender and its Servicer) $2,500;

(j)          Borrower shall have caused Owner to pay (from Available Cash distributed to Owner and/or from proceeds of sale of such Release Property remaining after the payment of the Release Amount or other contributions, the Mortgage Release Amount, Mezzanine A Release Amount, and all other amounts payable by Owner, Borrower or Mezzanine A Borrower in connection with the release of such Release Property) to the applicable Manager (or escrowed for such Manager’s benefit if required under the applicable Management Agreement), any transition or termination costs or expenses, termination fees, or their equivalent, to which such Manager is entitled in connection with the sale of such Individual Property; and

(k)          For the avoidance of doubt, any release of a Release Property to which a Qualified Release Property Default relates that is effected within forty-five (45) days after the occurrence of such Event of Default and in accordance with the provisions of this Section 2.5.2, shall concurrently cure such Event of Default and, if the Loan has been accelerated, the acceleration shall be automatically rescinded (assuming no other Event of Default shall thereafter be continuing).

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Any release to cure a Qualified Release Property Default and corresponding prepayment shall be accompanied by the Spread Maintenance Premium, if applicable.

2.5.3     Impaired Individual Property Release. Borrower may permit Owner to obtain the release of an Impaired Individual Property from the Mortgage thereon (or at Borrower’s option, an assignment thereof to one or more third parties) and from the Lien of the related Mortgage Loan Documents, provided that the following conditions precedent to such release are satisfied (the “Impaired Individual Property Release Conditions”): (i) Borrower shall then be entitled to prepay the Loan subject and pursuant to the provisions of Section 2.4.4(b) and in connection with and as a condition to completing such release, Borrower prepays the Loan in the amount of the applicable Impaired Individual Property Release Amount and the other amounts and the requirements and conditions of Section 2.4.4(b) are satisfied, and (ii) the following conditions are satisfied:

(a)          The Impaired Individual Property shall be transferred and conveyed to a Person other than Borrower, Owner or any other Loan Party, provided that the transfer may be to an Affiliate of Borrower or of another Loan Party;

(b)          the following amounts shall be paid:

(i)          the Outstanding Principal Balance shall be prepaid by an amount equal to the Impaired Individual Property Release Amount for the applicable Individual Property, and Borrower shall comply with the provisions and pay to Lender the amounts set forth in Section 2.4.6 (including with respect to any prepayments made under clause (iii) below); and

(ii)         concurrently with the payment of the Impaired Individual Property Release Amount, Owner shall make a partial prepayment of the Mortgage Loan equal to the Mortgage Impaired Individual Property Release Amount, and Mezzanine A Borrower shall make a partial prepayment of the Mezzanine A Loan equal to the Mezzanine A Impaired Individual Property Release Amount, together with any related interest including, to the extent required under the Mortgage Loan Documents and/or Mezzanine A Loan Documents, as applicable, interest which would have accrued on the outstanding principal balance of the Mortgage Loan pursuant to the Mortgage Loan Documents and/or the Mezzanine A Loan pursuant to the Mezzanine A Loan Documents through the end of the interest period set forth therein during which such prepayment occurs.

(c)          All release provisions set forth in the Mortgage Loan Documents and the Mezzanine A Loan Documents shall have been satisfied or will be satisfied as of the release date (as evidenced by an Officer’s Certificate and the delivery to Lender of a copy of a payoff letter from Mortgage Lender and Mezzanine A Lender). In addition, Borrower shall provide all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release or assignment;

(d)          Following such release or assignment, Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity and to comply with all provisions of the Loan Documents pertaining to a Special Purpose Bankruptcy Remote Entity;

(e)          Intentionally Omitted;

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(f)          To the extent that the Franchisor party to the Franchise Agreement affecting such Impaired Individual Property is also a Franchisor under other Franchise Agreements and/or to the extent that the Franchise Agreement affecting such Impaired Individual Property also affects other Properties which will not be released, such release shall not result in a default under any of such Franchise Agreements or give the Franchisor thereunder the right to terminate any of such Franchise Agreements, and all requisite consents to such release shall have been obtained from the applicable Franchisor and Lender shall have received reasonably satisfactory evidence of same (which may be demonstrated by an Officer’s Certificate certifying to the foregoing);

(g)          All other conditions to the release of such Impaired Individual Property, Mezzanine A Impaired Individual Property and/or Mortgage Impaired Individual Property set forth in the Loan Documents, Mezzanine A Loan Documents and/or Mortgage Loan Documents, respectively, shall have been satisfied or waived in accordance therewith (as evidenced by an Officer’s Certificate and the delivery to Lender of a copy of a payoff letter from Mortgage Lender and/or Mezzanine A Lender, as applicable; and

(h)          Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender and/or its Servicer in connection with any such release or assignment and, in addition, the current reasonable and customary fee, being assessed by Lender and/or its Servicer to effect such release or assignment, not to exceed (in the aggregate for Lender and its Servicer) $2,500.

Section 2.6           Interest Rate Cap Agreement.

2.6.1    Interest Rate Cap Agreement. Prior to or contemporaneously with the Closing Date, Borrower shall have obtained, and thereafter maintain in effect (subject to Section 2.6.9), the Interest Rate Cap Agreement, which shall have a term expiring no earlier than the Stated Maturity Date and have a notional amount which shall not at any time be less than the Outstanding Principal Balance. The Interest Rate Cap Agreement shall have a strike rate equal to the Strike Price.

2.6.2    Pledge and Collateral Assignment of Interest Rate Cap Agreement. As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration, early termination or otherwise), pursuant to the terms of the Assignment of Interest Rate Cap Agreement, Borrower has pledged (or is contemporaneously herewith pledging) and collaterally assigned (or is assigning) to Lender all of the right, title and interest of Borrower in and to the following (collectively, the “Rate Cap Collateral”): (i) the Interest Rate Cap Agreement; (ii) all payments, distributions, disbursements or proceeds due, owing, payable or required to be delivered to Borrower in respect of the Interest Rate Cap Agreement or arising out of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise; and (iii) all of Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing.

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2.6.3      Covenants.

(a)          Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall during the continuance of an Event of Default or Trigger Period be deposited immediately into the Deposit Account. Subject to terms hereof, provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral. Borrower shall take all actions reasonably requested by Lender to enforce Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(b)          Borrower shall defend Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Borrower pursuant to the Assignment of Interest Rate Cap Agreement or in which it has granted a security interest against the claims and demands of all other Persons.

(c)          In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender, Servicer or any other Person of such downgrade, withdrawal or qualification.

(d)          In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement as and when required hereunder, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

(e)          Borrower shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein (other than the assignment made under the Loan Documents), and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing (except that notwithstanding anything herein to the contrary, Borrower may sell or otherwise transfer the portion of the Rate Cap Collateral that reflects a notional balance in excess of the Outstanding Principal Amount following any prepayment).

(f)          Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Lender, except in accordance with the terms of the Interest Rate Cap Agreement, cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date (other than in accordance with Section 2.6.3(c) above), (iii) without the prior written consent of Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment or (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice. If Borrower shall have received written notice that the Securitization shall have occurred, no consent by Lender provided for in this Section 2.6.3(f) shall be given by Lender unless Lender shall have received a Rating Agency Confirmation.

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(g)          In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Lender and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, which shall provide in relevant part, that: (i) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement; (ii) the execution and delivery of the Interest Rate Cap Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law; (iii) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Cap Agreement under law or the issuer’s organizational documents, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). If the opinion of counsel from counsel for the Counterparty obtained and delivered does not comply with the foregoing requirements, Lender shall have the right to approve the opinion, which approval shall not be unreasonably withheld, conditioned or delayed.

2.6.4      Substitute Interest Rate Protection Agreement. Subject to Section 2.2.4(e), at any time that the Loan is a Base Rate Loan or a Substitute Rate Loan, Borrower shall maintain a Substitute Interest Rate Protection Agreement. All the provisions of this Section 2.6 applicable to the Interest Rate Protection Agreement delivered on the Closing Date shall be applicable to the Substitute Interest Rate Protection Agreement, and in connection with the delivery of the Substitute Interest Rate Protection Agreement, Borrower shall enter into a replacement collateral assignment of such Substitute Interest Rate Protection Agreement, which collateral assignment shall be in the same form as the Assignment of Interest Rate Cap Agreement.

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2.6.5      Representations and Warranties. Borrower hereby covenants with, and represents and warrants to, Lender as follows:

(a)          The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)          The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(c)          The Rate Cap Collateral has been duly and validly pledged pursuant to the Assignment of Interest Rate Cap Agreement. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by the Assignment of Interest Rate Cap Agreement have been obtained.

(d)          Giving effect to the grant and assignment to Lender pursuant to the Assignment of Interest Rate Cap Agreement, Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Lender in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

(e)          Except for financing statements filed or to be filed in favor of Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and Borrower shall not, without the prior written consent of Lender, until payment in full of all of the Obligations, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Lender as secured party.

2.6.6      [Reserved]

2.6.7      Remedies. Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(a)          Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC and applicable law. If all or any of the Rate Cap Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Rate Cap Collateral. It is expressly agreed that Lender may exercise its rights under the Assignment of Interest Rate Cap Agreement with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

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(b)          Lender may exercise, either by itself or by its nominee or designee, in the name of Borrower, all of Lender’s rights, powers and remedies in respect of the Rate Cap Collateral, under the Assignment of Interest Rate Cap Agreement and under law.

(c)          Borrower hereby irrevocably, in the name of Borrower or otherwise, authorizes and empowers Lender and assigns and transfers unto Lender, and constitutes and appoints Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Lender in this Agreement, and Borrower further authorizes and empowers Lender, as Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower which in the opinion of Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Borrower thereunder or to enforce any of the rights of Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

(d)          Lender may, without notice to, or assent by, Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Borrower or in the name of Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement, to make payment and performance directly to Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Borrower, or claims of Borrower, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

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(e)          Pursuant to the powers-of-attorney provided for above, Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Lender’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Lender, after the occurrence, and during the continuance, of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(f)          Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g)          Without limiting any other provision of this Agreement or the Assignment of Interest Rate Cap Agreement, or any of Borrower’s rights hereunder under the Assignment of Interest Rate Cap Agreement, and without waiving or releasing Borrower from any obligation or default hereunder under the Assignment of Interest Rate Cap Agreement, Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement or the Assignment of Interest Rate Cap Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement, the Assignment of Interest Rate Cap Agreement or the Interest Rate Cap Agreement to be performed or observed by Borrower to be promptly performed or observed on behalf of Borrower. All amounts advanced by, or on behalf of, Lender in exercising its rights under this Section 2.6.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Borrower to Lender upon demand and shall be secured by this Agreement.

2.6.8    Sales of Rate Cap Collateral. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that Lender shall give Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Borrower shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations in the order of priority as set forth in this Agreement.

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2.6.9     Public Sales Not Possible. Borrower acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Borrower agrees that private sales of the Rate Cap Collateral under the Assignment of Interest Rate Cap Agreement shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

2.6.10   Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by Lender under the Assignment of Interest Rate Cap Agreement (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

2.6.11   Replacement Interest Rate Cap Agreement. If, in connection with Borrower’s exercise of any Extension Option pursuant to Section 2.7 hereof, Borrower delivers a Replacement Interest Rate Cap Agreement, all the provisions of this Section 2.6 applicable to the Interest Rate Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement, and in connection with the delivery of the Replacement Interest Rate Cap Agreement, Borrower shall enter into a replacement collateral assignment of such Replacement Interest Rate Cap Agreement, which collateral assignment shall be in the same form as the Assignment of Interest Rate Cap Agreement.

Section 2.7           Extension Options.

2.7.1     Extension Options. Subject to the provisions of this Section 2.7, Borrower shall have the option (the “First Extension Option”), by written notice (the “First Extension Notice”) delivered to Lender no later than ten (10) days prior to the Initial Stated Maturity Date, to extend the Maturity Date to November 7, 2022 (the “First Extended Maturity Date”, and such extended term, the “First Extended Term”). In the event Borrower shall have exercised the First Extension Option, Borrower shall have the option (the “Second Extension Option”), by written notice (the “Second Extension Notice”) delivered to Lender no later than ten (10) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to November 7, 2023 (the “Second Extended Maturity Date”, and such extended term, the “Second Extended Term”). In the event Borrower shall have exercised each of the First Extension Option and the Second Extension Option, Borrower shall have the option (the “Third Extension Option”), by written notice (the “Third Extension Notice”) delivered to Lender no later than ten (10) days prior to the Second Extended Maturity Date, to extend the Second Extended Maturity Date to November 7, 2024 (the “Third Extended Maturity Date”, and such extended term, the “Third Extended Term”). The First Extension Notice shall be revocable at any time and for any reason by Borrower prior to the Initial Stated Maturity Date, the Second Extension Notice shall be revocable at any time and for any reason by Borrower prior to the then First Extended Maturity Date and the Third Extension Notice shall be revocable at any time and for any reason by Borrower prior to the then Second Extended Maturity Date, but Borrower shall pay Lender’s actual out-of-pocket expenses incurred in connection with such revocation (excluding breakage costs). Borrower’s right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder:

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(a)          (i) no Event of Default shall have occurred and be continuing on the date Borrower delivers the First Extension Notice, the Second Extension Notice or the Third Extension Notice, as applicable, and (ii) no Event of Default shall have occurred and be continuing on the Initial Stated Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable;

(b)          Borrower shall (i) obtain and deliver to Lender on the first day of the term of the Loan as extended, one or more Replacement Interest Rate Cap Agreements (provided that, following an Applicable Interest Rate Conversion, Borrower shall instead deliver a replacement Substitute Interest Rate Protection Agreement subject to and in accordance with Section 2.2.4(e)) and provided further that if a Replacement Interest Rate Protection Agreement is not then commercially available due to the unavailability or uncertainty in the continuing availability of LIBOR as a reference rate, then Borrower may deliver to Lender a mutually agreeable alternative to a Replacement Interest Rate Protection Agreement that would afford Lender substantially equivalent protection from increases in the Applicable Interest Rate, as reasonably determined by Lender) from an Approved Counterparty, in a notional amount equal to the Outstanding Principal Balance as of the first day of the applicable Extended Term, which Replacement Interest Rate Cap Agreement(s) shall be (A) effective for the period commencing on the day immediately following the then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs and (B) otherwise on same terms set forth in Section 2.6, (ii) execute and deliver an Acknowledgement with respect to each such Replacement Interest Rate Cap Agreement (or Substitute Interest Rate Protection Agreement, as applicable), and (iii) execute and deliver a collateral assignment of the Replacement Interest Rate Cap Agreement (or Substitute Interest Rate Protection Agreement, as applicable), in the form of the Assignment of Interest Rate Cap Agreement;

(c)          Borrower shall cause a Counterparty Opinion to be delivered with respect to the Replacement Interest Rate Cap Agreement (or Substitute Interest Rate Protection Agreement, as applicable) and the related Acknowledgment;

(d)          all amounts then due and payable (beyond the expiration of any applicable notice and cure periods) by Borrower pursuant to this Agreement or the other Loan Documents as of the Initial Stated Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and all out-of-pocket costs and expenses of Lender, including reasonable fees and expenses of Lender’s outside counsel, in connection with the applicable extension of the Term shall have been paid in full;

(e)          intentionally omitted; and

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(f)          If the Mortgage Loan and Mezzanine A Loan have not theretofore been repaid in full, Owner and Mezzanine A Borrower, respectively, shall have (i) timely exercised the extension option to extend the Mortgage Loan or Mezzanine A Loan, as applicable, and (ii) been entitled pursuant to the terms of the Mortgage Loan Documents or Mezzanine A Loan Documents, as applicable, to exercise such extension option.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Maturity Date.

2.7.2    Intentionally Omitted.

Section 2.8           Regulatory Change; Taxes.

2.8.1    Increased Costs. If as a result of any Change in Law or compliance of Lender therewith, Lender or the company Controlling Lender shall be subject to (i) Special Taxes (other than (A) Indemnified Taxes, which shall be solely covered by Section 2.8.2, (B) Other Taxes, which shall be solely covered by Section 2.9.3, (C) Connection Income Taxes and (D) Special Taxes described in clauses (b) through (f) of the definition of Excluded Taxes); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.8.1, Lender shall, if requested by notice by Borrower to Lender, furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Notwithstanding anything contained herein to the contrary, Borrower shall not be required to compensate Lender pursuant to this Section 2.8.1 for any Increased Costs actually paid by Lender more than one hundred eighty (180) days prior to the date that Lender notifies Borrower of the change in any applicable Change in Law giving rise to such Increased Costs and of Lender’s intention to claim compensation or reimbursement therefor. Notwithstanding anything contained in this Section 2.8.1 to the contrary, Lender shall not be permitted to make a claim against Borrower under this Section 2.8.1 unless Lender is making similar claims against other borrowers of Lender to the extent such borrowers are similarly situated as Borrower after consideration of such factors as Lender then reasonably determines to be relevant. Notwithstanding anything contained herein to the contrary, if pursuant to this Section 2.8.1, Increased Costs are payable, or will be payable, by Borrower, Borrower may, at its option and upon not less than fifteen (15) days’ prior notice to Lender (which notice shall be delivered to Lender no later than fifteen (15) days after Lender’s delivery to Borrower of the above-referenced certificate regarding the payment of such Increased Costs), prepay the Loan in whole, together with the amount of any such Increased Costs that have at such time already been incurred by or paid by Lender, any applicable Spread Maintenance Premium (if such prepayment occurs prior to or on the Spread Maintenance Date) and all other amounts due and payable under Section 2.4.6 in connection with such prepayment. Notwithstanding anything to the contrary herein, no amount shall be payable to a Lender under this Section 2.8.1 during the period in which the Loan is included in a Securitization.

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2.8.2     Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes, except as required by applicable law. If Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding anything contained herein to the contrary, if pursuant to this Section 2.8.2, Borrower is, or will be, required to increase any payment to Lender on account of Indemnified Taxes, Borrower may, at its option and upon not less than fifteen (15) days’ prior notice to Lender (which notice shall be delivered to Lender no later than fifteen (15) days after Lender’s delivery to Borrower of written notice regarding the increase of payments to Lender on account of Indemnified Taxes), prepay the Loan in whole, together with the amount of any such Indemnified Taxes that have at such time already been incurred by or paid by Lender, any applicable Spread Maintenance Premium (if such prepayment occurs prior to or on the Spread Maintenance Date) and all other amounts due and payable under Section 2.4.6 in connection with such prepayment. Notwithstanding anything to the contrary herein, no amount shall be payable to a Lender under this Section 2.8.2 during the period in which the Loan is included in a Securitization.

2.8.3     Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan other than such taxes, charges or levies arising from any transfer by Lender pursuant to Article IX or a change to the organizational structure of the Loan Parties and/or any of their Affiliates requested by Lender in connection with the exercise of its rights pursuant to Article IX (hereinafter referred to as “Other Taxes”).

2.8.4     Tax Refund. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Special Taxes as to which it has been indemnified pursuant to Section 2.8.2 (including by the payment of additional amounts pursuant to Section 2.8.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Special Taxes giving rise to such refund), net of all out-of-pocket expenses (including Special Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.8.4 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.8.4, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.8.4 the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Special Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Special Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Special Tax returns (or any other information relating to its Special Taxes that it deems confidential) to the indemnifying party or any other Person.

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2.8.5     Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Indemnified Taxes, Other Taxes or Increased Costs, Lender shall at the request of Borrower use commercially reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous (as reasonably determined by Lender) or involve any unreimbursed expense to Lender.

Section 2.9          Letters of Credit.

(a)          All Letters of Credit delivered to Lender in connection with this Loan shall be held as collateral and additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on all or any portion of any such Letter of Credit and to apply such amount drawn to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt before or on the Spread Maintenance Date after an Event of Default shall be subject to the Spread Maintenance Premium, if any, applicable thereto. On the Maturity Date, if the Debt has not otherwise been paid in full, any or all of such Letters of Credit may be applied to reduce the Debt.

(b)          With respect to any Letter of Credit delivered to Lender in connection with this Loan, such Letter of Credit must be accompanied by an instrument reasonably acceptable to Lender whereby the applicant/obligor under such Letter of Credit shall have contributed to Borrower any and all draws under such Letter of Credit and shall have waived all rights of subrogation against Borrower thereunder until the Debt has been paid in full. Borrower shall also pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Neither Borrower nor the applicant/obligor under the Letter of Credit shall be entitled to draw upon the Letter of Credit. After the Closing Date, the aggregate amount of any Letters of Credit delivered pursuant to this Agreement or any other Loan Document shall not exceed ten percent (10%) of the outstanding principal balance of the Loan unless Lender has been provided with an Additional Insolvency Opinion with respect thereto, in form and substance reasonably satisfactory to Lender and the Rating Agencies.

(c)          In addition to any other right Lender may have to draw upon any Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the applicable Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least ten (10) Business Days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided at least ten (10) Business Days prior to such termination); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower shall not have replaced such Letter of Credit with a Letter of Credit issued by an Approved Bank within ten (10) Business Days after notice thereof. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in clauses (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower or applicable/obligor due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the applicable Letter of Credit.

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Article 3

REPRESENTATIONS AND WARRANTIES

Section 3.1           Borrower Representations. Borrower and Leasehold Pledgor each represents and warrants that, except to the extent (if any) disclosed on Schedule IV hereto with reference to a specific subsection of this Section 3.1:

3.1.1    Organization; Special Purpose. Each of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, each Individual Owner, each Operating Lessee and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and each of Borrower and Leasehold Pledgor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, each Individual Owner, Operating Lessee and each SPC Party is, and at all times since the date of its formation has been (but only to the extent that the applicable requirements set forth in Schedule V speak of a time prior to the Closing Date), a Special Purpose Bankruptcy Remote Entity. Borrower has provided Lender with true, correct and complete copies of Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, each Individual Owner’s, Operating Lessee’s and each SPC Party’s current (and since the date of its inception) organizational documents.

3.1.2    Proceedings; Enforceability. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and Leasehold Pledgor and constitute a legal, valid and binding obligation of Borrower and Leasehold Pledgor, enforceable against Borrower and Leasehold Pledgor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any SPC Party or any Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any SPC Party or any Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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3.1.3    No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and Leasehold Pledgor and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s, Leasehold Pledgor, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, any Individual Owner’s or any Operating Lessee’s organizational documents or any agreement or instrument to which Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee is a party or by which it is bound, or any order or decree applicable to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee, or result in the creation or imposition of any Lien on any of Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, any Individual Owner’s or any Operating Lessee’s assets or property (other than pursuant to the Loan Documents) (unless consents from all applicable parties thereto have been obtained by Borrower and/or Leasehold Pledgor, as applicable).

3.1.4     Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s and Leasehold Pledgor’s knowledge, threatened in writing against Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any SPC Party, any Guarantor, Manager (but only as it relates to any Individual Property), the Collateral, the Mezzanine A Collateral or any Individual Property in any court or by or before any other Governmental Authority which, if adversely determined, is reasonably likely to materially and adversely affect the condition (financial or otherwise) or business of Borrower or Leasehold Pledgor (including the ability of Borrower or Leasehold Pledgor to carry out the transactions contemplated by this Agreement), Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, such Individual Owner, such Operating Lessee, such SPC Party, any Guarantor (including the ability of any Guarantor to perform its obligations under the Guaranty), Manager (but only as it relates to any Individual Property, including such Manager’s ability to perform its obligations under any Management Agreement), the Collateral, the Mezzanine A Collateral or the condition or ownership of such Individual Property.

3.1.5    Agreements. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any Individual Property, the Mezzanine A Collateral or the Collateral, or Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s or Operating Lessee’s business, properties or assets, operations or condition, financial or otherwise. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance, Permitted Encumbrance (Mezzanine A Loan) or Permitted Encumbrance (Mortgage Loan) or any other agreement or instrument to which it is a party or by which it or any Individual Property, the Mezzanine A Collateral or the Collateral is bound, or with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default (individually or when aggregated with any and all such defaults) is reasonably likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Individual Property, any portion of the Mezzanine A Collateral or any portion of the Collateral or is reasonably likely to have consequences that would materially and adversely affect its performance hereunder.

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3.1.6     Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower or Leasehold Pledgor of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower or Leasehold Pledgor.

3.1.7     Property; Title.

(a)          Owner has good, marketable and insurable fee simple or leasehold title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances (Mortgage Loan). Each of Borrower and Leasehold Pledgor owns the Collateral free and clear of all Liens whatsoever. Mezzanine A Borrower is the record and beneficial owner of, and have good title to, the Mezzanine A Collateral, free and clear of all Liens whatsoever, except Permitted Encumbrances (Mezzanine A Loan). The Pledge Agreement, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, first priority, perfected Lien on Borrower’s and Leasehold Pledgor’s interest in the Pledged Collateral, all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. Except for Permitted Encumbrances (Mortgage Loan), there are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the applicable Mortgage. Except for Permitted Encumbrances (Mezzanine A Loan), there are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Mezzanine A Collateral which are or may be Liens prior to, or equal or coordinate with, the Lien of the Pledge Agreement. None of the Permitted Encumbrances, Permitted Encumbrances (Mezzanine A Loan) or Permitted Encumbrances (Mortgage Loan), as applicable, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by this Agreement and the other Loan Documents, (b) materially and adversely affect the value of any Individual Property, the Mezzanine A Collateral or the Collateral, (c) materially impair the use or operations of any Individual Property (as currently used), or (d) impair Borrower’s ability to pay its Obligations in a timely manner.

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(b)          All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Properties to Owner have been paid or are being paid simultaneously herewith. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Mezzanine A Collateral to Mezzanine A Borrower have been paid or are being paid simultaneously herewith. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Collateral to Borrower have been paid or are being paid simultaneously herewith. All recording, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Properties, the Mezzanine A Collateral and the Collateral have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Mortgage Loan Documents, the Mezzanine A Loan Documents or the Loan Documents or are insured against by the Title Policy, the Mezzanine A UCC Title Insurance Policy, and the UCC Title Insurance Policy, as applicable.

(c)          Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.

(d)          No Condemnation or other proceeding has been commenced or, to Borrower’s and Leasehold Pledgor’s knowledge, is contemplated with respect to all or any portion of such Individual Property or for the relocation of roadways providing access to any Individual Property.

(e)          To Borrower’s and Leasehold Pledgor’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

3.1.8    ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee nor any Guarantor, nor any ERISA Affiliate, sponsors, or is obligated to contribute to, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA, Section 303 of ERISA or Section 412 of the Code, (ii) none of the assets of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Guarantor constitutes or will constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee nor any Guarantor is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee nor any Guarantor is subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner nor any Operating Lessee nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligations with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). Neither Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner nor any Operating Lessee has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

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3.1.9     Compliance. Except as expressly set forth on Schedule IV hereto, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, each Individual Owner, each Operating Lessee, the Collateral, the Mezzanine A Collateral and each Individual Property (including, but not limited to the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (except as disclosed in the environmental reports or zoning reports provided to Lender on or prior to the Closing Date), including parking, building and zoning and land use laws, ordinances, regulations and codes, except for de minimis non-compliance that would not reasonably be likely to have a material adverse effect on the applicable Individual Property or the use or operation thereof or on Owner or Operating Lessee. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, or any Operating Lessee nor to Borrower’s and Leasehold Pledgor’s knowledge, any other Person in occupancy of or involved with the operation or use of the Properties has committed, any act which may give any Governmental Authority the right to cause Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee to forfeit the Collateral, the Mezzanine A Collateral or any Individual Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. Each Individual Property is used exclusively for the operation of a hotel and other appurtenant and related uses. To Borrower’s and Leasehold Pledgor’s knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, subject to customary rebuildability statutes in the applicable jurisdictions. No legal proceedings are pending or, to the knowledge of Borrower and Leasehold Pledgor, threatened with respect to the zoning of any Individual Property. Neither the zoning nor any other right to construct, use or operate each Individual Property is in any way dependent upon or related to any property other than such Individual Property, other than pursuant to any REA. To the Borrower’s and Leasehold Pledgor’s knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion, occupancy permits and any applicable liquor licenses required of Owner and/or Operating Lessee for the legal use, occupancy and operation of each Individual Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such individual Property and all other restrictions, covenants and conditions affecting such Individual Property.

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3.1.10   Financial Information. All financial data, including the statements of financial condition and statements of cash flows and income and operating expense, that have been delivered to Lender in connection with the Loan, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Individual Property, the Mezzanine A Collateral and the Collateral as of the date of such reports (subject to year-end adjustments), and (iii) have been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or otherwise in accordance with an Acceptable Accounting Method) throughout the periods covered. Except for Permitted Encumbrances, neither Borrower nor Leasehold Pledgor has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Leasehold Pledgor and reasonably likely to have a materially adverse effect on any Individual Property, the Mezzanine A Collateral or the Collateral or the operation thereof, except as referred to or reflected in said financial statements. Except for Permitted Encumbrances (Mezzanine A Loan), neither Mezzanine A Borrower nor any Mezzanine A Leasehold Pledgor has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Individual Owner or Operating Lessee and reasonably likely to have a materially adverse effect on any Individual Property, the Mezzanine Collateral, the Collateral or the operation thereof, except as referred to or reflected in said financial statements. Except for Permitted Encumbrances (Mortgage Loan), neither any Individual Owner nor any Operating Lessee has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Individual Owner or Operating Lessee and reasonably likely to have a materially adverse effect on any Individual Property, the Mezzanine Collateral, the Collateral or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Individual Property, the Mezzanine A Collateral or the Collateral from that set forth in said financial statements.

3.1.11   Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right-of-way abutting such Individual Property (which utilities are connected so as to serve such Individual Property without passing over other property) or are in recorded, irrevocable easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.12   Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, in favor of Mortgage Lender subject only to a license granted to Owner and Operating Lessee to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate each Individual Property. No Person other than Mortgage Lender has any interest in or assignment of the Leases or any portion of the Rent or other Gross Revenue from the Properties.

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3.1.13   Insurance. Borrower has obtained (or has caused Owner to obtain) and maintains all Policies reflecting and satisfying the insurance coverages, amounts and other requirements set forth in this Agreement and has delivered to Lender certificates evidencing the insurance provided pursuant to the Policies. No material claims are currently pending, outstanding or otherwise remain unsatisfied under any Policy which would reasonably be expected to have a material adverse effect on Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee and none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, or, to Borrower’s and Leasehold Pledgor’s knowledge, any other Person has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.14   Flood Zone. None of the Improvements on any Individual Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to such Individual Property.

3.1.15   Physical Condition. To Borrower’s and Leasehold Pledgor’s knowledge, except as may be expressly set forth in the applicable Physical Conditions Report, each Individual Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s and Leasehold Pledgor’s knowledge, and except as expressly disclosed in any Physical Conditions Report, there exists no structural or other material defects or damages in such Individual Property, whether latent or otherwise, and none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee has received notice from any insurance company or bonding company of any defects or inadequacies in such Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination any policy of insurance or bond.

3.1.16   Boundaries. Except as disclosed on the applicable Surveys, all of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances affecting such Individual Property encroach upon any of the Improvements, so as (in each of the foregoing cases) to materially and adversely affect the value or marketability of such Individual Property, except those which are set forth on the applicable Survey and insured against by the applicable Title Insurance Policy.

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3.1.17   Leases. The rent roll attached hereto as Schedule XI is true, complete and correct in all material respects and no Individual Property is subject to any material Leases other than the Leases described on Schedule XI. Either Owner or Operating Lessee is the owner and lessor of landlord’s interest in the Leases. No Person (other than Owner) has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases (other than typical short-term occupancy rights of hotel guests). The Leases identified on Schedule XI are in full force and effect and there are no material defaults thereunder by Owner, Operating Lessee or, to Borrower’s and Leasehold Pledgor’s knowledge, the other party beyond any applicable notice or cure period (except as disclosed on Schedule XI), and, to Borrower’s and Leasehold Pledgor’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. No Rent relating to the Leases (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Owner or Operating Lessee under each Lease has been performed as required and has been accepted by the applicable tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Owner or Operating Lessee to any tenant has already been received by such tenant except as otherwise set forth on Schedule XI. The tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised Individual Property and have commenced the payment of full, unabated rent under the Leases. Borrower or Leasehold Pledgor has delivered to Lender a true, correct and complete list of all security deposits made to Owner or Operating Lessee by tenants at the Properties which have not been applied (including accrued interest thereon), all of which are held by Owner or Operating Lessee in accordance with the terms of the applicable Lease and applicable Legal Requirements. To Borrower’s and Leasehold Pledgor’s knowledge, each tenant is free from bankruptcy or reorganization proceedings. No tenant under any Lease (or any sublease) is an Affiliate of any Loan Party. To Borrower’s and Leasehold Pledgor’s knowledge, the tenants under the Leases are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at any Individual Property, except as set forth on Schedule XI. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents relating thereto or other Gross Revenue received therein which will be outstanding following the funding of the Loan (other than to Lender). No tenant listed on Schedule XI has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor, to Borrower’s and Leasehold Pledgor’s knowledge, does anyone except such tenant and its employees, guests and invitees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements, except as disclosed on Schedule XI.

3.1.18   Tax Filings. To the extent required by law, Borrower, Leasehold Pledgor and each Loan Party have filed (or have obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower, Leasehold Pledgor or any Loan Party. Borrower’s, Leasehold Pledgor’s and each Loan Party’s tax returns (if any) properly reflect the income and taxes of Borrower, Leasehold Pledgor and such Loan Party for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

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3.1.19   No Fraudulent Transfer. Neither Borrower nor Leasehold Pledgor (i) has entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s and Leasehold Pledgor’s respective assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s and Leasehold Pledgor’s respective total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s and Leasehold Pledgor’s respective assets is, and immediately following the making of the Loan, will be, greater than Borrower’s and Leasehold Pledgor’s respective probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s and Leasehold Pledgor’s respective assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Leasehold Pledgor intends to, and believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Leasehold Pledgor and the amounts to be payable on or in respect of the obligations of Borrower and Leasehold Pledgor). No petition in bankruptcy has been filed against any Loan Party or any Guarantor, and no Loan Party nor any Guarantor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or properties, and neither Borrower nor Leasehold Pledgor has knowledge of any Person contemplating the filing of any such petition against it or any other Loan Party or any Guarantor.

3.1.20   Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.21   Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule III have a ten percent (10%) or greater ownership interest in, or right of control, directly or indirectly, in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee. Each of Borrower and Leasehold Pledgor represents and warrants to Lender that no Manager is an Affiliate of Borrower, Leasehold Pledgor or any other Loan Party.

3.1.22   Organizational Status. Each Borrower’s and Leasehold Pledgor’s exact legal name, organizational type (e.g., corporation, limited liability company), the jurisdiction of formation or organization, Tax I.D. and Delaware Organizational I.D. numbers are set forth on Schedule III hereto.

3.1.23   Entity Diligence. Borrower hereby acknowledges receipt of copies of the search results performed by Lender in connection with the closing of the Loan. Borrower has no knowledge of any events, actions, claims, lawsuits, bankruptcy filings or liabilities that exist other than those disclosed in the search results which have, or would be reasonably likely to have, a Material Adverse Effect and would have been disclosed in such search results if searches were performed as of the date hereof.

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3.1.24   No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

3.1.25   Purchase Options. No Individual Property, the Mezzanine A Collateral, the Collateral nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties (although there exist Ground Lease Purchase Options in favor of Individual Owners).

3.1.26   FIRPTA. Neither Borrower nor Leasehold Pledgor is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.27   Investment Company Act. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.28   Fiscal Year. Each fiscal year of Borrower and Leasehold Pledgor commences on January 1.

3.1.29   Other Debt. There is no Indebtedness with respect to any Collateral or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness. There is no Indebtedness with respect to any Mezzanine A Collateral or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances (Mezzanine A Loan) and Permitted Indebtedness (as defined in the Mezzanine A Loan Agreement). There is no Indebtedness with respect to any Individual Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances (Mortgage Loan) and “Permitted Indebtedness” (as defined in the Mortgage Loan Agreement).

3.1.30   Contracts.

(a)          None of Borrower, Leasehold Pledgor, any Individual Owner, any Operating Lessee, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor nor any SPC Party has entered into, or is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)          Other than the Loan Documents, the Mezzanine A Loan Documents, the Mezzanine A Borrower Company Agreement, the Borrower Operating Agreement, the amended and restated limited liability company agreement of the Mezz General Partner, as of the date of this Agreement, Borrower (i) is not subject to any material Contractual Obligations that are not (A) incidental to its activities as a limited partner and/or member of Mezzanine A Borrower or Mezz General Partner, or (B) tax elections and (ii) has not entered into any material agreement, instrument or undertaking by which it or its assets are bound (other than (x) certain service agreements entered into by Borrower and its Independent Directors on or prior to the Closing Date and certain registered agent service agreements entered into by Borrower and its registered agent for service of process, (y) Contractual Obligations that are incidental to its activities as a limited partner and/or member of Mezzanine A Borrower or Mezz General Partner and (z) tax elections).

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(c)          Other than the Loan Documents, the Mezzanine A Loan Documents, the Mortgage Loan Documents, the General Partner Company Agreement, the Mezzanine A Borrower Company Agreement and the Mortgage Borrower Company Agreement, and any indirect Contractual Obligations entered into solely in its capacity as the general partner of Mezzanine A Borrower, any Individual Owner or any Individual Operating Lessee, as applicable, on behalf of Mezzanine A Borrower, such Individual Owner or Individual Operating Lessee, no General Partner (i) is subject to any material Contractual Obligations that are not (A) incidental to its activities as a general partner of Mezzanine A Borrower, Owner or Operating Lessee, or (B) tax elections or (ii) has entered into any material agreement, instrument or undertaking by which it or its assets are bound (other than (x) certain service agreements entered into by General Partner and its Independent Directors on or prior to the Closing Date and certain registered agent service agreements entered into by General Partner and its registered agent for service of process, (y) Contractual Obligations that are incidental to its activities as a general partner of Mezzanine A Borrower, Owner or Operating Lessee and (z) tax elections).

(d)          Other than the Loan Documents, the Mortgage Loan Documents and the Mezzanine B Loan Documents, Operating Lessee Company Agreements, the Mezzanine A Leasehold Pledgor Operating Agreement and the Leasehold Pledgor Operating Agreement, as of the date of this Agreement, Leasehold Pledgor (i) is not subject to any material Contractual Obligations that are not (A) incidental to its activities as a limited partner and/or member of Mezzanine A Leasehold Pledgor, or (B) tax elections and (ii) has not entered into any material agreement, instrument or undertaking by which it or its assets are bound (other than (x) certain service agreements entered into by Leasehold Pledgor and its Independent Directors on or prior to the Closing Date and certain registered agent service agreements entered into by Leasehold Pledgor and its registered agent for service of process, (y) Contractual Obligations that are incidental to its activities as a limited partner and/or member of Mezzanine A Leasehold Pledgor and (z) tax elections).

(e)          Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any SPC Party thereunder and, to the best knowledge of Borrower and Leasehold Pledgor, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any SPC Party, Manager, or any other Person authorized to act on Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner’s, any Operating Lessee’s or any SPC Party’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(f)          Borrower or Leasehold Pledgor has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender, which Major Contracts are described on Schedule XX attached hereto.

(g)          No Major Contract has as a party an Affiliate of Borrower, Leasehold Pledgor, any Individual Owner, any Operating Lessee or any SPC Party. All fees and other compensation for services previously performed under the Management Agreements have been paid in full in accordance with the terms thereof.

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3.1.31   Full and Accurate Disclosure. To Borrower’s and Leasehold Pledgor’s knowledge, no statement of fact made by Borrower or Leasehold Pledgor in this Agreement or in any of the other Loan Documents, by Mezzanine A Borrower or Mezzanine A Leasehold Pledgor in any Mezzanine A Loan Document or by Owner or Operating Lessee in any Mortgage Loan Document, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Leasehold Pledgor which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower or Leasehold Pledgor can foresee, reasonably could be expected to materially adversely affect, the Collateral, the Mezzanine A Collateral, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee.

3.1.32   Other Obligations and Liabilities. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee has any liabilities or other obligations, contingent or otherwise, that arose or accrued prior to the date hereof that, either individually or in the aggregate, are reasonably likely to have a material adverse effect on Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any operating Lessee, any Individual Property, the Mezzanine A Collateral, the Collateral and/or Borrower’s ability to pay the Debt, and/or the business, operations or condition (financial or otherwise) of Borrower or Leasehold Pledgor.

3.1.33   Intellectual Property/Websites. Other than as set forth on Schedule VI, none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any of their respective Affiliates (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, (“Intellectual Property”) with respect to the Collateral, the Mezzanine A Collateral, any Individual Property or the use or operations thereof or is (ii) is the registered holder of any website with respect to the Collateral, the Mezzanine A Collateral or any Individual Property (other than tenant websites).

3.1.34   Ground Lease. Each of Borrower and Leasehold Pledgor hereby represents and warrants to Lender, other than set forth on Schedule IV, the following with respect to the Ground Leases after giving effect to the related estoppels:

(a)          Recording; Modification. True, correct and complete copies of each Ground Lease including all amendments and modifications thereto, have been provided to Lender. The Ground Leases or a memorandum regarding each Ground Lease (or any combination thereof) have been duly recorded. The Ground Leases permit the interest of the applicable Individual Owner in the Ground Lease to be encumbered by a mortgage and Borrower’s interest in the applicable Individual Owner to be encumbered by a pledge of Individual Owner’s equity interest without the consent of the Ground Lessor or the binding written approval and consent of the applicable Ground Lessor(s) thereunder has been obtained. The Ground Leases may not be canceled, surrendered or amended without the prior written consent of Lender and Mortgage Lender.

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(b)          No Liens. Except for Permitted Encumbrances (Mortgage Loan), the applicable Individual Owner’s respective interests in the Ground Leases are not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor’s related fee interest. Such Ground Leases are prior to any mortgage or Lien upon (or benefit from a non-disturbance agreement in form and substance reasonably satisfactory to Mortgage Lender from the holder of any Lien or mortgage upon) each Ground Lessor’s related fee interest.

(c)          Ground Lease Assignable. The applicable Individual Owner’s respective interests in the Ground Leases are assignable to Mortgage Lender and Borrower’s interest in the applicable Individual Owner are assignable to Lender upon notice to, but without the consent of, the applicable Ground Lessors (or, if any such consent is required, it has been obtained prior to the Closing Date). Each Ground Lease is further assignable by Mortgage Lender, its successors and assigns without the consent of the applicable Ground Lessor.

(d)          Default. As of the date hereof, each Ground Lease is in full force and effect and no default has occurred and is continuing under any Ground Lease and to Borrower’s and Leasehold Pledgor’s knowledge there is no existing condition which, but for the passage of time and/or the giving of notice, could result in a default under the terms of any Ground Lease. All rents, additional rents and other sums due and payable under each Ground Lease have been paid in full. Neither the applicable Individual Owners nor the applicable Ground Lessor under any Ground Lease has commenced any action or given or received any written notice for the purpose of terminating such Ground Lease.

(e)          Notice. Each Ground Lease, or estoppel letters received by Mortgage Lender, Mezzanine A Lender, and Lender from the Ground Lessor thereunder, requires the Ground Lessor thereunder to give notice of any default by the applicable Individual Owner to Lender, Mezzanine A Lender and Mortgage Lender. Each Ground Lease, or estoppel letters received by Mortgage Lender, Mezzanine A Lender and Lender from the Ground Lessor thereunder, further provides that notice of termination given under such Ground Lease is not effective against Mortgage Lender, Mezzanine A Lender and Lender unless a copy of such notice has been delivered to Mortgage Lender, Mezzanine A Lender and Lender in the manner described in such Ground Lease.

(f)          Cure. Mortgage Lender, Mezzanine A Lender and/or Lender is permitted the opportunity to cure any default under any Ground Lease which is curable, after the receipt of notice of the default, before the Ground Lessor thereunder may terminate such Ground Lease.

(g)          Term. Each Ground Lease has a term (or a term plus one or more optional renewal terms, which under all circumstances may be exercised, and will be enforceable, by the applicable Individual Owner or Mortgage Lender) which extends not less than thirty (30) years beyond the Third Extended Maturity Date.

(h)          New Lease. Each Ground Lease requires the Ground Lessor thereunder to enter into a new lease with Mortgage Lender, Mezzanine A Lender and/or Lender upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

(i)          Insurance Proceeds. Under the terms of each Ground Lease and the applicable Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the applicable Individual Property, with Mortgage Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the Outstanding Principal Balance together with any accrued interest thereon.

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(j)          Borrower Estoppel. To Borrower’s knowledge, each of the statements set forth in the estoppels delivered by the Ground Lessors to Lender in connection with the Loan remain true, complete and correct in all material respects as of the date hereof.

3.1.35   Operations Agreement. Each Operations Agreement is in full force and effect and none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or, to Borrower’s and Leasehold Pledgor’s knowledge, any other party to any Operations Agreement, is in material default thereunder, and to Borrower’s and Leasehold Pledgor’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. Except as described herein (including the Exhibits and Schedules attached hereto), no Operations Agreement has been modified, amended or supplemented.

3.1.36   Franchise Agreements.

(a)          Each Franchise Agreement, pursuant to which Operating Lessee has the right to operate the hotel located on the applicable Individual Property under a name and/or hotel system controlled by the applicable Franchisor, is in full force and effect and there is no material default, breach or violation existing thereunder by any party thereto and, to Borrower’s and Leasehold Pledgor’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation by any party thereunder (except as disclosed on Schedule XXI, none of which disclose a current material default). Neither the execution and delivery of the Mortgage Loan Documents or Owner’s or Operating Lessee’s performance thereunder, nor the execution and delivery of the Loan Documents or Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s or Mezzanine A Leasehold Pledgor’s performance thereunder, will adversely affect Owner’s or Operating Lessee’s rights under any Franchise Agreement. None of Owner, Operating Lessee or any Franchisor has exercised any termination option under the applicable Franchise Agreement, neither Owner nor Operating Lessee has given any notice to the applicable Franchisor of Owner’s or Operating Lessee’s election to terminate such Franchise Agreement  effective as of a date after the date hereof, and neither Owner nor Operating Lessee has received from any Franchisor such Franchisor’s notice of its election to terminate such Franchise Agreement effective as of a date after the date hereof. Schedule XII contains a true and correct list, by Individual Property, of (x) each Franchise Agreement under which Operating Lessee has the right to operate the applicable Individual Property, and (y) the expiration dates of each Franchise Agreements set forth on Schedule XII.

3.1.37   Illegal Activity. No portion of any Individual Property, the Mezzanine A Collateral or the Collateral has been or will be purchased with proceeds of any illegal activity.

3.1.38   Property Improvement Plan. There is currently no PIP or similar requirement imposed under any Franchise Agreement, for calendar year 2019, other than as set forth on Schedule XVIII (the “Scheduled PIP”) and there is currently no PIP or similar requirement imposed under any Franchise Agreement other than Scheduled PIP, other than as set forth on Schedule XVIII.

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3.1.39   Collateral.

(a)          Borrower and Leasehold Pledgor are the sole beneficial owners of the Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person). The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement or limited liability company agreement or partnership agreement, as applicable, of the issuer thereof).

(b)          The chief place of business of Borrower and Leasehold Pledgor and the office where Borrower and Leasehold Pledgor keeps its records concerning the Collateral will be located at all times at the address specified as Borrower’s and Leasehold Pledgor’s, as applicable, address in Section 10.6.

(c)          The Pledged Securities have been validly issued and are not subject to any options to purchase or similar rights of any Person.

(d)          The Security Documents create a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge Agreement, Lender will succeed to all of the rights, titles and interest of Borrower and Leasehold Pledgor in Mezzanine A Borrower and Mezzanine A Leasehold Pledgor, as applicable, and the general partner of Mezzanine A Borrower and Mezzanine A Leasehold Pledgor that are limited partnerships without the consent of any other Person and will, without the consent of any other Person, be admitted as a limited partner of such Mezzanine A Borrower and a member in the general partner of such Mezzanine A Borrower.

(e)          No creditor of Borrower or Leasehold Pledgor has in its possession any certificates that constitute or evidence the Collateral or the possession of which would be required to perfect a security interest in the Collateral.

3.1.40   Operating Lease. Owner is the owner and lessor of landlord’s interest in the Operating Lease. The current Operating Lease is in full force and effect and there are no material defaults thereunder by either party and, to Borrower’s and Leasehold Pledgor’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.

3.1.41   Mortgage Loan. The Mortgage Loan has been fully funded and remains outstanding in its original principal balance as of the Closing Date. To Borrower’s and Leasehold Pledgor’s knowledge, no default, breach, violation or event of default has occurred under any Mortgage Loan Document which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an Event of Default under the Mortgage Loan Documents. Each and every representation and warranty of Owner and/or Operating Lessee made to Mortgage Lender contained in any one or more of the Mortgage Loan Documents is hereby incorporated into this Agreement by reference and deemed made hereunder to the same extent and with the same force and effect as if fully set forth herein and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

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3.1.42   Mezzanine A Loan. The Mezzanine A Loan has been fully funded and remains outstanding in its original principal balance as of the Closing Date. To Borrower’s and Leasehold Pledgor’s knowledge, no default, breach, violation or event of default has occurred under any Mezzanine A Loan Document which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an Event of Default under the Mezzanine A Loan Documents. Each and every representation and warranty of Mezzanine A Borrower and/or Mezzanine A Leasehold Pledgor made to Mezzanine A Lender contained in any one or more of the Mezzanine A Loan Documents is hereby incorporated into this Agreement by reference and deemed made hereunder to the same extent and with the same force and effect as if fully set forth herein and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mezzanine A Lender or to whether the related Mezzanine A Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

3.1.43   Mortgage Borrower Company Agreements. Borrower has delivered to Lender a true, complete and accurate copy of each of the Mortgage Borrower Company Agreements and there are no other agreements which amend, modify or supplement any of the Mortgage Borrower Company Agreements. Further, none of the Mortgage Borrower Company Agreements have been otherwise amended or modified and each of the Mortgage Borrower Company Agreements are in full force and effect as of the Closing Date.

3.1.44   Mezzanine A Borrower Operating Agreements. Borrower has delivered to Lender a true, complete and accurate copy of the Mezzanine A Borrower Operating Agreement and there are no other agreements which amend, modify or supplement the Mezzanine A Borrower Operating Agreement. Further, the Mezzanine A Borrower Operating Agreement has not been otherwise amended or modified and the Mezzanine A Borrower Operating Agreement is in full force and effect as of the Closing Date.

Section 3.2           Survival of Representations. The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall (i) while not re-made, survive until the Obligations have been paid and performed in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Notwithstanding the foregoing, any representation or warranty made with respect to an Individual Property shall not survive the release of such Individual Property from the Lien of the applicable Mortgage in accordance with Section 2.5.2 and Section 2.5.3 of the Mortgage Loan Agreement and Section 2.5.2 and Section 2.5.3 hereof. Notwithstanding the foregoing, any representation or warranty made with respect to the Mezzanine A Collateral shall not survive the release of the Mezzanine A Collateral from the Lien of the Pledge Agreement in accordance with Section 2.5.2 and Section 2.5.3 of the Mezzanine A Loan Agreement and Section 2.5.2 and Section 2.5.3 hereof.

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Article 4

BORROWER COVENANTS

Until the end of the Term, Borrower and Leasehold Pledgor hereby covenants and agrees with Lender that:

Section 4.1          Payment and Performance of Obligations. Borrower and Leasehold Pledgor shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

Section 4.2          Due on Sale and Encumbrance; Transfers of Interests.

(a)          Each of Borrower and Leasehold Pledgor acknowledges that Lender has examined and relied on the experience of Borrower and Leasehold Pledgor and their respective stockholders, general partners and members, as applicable, and principals of Borrower and Leasehold Pledgor in owning the Collateral in agreeing to make the Loan, and will continue to rely on Borrower’s and Leasehold Pledgor’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the Other Obligations. Borrower and Leasehold Pledgor each acknowledge that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Debt or Borrower or Leasehold Pledgor default in the performance of the Other Obligations, Lender can recover the Debt by a sale of the Collateral. Therefore, without the prior written consent of Lender, but, in each instance, subject to the express provisions of Article 7, none of Borrower, Leasehold Pledgor nor any other Loan Party nor any other Person having a direct or indirect ownership or beneficial interest in Borrower, Leasehold Pledgor or in any other Loan Party shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any Individual Property, the Mezzanine A Collateral or the Collateral or any part thereof, or any interest, direct or indirect, common, preferred or otherwise, in Borrower, Leasehold Pledgor or in any other Loan Party, or in any Person holding any direct or indirect interest in Borrower, Leasehold Pledgor or in any other Loan Party, whether voluntarily or involuntarily or enter into or subject any Individual Property to a PACE Loan (a “Transfer”). A Transfer within the meaning of this Section 4.2 shall be deemed to include, but not be limited to, (i) an installment sales agreement wherein Owner agrees to sell any Individual Property or any part thereof or Mezzanine A Borrower agrees to sell the Mezzanine A Collateral or any part thereof, in each case, for a price to be paid in installments; (ii) an agreement by Owner or Operating Lessee for the leasing of all or a substantial part of any Individual Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Owner’s right, title and interest in and to any Leases, or any Gross Revenue; (iii) if Borrower, Leasehold Pledgor or any other Loan Party or any general partner, managing member or controlling shareholder of Borrower, Leasehold Pledgor or of any other Loan Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, Leasehold Pledgor or any other Loan Party, or any general partner, managing member or controlling shareholder of Borrower, Leasehold Pledgor or of any other Loan Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower, Leasehold Pledgor or in any other Loan Party.

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(b)          Notwithstanding the foregoing, a Transfer within the meaning of this Section 4.2 shall not include (i) dispositions of equipment and fixtures in the ordinary course of Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s, Operating Lessee’s business (including equipment or fixtures which are being replaced or which are no longer necessary in connection with the operation of the Property or the Mezzanine A Collateral, provided that (1) such disposition in this parenthetical will not have a material adverse effect on or materially impair the utility of the applicable Individual Property or the Mezzanine A Collateral (a “Material Adverse Effect”) and (2) any new equipment or fixtures acquired by Owner or Operating Lessee (and not so disposed of) shall be subject to the Lien of the Loan Documents (collectively, the “Disposition Conditions”)), (ii) Leases in effect on the date hereof or otherwise permitted by this Agreement, (iii) Permitted Transfers, (iv) easements and rights of way in the ordinary course of business that would not have a material adverse effect on the use, occupancy or access to the applicable Individual Property, and (v) subject to Section 5.3 hereof, transfers of portions of Individual Properties to Governmental Authorities for (1) dedication of such portion to a public use or (2) easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for purposes of public access, the placement of water and sewer lines, telephone and telegraph lines, electric lines or other utilities serving such Individual Property; provided no such transfers shall have any adverse effect on the first priority position of the Lien of the Mezzanine A Pledge Agreement for the benefit of Mezzanine A Lender or the Lien of the applicable Mortgage for the benefit of Mortgage Lender or any other Material Adverse Effect. In connection with any event specified in clause (i) above, Lender shall, from time to time, upon receipt of an officer’s certificate requesting the same and confirming satisfaction of the Disposition Conditions, execute a written instrument in form and substance reasonably satisfactory to Lender to confirm that such equipment or fixtures which are to be, or have been, sold or disposed of are free from the Lien of the Loan Documents; provided, Borrower shall reimburse Lender for its or its Servicer’s reasonable fees and expenses incurred in reviewing such instrument and Borrower’s request.

Section 4.3           Liens. Neither Borrower nor Leasehold Pledgor shall create, incur, assume, permit or suffer to exist any Lien on any portion of any Individual Property, except for the Permitted Encumbrances (Mortgage Loan), any portion of the Mezzanine A Collateral, except for the Permitted Encumbrances (Mezzanine A Loan), nor any portion of the Collateral, except for the Permitted Encumbrances, nor any Lien on any direct or indirect interest in Borrower, Leasehold Pledgor, except for Permitted Transfers, if any. Subject to the following, Borrower and Leasehold Pledgor shall promptly discharge any Lien or charge against any of the Collateral, the Mezzanine A Collateral or Individual Properties which is not a Permitted Encumbrance, Permitted Encumbrance (Mortgage Loan) or Permitted Encumbrance (Mezzanine A Loan) nor otherwise expressly permitted hereunder. After prior notice to Lender, Borrower, Leasehold Pledgor, Mezzanine A Borrower or Mezzanine A Leasehold Pledgor, at Owner’s or Operating Lessee’s expense, may cause Mezzanine A Borrower to cause Owner or Mezzanine A Leasehold Pledgor to cause Operating Lessee to contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Liens, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property, the Mezzanine A Collateral, nor the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower and Leasehold Pledgor shall cause Mezzanine A Borrower to cause Owner or Mezzanine A Leasehold Pledgor to cause Operating Lessee promptly upon final determination thereof to pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) to insure the payment of such Liens exceeding $1,000,000 in the aggregate at any one time, Borrower and Leasehold Pledgor shall cause Mezzanine A Borrower to cause Owner to deliver to Lender either (A) cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vi) failure to pay such Liens will not subject Mortgage Lender, Mezzanine A Lender or Lender to any civil or criminal liability, (vii) such contest shall not affect the ownership, use or occupancy of the Collateral, the Mezzanine A Collateral or any Individual Property, and (viii) Borrower and Leasehold Pledgor shall, upon request by Lender, cause Mezzanine A Borrower to cause Owner or Mezzanine A Leasehold Pledgor to cause Operating Lessee to give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vii) of this Section 4.3. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral, the Mezzanine A Collateral or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the applicable Mortgage or the Pledge Agreement being primed by any related Lien.

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Section 4.4          Special Purpose. Without in any way limiting the provisions of this Article 4, Borrower and Leasehold Pledgor hereby represent and warrant to, and covenant with, Lender that since the date of Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, each Operating Lessee’s, each Individual Owner’s, each SPC Party’s, and each Liquor Subsidiary’s formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, each Operating Lessee, each Individual Owner, each SPC Party and each Liquor Subsidiary has at all times been and shall at all times be a Special Purpose Bankruptcy Remote Entity. None of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Operating Lessee, any Individual Owner, any SPC Party or any Liquor Subsidiary shall directly or indirectly make any change, amendment or modification to its or such SPC Party’s organizational documents, or otherwise take any action which could result in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Operating Lessee, any Individual Owner, any SPC Party, or any Liquor Subsidiary not being a Special Purpose Bankruptcy Remote Entity.

Section 4.5           Existence; Compliance with Legal Requirements. Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, each Individual Owner, each Operating Lessee and each SPC Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the Properties and comply with all Legal Requirements applicable to it, the Collateral, the Mezzanine A Collateral and the Properties.

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Section 4.6          Taxes and Other Charges; Use and Occupancy Taxes.

(a)          Borrower or Leasehold Pledgor shall (or shall cause Owner or Operating Lessee to) pay all Taxes and Other Charges now or hereafter levied, assessed or imposed at least five (5) Business Days before the same become Due and Payable, and shall (or shall cause Owner or Operating Lessee to) furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become Due and Payable (provided, however, that provided no Event of Default shall have occurred and be continuing neither Borrower nor Leasehold Pledgor need pay (or cause Owner or Operating Lessee to pay) such Taxes directly nor furnish (nor cause Owner or Operating Lessee to furnish) such receipts for payment of Taxes have been paid by Mortgage Lender pursuant to the Mortgage Loan Documents or by Mezzanine A Lender pursuant to the Mezzanine A Loan Documents). Borrower or Leasehold Pledgor shall not permit or suffer (and shall not permit Owner or Operating Lessee to permit or suffer), and shall promptly discharge (or cause Owner or Operating Lessee to discharge), any Lien or charge against the Properties, and shall promptly pay (or cause Owner or Operating Lessee to pay) for all utility services provided to the Properties. After prior notice to Lender, Borrower or Leasehold Pledgor may cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, at Owner’s or Operating Lessee’s expense, to contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property, Mezzanine A Collateral or Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower or Leasehold Pledgor shall promptly upon final determination thereof pay (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to pay) the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; (vi) to insure the payment of such Taxes and Other Charges exceeding $1,000,000 in the aggregate at any one time, Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee to deposit with Mortgage Lender cash, or other security as may be approved by Mortgage Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (provided, however, that no such security will be required if Owner or Operating Lessee has provided adequate security for the same to Mortgage Lender in accordance with the Mortgage Loan Documents or Mezzanine A Borrower has provided security for the same to Mezzanine A Lender in accordance with the Mezzanine A Loan Documents), (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of the Properties, or of any Individual Property, and (ix) Borrower or Leasehold Pledgor shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 4.6. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or any part thereof or interest therein), the Mezzanine A Collateral (or any portion thereof) or any Collateral (or any portion thereof) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage secured by the Property, any Lien in favor of Mezzanine A Lender secured by the Mezzanine A Collateral, or the Lien of the Pledge Agreement secured by the Collateral being primed by any related Lien.

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(b)          Borrower or Leasehold Pledgor shall (or shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) pay all Hotel Taxes now or hereafter payable to the applicable Governmental Authority with respect the Individual Properties, as the same become due and payable. Within forty-five (45) days following the end of each calendar quarter, Borrower or Leasehold Pledgor shall provide an Officer’s Certificate setting forth the actual amount of Hotel Taxes due and the actual amount paid with respect to the Properties for the calendar quarter immediately preceding the date of such certificate.

Section 4.7          Litigation. Borrower or Leasehold Pledgor shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Individual Property, the Mezzanine A Collateral, the Collateral, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or Manager (but only as it relates to any Individual Property and only if Borrower or Leasehold Pledgor has received notice of any such litigation or governmental proceedings) or any SPC Party which might materially adversely affect such Individual Property, the Mezzanine A Collateral or the Collateral or Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, such Individual Owner’s, such Operating Lessee’s, Manager’s or such SPC Party’s condition (financial or otherwise) or business (including Borrower’s or Leasehold Pledgor’s ability to perform its Obligations hereunder or under the other Loan Documents but, in the case of Manager’s condition or business, only to the extent Borrower or Leasehold Pledgor has a reasonable belief that such litigation or proceeding might materially adversely affect Manager’s condition or business).

Section 4.8          Title to the Collateral; Owner’s Title Policies.

(a)          Each of Borrower and Leasehold Pledgor shall warrant and defend (i) its title to the Collateral (and shall cause Mezzanine A Borrower and Mezzanine A Leasehold Pledgor to warrant and defend their title to the Mezzanine A Collateral and every part thereof and shall cause Owner and Operating Lessee to warrant and defend its title to the Properties and Owner’s and Operating Lessee’s title to the collateral pledged for the Mortgage Loan), and every part thereof, subject only to Permitted Encumbrances (Mortgage Loan) and Permitted Encumbrances (Mezzanine A Loan), respectively and (ii) the validity and priority of the Liens of the Pledge Agreement, the Security Documents and this Agreement on the Collateral, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower or Leasehold Pledgor shall (or shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Individual Property, the Mezzanine A Collateral or the Collateral, other than as permitted hereunder, is claimed by another Person.

(b)          Borrower or Leasehold Pledgor shall cause Owner and Operating Lessee to comply with the terms of the Owner’s Title Policies and following Borrower’s, Leasehold Pledgor’s, Owner’s or Operating Lessee’s knowledge of a claim or any state of facts which could reasonably give rise to a claim, to promptly file a claim with the applicable title company in accordance with the requirements therein. Borrower or Leasehold Pledgor shall, or shall cause Owner or Operating Lessee to, promptly send to Lender copies of all claims filed under any Owner’s Title Policy, or any notices, correspondences, or documents whether sent or received with respect to the claim or any related litigation. To the extent Owner or Operating Lessee does not file a claim within five (5) Business Days following a written request from Lender, Borrower or Leasehold Pledgor shall cause Owner and/or Operating Lessee to appoint Lender as its/their attorney in fact, to file and enforce claims and all rights of the applicable Owner and Operating Lessee under the applicable Owner’s Title Policy or Owner’s Title Policies in the name of and upon behalf of such Owner and such Operating Lessee (subject to the assignment of proceeds contained in the Assignments of Title Insurance Proceeds and the rights of Mortgage Lender, if any, in such proceeds), which power of attorney, once provided, shall be irrevocable and shall be deemed to be coupled with an interest (but Lender shall not be obligated to file such claim or take such action, nor shall Lender incur liability to Borrower, Leasehold Pledgor, Owner or Operating Lessee for its failure to do so) and Borrower and Leasehold Pledgor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to enforce any of the obligations of Owner or Operating Lessee arising under the Assignments of Title Insurance Proceeds.

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Section 4.9          Financial Reporting.

4.9.1     Generally. Borrower and Leasehold Pledgor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP and the requirements of Regulation AB, reflecting the financial affairs of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee and all items of income and expense in connection with the operation of the Collateral, the Mezzanine A Collateral and the Properties. Lender shall have the right from time to time during normal business hours upon reasonable notice Borrower and Leasehold Pledgor to examine such books and records at the office of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower or Leasehold Pledgor shall pay (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to pay) any reasonable and actual costs incurred by Lender to examine such books, records and accounts, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

4.9.2     Quarterly and Monthly Reports.

(a)          Not later than forty-five (45) days following the end of the first three fiscal quarters, and within ninety (90) days after the end of the fourth fiscal quarter, Borrower or Leasehold Pledgor shall deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender unaudited consolidated financial statements of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee, internally prepared on an accrual basis including a consolidated balance sheet as of the end of such quarter and profit and loss statements for the quarter and year then ended compared to the corresponding period of the previous Fiscal Year, Individual Property-level profit and loss statements for the previous twelve (12) months then ended, and a summary report detailing monthly occupancy, including average daily rate, made available to Borrower or Leasehold Pledgor for the subject quarter. Such statements for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments), the Mezzanine A Collateral and the Collateral, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, the Mezzanine A Collateral the Collateral or any Individual Property or the Properties in which the amount involved is $1,000,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto, (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget, and (E) a calculation reflecting the Debt Yield as of the last day of such fiscal quarter. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof. All calculations of the Debt Yield shall be subject to verification by Lender; and

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(b)          Prior to the occurrence of a Securitization of the Loan, Borrower shall deliver to Lender, not later than thirty (30) days following the end of each calendar month, a consolidated profit and loss statement for Borrower (which, to the extent required by GAAP, shall separately denote any “non-controlling” or “minority” interest in the earnings of any subsidiary of HIT Portfolio I Holdco, LLC (“Holdco”) for the month and year then ended compared to the corresponding period of the previous Fiscal Year and for each Individual Property, a profit and loss statement for the twelve (12) months then ended and a summary report detailing monthly occupancy, including the daily average rate during the subject month. Such statements for each month shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge that such statements fairly represent the results of operations of Owner (taking into account any “non-controlling” or “minority” interest in the earnings of any subsidiary of Owner) and the Properties and a calculation reflecting the Debt Yield as of the last day of such calendar month. All calculations of the Debt Yield shall be subject to verification by Lender.

4.9.3     Annual Reports. Borrower or Leasehold Pledgor shall deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender:

(a)          Intentionally Omitted; and

(b)          Not later than one hundred twenty (120) days after the end of each Fiscal Year of Owner’s operations, audited consolidated financial statements of Owner, certified by an Independent Accountant in accordance with GAAP, covering the Properties on a combined basis for such Fiscal Year, including a consolidated balance sheet as of the end of such Fiscal Year and a consolidated statement of operations, which shall be accompanied by an Officer’s Certificate in the form required pursuant to Section 4.9.2(a) above; provided, that in no event shall Borrower be required to provide audited financials for 2018 or any year prior; and

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(c)          Not later than one hundred twenty (120) days after the end of each Fiscal Year of Owner’s operations, an annual summary of any and all FF&E Work, PIP Work and Capital Expenditures made at the Properties on a combined basis, as well as for each Individual Property where the cost of FF&E Work, PIP Work and Capital Expenditures at such Individual Property exceeds $500,000, during the prior twelve (12) month period.

4.9.4     Other Reports.

(a)          Borrower or Leasehold Pledgor shall deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender, within ten (10) Business Days of Lender’s reasonable request therefor, copies of reports prepared by Manager in accordance with its obligations under the Management Agreement, including without limitation, any financial reports, economic and operational trend analyses, or such other information as Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee is entitled to request from Manager from time to time.

(b)          Borrower and Leasehold Pledgor shall, within ten (10) Business Days after request by Lender or, if all or part of the Loan is being or has been included in a Securitization (in which case, at Lender’s expense), by the Rating Agencies, furnish or cause to be furnished to Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the Properties as well as with respect to any Individual Property, including franchise inspection reports and guest satisfaction scores.

(c)          Borrower and Leasehold Pledgor shall submit to Lender the financial data and financial statements required, and within the time periods required, under clauses (i) and (ii) of Section 9.1(f), if and when available.

4.9.5     Annual Budget.

(a)          Borrower or Leasehold Pledgor shall submit (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to submit) to Lender by December 31 of each year the Annual Budget for the succeeding Fiscal Year; Borrower shall also submit any updates to such Annual Budget; provided that during the continuance of any Trigger Period, Borrower shall submit an Annual Budget to Lender by December 1 of each year. Each Annual Budget shall include Operating Expenses and Capital Expenditure which are based upon, and consistent with, what is reasonable and customary for properties similar in size, location and nature to the Properties. During the continuance of any Trigger Period, the Annual Budget then currently in place which shall be deemed approved, but Lender shall have the right to approve any amendment thereto and each subsequent Annual Budget (which approval shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default is continuing) and shall further have the right to require Borrower to furnish Lender on a biannual basis for its approval an update of such Annual Budget (which update shall be subject to Lender’s approval, such approval not to be unreasonably withheld, conditioned or delayed so long as no Event of Default is continuing). Annual Budgets and/or updates thereof submitted to Lender in accordance herewith and, if Lender approval is then required hereunder, approved or deemed approved by Lender in accordance with Section 4.9.5(b) hereof, shall hereinafter be referred to as an “Approved Annual Budget”. During the continuance of a Trigger Period, until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with adjustments as reasonably determined by Lender to reflect actual increases in Taxes, Insurance Premiums and utilities expenses and variable Operating Expenses that directly relate to increases in revenue). None of Borrower, Leasehold Pledgor nor Manager shall (nor shall they cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) change or modify an Approved Annual Budget, as it may be updated in accordance herewith, that has been approved or deemed approved by Lender without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed so long as there is no Event of Default then continuing (until such time as the applicable Trigger Period ends, after which unless and until a new Trigger Period shall begin), no Lender consent shall be required and Borrower may change or modify (or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to change or modify) an Approved Annual Budget in accordance with the terms of this Section 4.9.5.

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(b)          In the event Borrower is required to obtain Lender’s approval of a proposed Annual Budget (or any proposed modification thereof) pursuant to this Section 4.9.5, Lender’s approval shall be deemed given by Lender if (I) the first correspondence from Borrower to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower is requesting the Lender’s approval of the proposed Annual Budget (or the proposed modification thereof) under Section 4.9.5 of the Loan Agreement and that Lender’s failure to respond to such request within ten (10) Business Days following its receipt of such request may result in such request being deemed granted, and (C) is accompanied by a copy of the proposed Annual Budget (or the proposed modification thereof) and all information and documentation (and in such detail) as is reasonably necessary to allow Lender to adequately and completely evaluate the request (which information may be provided electronically in the form of a CD Rom or other portable electronic media enclosed with such notice), (II) Lender shall fail to respond to such request within ten (10) Business Days following its receipt of such request, (III) Borrower shall deliver to Lender a second written request for approval, which request is delivered in the same form and manner as contemplated in clause (I) above and states that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) Lender shall fail to respond to such request in the manner contemplated in clause (III) above within such five (5) Business Day period. In the event Lender timely objects (stating the basis for its objection in reasonable detail) to a proposed Annual Budget (or the proposed modification thereof) in accordance with the foregoing, Borrower shall promptly revise, or cause to be revised, such Annual Budget (or the proposed modification thereof) and resubmit the same to Lender. Lender’s approval of a revised Annual Budget (or revised modification thereof) shall be deemed given by Lender if such revision is submitted to Lender in accordance with clauses (I) and (III) above and Lender shall fail to respond in accordance with clauses (II) and (IV) above.

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4.9.6     Excess Operating Expenses.

(a)          In the event that during a Trigger Period Owner or Operating Lessee incurs any Operating Expenses in excess of Approved Operating Expenses (excluding Restricted Payments and any Incentive Management Fees, and excluding amounts permitted to be remitted to Borrower from Cash Collateral Funds pursuant to Section 6.10(b) of the Mortgage Loan Agreement or the parallel provisions of the Mezzanine A Loan Agreement, if then applicable) (“Excess Operating Expenses”), then Borrower or Leasehold Pledgor shall (or shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) promptly deliver to Lender, for Lender’s information, upon Lender’s request, a reasonably detailed explanation of such Excess Operating Expenses. During the continuance of any Trigger Period, all Excess Operating Expenses must be approved by Lender in writing (such expenses, if approved, or deemed approved in accordance with Section 4.9.6(b) below, the “Approved Excess Operating Expenses”) prior to the disbursement of any funds therefor, such approval not to be unreasonably withheld, conditioned or delayed provided no Event of Default shall then exist. During the continuance of any Trigger Period, any funds distributed to Owner for the payment of Approved Excess Operating Expenses pursuant to Section 6.11.1(a)(xi) of the Mortgage Loan Agreement shall be used by Owner or Operating Lessee only to pay for such Approved Excess Operating Expenses or to reimburse Owner or Operating Lessee for such Approved Excess Operating Expenses, as applicable.

(b)          In the event Borrower is required to obtain Lender’s approval of Excess Operating Expenses pursuant to this Section 4.9.6, Lender’s approval shall be deemed given by Lender if (I) the first correspondence from Borrower to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower is requesting the Lender’s approval of Excess Operating Expenses under Section 4.9.6 of the Loan Agreement and that Lender’s failure to respond to such request within ten (10) Business Days following its receipt of such request may result in such request being deemed granted, and (C) is accompanied by an explanation of such Excess Operating Expenses in reasonable detail as is necessary to allow Lender to adequately and completely evaluate the request, (II) Lender shall fail to respond to such request within ten (10) Business Days following its receipt of such request, (III) Borrower shall deliver to Lender a second written request for approval, which request is delivered in the same form and manner as contemplated in clause (I) above and states that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) Lender shall fail to respond to such request in the manner contemplated in clause (III) above within such five (5) Business Day period.

4.9.7     Hotel Accounting. All property level (but not upper-tier or consolidated) monthly and other operating statements to be delivered by or on behalf of Borrower or Leasehold Pledgor hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels, current edition.

Section 4.10        Access to Property. Borrower or Leasehold Pledgor shall cause Owner and Operating Lessee to permit agents, representatives, consultants and employees of Lender to inspect any Individual Property or any part thereof at reasonable hours upon reasonable advance notice. Lender or its agents, representatives, consultants and employees as part of any inspection may non-invasively (except as expressly permitted under the Environmental Indemnity) take soil, air, water, building material and other samples from such Individual Property, subject to the rights of tenants under Leases.

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Section 4.11         Leases. Any Leases in excess of three thousand (3,000) square feet (each such Lease a “Material Lease”) written after the date hereof shall be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower or Leasehold Pledgor shall furnish Lender with executed copies of all Leases entered into after the date hereof. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents. Prior to entering into any Lease or any modification thereof, Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee to obtain or cause the tenant to obtain all licenses, permits, approvals and consents required as a condition to such Lease and/or to tenant’s operation thereunder, including without limitation any and all consents and approvals required under any applicable Franchise Agreement, Ground Lease, Operations Agreement and/or License. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property in favor of Mortgage Lender and that the lessee agrees to attorn to Mortgage Lender or any purchaser at a sale by foreclosure or power of sale. Borrower and Leasehold Pledgor shall, and shall cause the related Manager to, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce (if and to the extent commercially reasonable to do so under the circumstances) the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner or terminate or amend such lease, in either case in a manner not to impair materially the value of the Individual Property involved except that no termination by Owner or Operating Lessee or acceptance of surrender by a tenant of any Material Lease shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; provided, however, that no such termination or surrender of any Material Lease will be permitted without the written consent of Lender; (iii) not collect any of the Rents relating to the Leases more than one (1) month in advance (other than security deposits); (iv) not execute any other assignment of lessor’s interest in the Leases or the Rents or any other Gross Revenues (except as contemplated by the Loan Documents and the Mortgage Loan Documents); (v) not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, neither Borrower nor Leasehold Pledgor shall permit Owner or Operating Lessee to enter into a lease of all or substantially all of any Individual Property (other than the Operating Lease) without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion. Lender’s approval of a Material Lease shall be deemed given by Lender if (I) the first correspondence from Borrower to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower or Leasehold Pledgor is requesting Lender’s approval of a Material Lease under Section 4.11 of the Loan Agreement and that Lender’s failure to respond to such request within ten (10) Business Days following its receipt of such request may result in such request being deemed granted, and (C) is accompanied by an a copy of such proposed Material Lease together with an explanation thereof in such reasonable detail as is necessary to allow Lender to adequately and completely evaluate the request, (II) Lender shall fail to respond to such request within ten (10) Business Days following its receipt of such request, (III) Borrower or Leasehold Pledgor shall deliver to Lender a second written request for approval, which request is delivered in the same manner as contemplated in clause (I) above and states that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) Lender shall fail to respond to such request in the manner contemplated in clause (III) above within such five (5) Business Day period.

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Section 4.12         Repairs; Maintenance and Compliance; Alterations.

4.12.1   Repairs; Maintenance and Compliance. Borrower and Leasehold Pledgor shall at all times cause Owner and Operating Lessee to maintain, preserve and protect all franchises and trade names, and Borrower and Leasehold Pledgor shall cause Owner and Operating Lessee to cause each Individual Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 4.12.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower and Leasehold Pledgor shall cause Owner and Operating Lessee to promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower and Leasehold Pledgor shall (or cause Owner or Operating Lessee to) promptly notify Lender in writing after Borrower or Leasehold Pledgor first receives notice of any such non-compliance. Borrower and Leasehold Pledgor shall cause Owner and Operating Lessee to promptly repair, replace or rebuild any part of any Individual Property that becomes damaged, worn or dilapidated (subject to Article V) and shall complete and pay for any Improvements at any time in the process of construction or repair. Borrower and Leasehold Pledgor acknowledge and agree that, with respect to any Individual Properties that have fewer parking spaces than are required under the applicable zoning regulations, (a) each such Individual Property could be brought into compliance with the applicable zoning regulations with respect to parking count solely by restriping the parking lot(s) and/or parking garage(s) located at such Individual Property and (b) Borrower and Leasehold Pledgor shall cause Owner and Operating Lessee to bring each such Individual Property into compliance with applicable zoning regulations with respect to parking count promptly following the request by any Governmental Authority to do so.

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4.12.2   Alterations. Borrower and Leasehold Pledgor may, without Lender’s consent, permit Owner and Operating Lessee to perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration (or are otherwise approved by Lender), (ii) do not materially adversely affect Borrower’s, Leasehold Pledgor’s, Owner’s or Operating Lessee’s financial condition or the value or net operating income of the Properties or of any Individual Property, and (iii) are in the ordinary course of Owner’s and Operating Lessee’s business (it being understood that nothing in this clause (iii) shall prohibit Owner from carrying out FF&E Work to the extent the same constitutes an Approved FF&E Expense or PIP Work to the extent the same constitutes an Approved Scheduled PIP Expense). Neither Borrower nor Leasehold Pledgor shall cause or permit Owner or Operating Lessee to perform any Material Alteration without Lender’s prior written consent not to be unreasonably withheld, conditioned or delayed. To the extent that the Mortgage Loan and the Mezzanine A Loan are no longer outstanding or Mortgage Lender and Mezzanine A Lender have waived the corresponding requirement under the Mortgage Loan Documents and the Mezzanine A Loan Documents, Lender may, as a condition to giving its consent to a Material Alteration with respect to any one or more Individual Properties, require that Borrower or Leasehold Pledgor deliver (or cause Owner or Operating Lessee to deliver) to Lender security for payment of the cost of such Material Alteration and as additional security for Borrower’s and Leasehold Pledgor’s Obligations under the Loan Documents, which security may be any of the following: (i) cash, (ii) a Letter of Credit, (iii) U.S. Obligations, or (iv) other securities acceptable to Lender, provided that in the case of this clause (iv), Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements at such Individual Property(ies) (other than such amounts to be paid or reimbursed by tenants under the Leases) in excess of the Alteration Threshold. Not more than once per month during the course of the Material Alteration, upon Borrower’s or Leasehold Pledgor’s written request and provided each of the conditions below shall have been satisfied, Lender will disburse funds from any Material Alteration security that is cash to fund (or reimburse Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, as applicable, for its funding of) the cost of the Material Alterations or, to the extent applicable, provide its written consent to the reduction of any Letter of Credit in consideration of Borrower’s or Leasehold Pledgor’s funding of the cost of the Material Alterations (such reduction being in the amount of such funding), in each case, within twenty (20) days following Lender’s receipt of Borrower’s or Leasehold Pledgor’s written request. Lender’s obligation to make disbursements hereunder shall be subject to the satisfaction of each of the following conditions: (x) as of the date of Borrower’s or Leasehold Pledgor’s request, and as of the date of disbursement, no Event of Default shall have occurred and be continuing, (y) Borrower’s or Leasehold Pledgor’s written request shall be accompanied by: (1) copies of all bills and invoices evidencing such costs (and the same shall be subject to Lender’s reasonable review), (2) an Officer’s Certificate from Borrower (A) stating that the items to be funded by the requested disbursement are costs of an approved Material Alteration, and a description thereof, (B) stating that the portion of such approved Material Alteration to be funded by the requested disbursement has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) stating that the portion of such Material Alteration to be funded has not been the subject of a previous disbursement and that all prior releases, disbursement, or returns of security have been applied by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to the costs of such Material Alteration in accordance with Borrower’s or Leasehold Pledgor’s past requests, (3) evidence satisfactory to Lender in its reasonable discretion that the balance of the cash portion of the Material Alteration security or the undrawn portion of any Letter of Credit given as security for such Material Alteration, after giving effect to the requested disbursement, will be sufficient to cover the remaining cost of such Material Alteration, (4) evidence that all contracts, subcontractors and materialmen who provided work materials or services in connection with such portion of the Material Alterations covered by such disbursement have been paid in full (or will be paid in full from such disbursement) and have delivered appropriate lien waivers and/or releases (or will deliver them in connection with such disbursement); (5) at Lender’s option, but no more frequently than once per calendar quarter, a title search for the related Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender and which are not otherwise Permitted Encumbrances (Mortgage Loan), and (6) such other evidence as Lender shall reasonably request to demonstrate that the portion of such Material Alteration to be funded by the requested disbursement has been completed and paid for or will be paid upon such disbursement to Borrower or Leasehold Pledgor. Upon substantial completion of any Material Alteration, Borrower or Leasehold Pledgor shall provide (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to provide) evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. If Borrower or Leasehold Pledgor has provided (or caused Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to provide) cash security, as provided above, except to the extent applied by Lender to fund such Material Alterations, such cash shall be released by Lender to fund such Material Alterations, and if Borrower or Leasehold Pledgor has provided (or has caused Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to provide) non-cash security, as provided above, except to the extent applied by Lender to fund such Material Alterations, Lender shall release and return such security upon Borrower’s satisfaction of the requirements of the preceding sentence.

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Section 4.13        Approval of Major Contracts. Borrower and Leasehold Pledgor shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting any Individual Property, which approval may be granted or withheld in Lender’s reasonable discretion and which approval shall be deemed given by Lender if (I) the first correspondence from Borrower to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower or Leasehold Pledgor is requesting the Lender’s approval of a Major Contract under Section 4.14 of the Loan Agreement and that Lender’s failure to respond to such request within ten (10) Business Days following its receipt of such request may result in such request being deemed granted, and (C) is accompanied by an a copy of such proposed Major Contract together with an explanation thereof in such reasonable detail as is necessary to allow Lender to adequately and completely evaluate the request, (II) Lender shall fail to respond to such request within ten (10) Business Days following its receipt of such request, (III) Borrower or Leasehold Pledgor shall deliver to Lender a second written request for approval, which request is delivered in the same manner as contemplated in clause (I) above and states that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) Lender shall fail to respond to such request in the manner contemplated in clause (III) above within such five (5) Business Day period.

Section 4.14        Property Management.

4.14.1   Management Agreements. Borrower and Leasehold Pledgor shall or shall cause Owner and Operating Lessee to (i) use commercially reasonable efforts to cause Manager to manage the Properties in accordance with the applicable Management Agreement and in accordance with all applicable Legal Requirements, (ii) diligently perform and observe all of the terms, covenants and conditions of each of the Management Agreements on the part of Owner and/or Operating Lessee to be performed and observed, (iii) promptly notify (or cause Owner or Operating Lessee to notify) Lender of any material default (after the expiration of any applicable cure periods) under any Management Agreement of which it is aware, (iv) in the event of and upon Lender’s reasonable request from time to time, promptly deliver (or cause Owner or Operating Lessee to deliver) to Lender a copy of any financial statements, business plans, capital expenditures plans, reports and estimates received by it under the Management Agreements that are so requested by Lender, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreements. Subject at all times to the rights of Mortgage Lender under the Mortgage Loan Documents and Mezzanine A Lender under the Mezzanine A Loan Documents, if Owner or Operating Lessee shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of Owner or Operating Lessee, as applicable, to be performed or observed and such default is not cured within thirty (30) days of written notice from Lender (or if an Event of Default exists), then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower or Leasehold Pledgor from any of its Obligations hereunder or under the Management Agreements, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreements on the part of Owner or Operating Lessee, as applicable, to be performed or observed.

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4.14.2   Prohibition Against Termination or Modification.

(a)          Except as set forth in clause (b) below, neither Borrower nor Leasehold Pledgor shall cause or permit Owner or Operating Lessee, to (i) surrender, terminate, cancel, materially modify, renew or extend any Management Agreement (other than a renewal or extension of a Management Agreement in accordance with its terms), (ii) enter into any other agreement relating to the management or operation of any Individual Property with any Manager or any other Person, (iii) consent to the assignment by any Manager of its interest under the related Management Agreement, or (iv) waive or release any of its material rights and remedies under any Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, with respect to the appointment of a new manager, such consent may be conditioned upon Borrower or Leasehold Pledgor delivering to Lender a Rating Agency Confirmation from each applicable Rating Agency as to such new manager and evidence that such replacement will not violate or cause a breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default, and that any approvals required under any Franchise Agreement or Ground Lease to the replacement of Manager have been obtained. If at any time Lender consents to the appointment of a new manager, such new manager and Owner and Operating Lessee shall, as a condition of Lender’s consent, execute (i) a management agreement in form and substance reasonably acceptable to Lender, and (ii) a subordination of management agreement in a form reasonably acceptable to Lender.

(b)          Notwithstanding anything to the contrary herein or in the other Loan Documents (and without limiting Borrower’s and Leasehold Pledgor’s right to replace (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to replace) a Manager with Lender’s consent pursuant to clause (a) above), Borrower and Leasehold Pledgor shall have the right in connection to cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to replace one or more Managers with one or more Qualified Managers without Lender’s consent and without any Rating Agency Confirmation provided that each of the following conditions shall have been satisfied:

(i)          Lender shall have received written notice of the intended replacement(s) not less than fifteen (15) days prior to the date(s) on which such proposed replacement(s) are to occur;

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(ii)         As of the date of giving such notice and as of the effective date of such replacement no Event of Default shall have occurred and be continuing;

(iii)        Such notice shall identify the Individual Property as to which Owner wishes to replace the Manager and the Qualified Manager with whom Owner or Operating Lessee intends to replace the applicable Manager and as of the date of giving such notice and as of the effective date of such replacement, (x) no such Qualified Manager shall be subject to any bankruptcy or similar insolvency proceeding, and (y) there shall have been no material adverse change in the condition of any such Qualified Manager, financial and otherwise, since the Closing Date; provided, however, that the replacement property management company identified by Owner shall be a “Qualified Manager” for purposes of this subsection (b) only if such replacement property company does not manage more than seventy-five percent (75%) of the total number of keys of the Individual Properties;

(iv)        Each Qualified Manager identified by Borrower or Leasehold Pledgor shall enter into one or more new Management Agreements, which agreements shall (A) not provide for Base Management Fees in excess of three percent (3.0%) of the monthly Operating Income for the Individual Properties managed by such Qualified Manager unless otherwise reasonably agreed by Lender in writing, and (B) otherwise be on terms and conditions approved by Lender (which approval will not be unreasonably withheld, conditioned or delayed); provided that any new Management Agreement which satisfies clause (A) above and is in form and substance substantially the same as any existing Management Agreement by and between a Qualified Manager and the applicable Owner or Operating Lessee that exist as of the Closing Date shall be deemed to be approved by Lender;

(v)         Lender shall have received evidence reasonably satisfactory to it (which may be in the form of an Officer’s Certificate) that such replacement(s) of such Manager(s) are not prohibited by and would not permit the applicable Franchisor or the applicable Ground Lessor to terminate any Franchise Agreement or Ground Lease, and will not result in or cause any breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default, and that any approvals required under any Franchise Agreement or Ground Lease to the replacement of such Manager(s) have been obtained;

(vi)        Concurrently with such replacement(s), Borrower or Leasehold Pledgor shall have caused Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to pay (or escrow in accordance with the terms of the Management Agreement(s) being replaced), any termination or transition costs and expenses, termination fees or their equivalent, to which any Manager being replaced is entitled under its Management Agreement; and

(vii)       Each such Qualified Manager shall enter into an assignment of management agreement and subordination of management fees which either is (A) in form and substance substantially the same as the assignment of management agreement and subordination of management fees entered into by any Qualified Manager on the Closing Date or (B) in form and substance approved by Lender (which approval will not be unreasonably withheld, conditioned or delayed).

-105-	Mezzanine B Loan Agreement

4.14.3   Replacement of Manager. In each case to the extent permitted under the applicable Assignment of Management Agreement, Lender shall have the right to require Borrower or Leasehold Pledgor to cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to replace any Manager with a Person chosen by Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee and, unless such replacement is a Qualified Manager, approved by Lender (provided, that such approval of a Manager that is not a Qualified Manager may be conditioned upon Borrower or Leasehold Pledgor delivering a Rating Agency Confirmation as to such new manager and management agreement) upon the occurrence of any one or more of the following events: (i)  at any time after the Loan has been accelerated in accordance with Section 8.2.1, the Maturity Date has occurred, or Lender has commenced a foreclosure action, applied for the appointment of a receiver or exercised other similar remedies with respect to an Event of Default, (ii) if such Manager shall be in material default under the Management Agreement that causes a material adverse effect (in Lender’s reasonable determination) on Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or their respective business, net cash flow, operations or financial condition or on the Properties then under management pursuant to such Management Agreement or the use, value, operation or net cash flow thereof or Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s or Operating Lessee’s interest therein or Lender’s security therein, and such default is not cured within thirty (30) days after notice thereof from Lender to Borrower; provided if such default cannot reasonably be cured within such thirty (30) day period Borrower shall have an additional sixty (60) days in which to cure such default so long as it is diligently pursuing a cure, (iii) if such Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding (provided that if such proceeding is involuntary, the same shall not have been dismissed within ninety (90) days of filing), or (iv) if at any time such Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds (unless such gross negligence, fraud, willful misconduct or misappropriation of funds is the act of any employee of such Manager other than a senior officer or other individual controlling such Manager and within thirty (30) days of such Manager’s discovery thereof, such employee has been terminated by that Manager and that Manager has fully compensated Borrower or Leasehold Pledgor, as applicable, for any losses suffered as a result of such gross negligence, fraud, willful misconduct or misappropriation of funds). If any of the events listed in subparagraphs (i)-(iv) above has occurred, subject to the prior written consent of the Mortgage Lender and Mezzanine A Lender, Lender shall have the right to replace the applicable Manager with any Qualified Manager if (A) neither Borrower nor Leasehold Pledgor is diligently working (or causing Owner or Operating Lessee to diligently work) to replace the Manager and keeping Lender reasonably apprised of its efforts in connection therewith, and Borrower or Leasehold Pledgor fails to commence and continue thereafter (or cause Owner or Operating Lessee to commence and continue thereafter) diligently working to replace the applicable Manager within ten (10) Business Days after written notice from Lender, or (B) Borrower or Leasehold Pledgor fails to actually replace (or cause Owner or Operating Lessee to actually replace) the Manager with a Manager approved by Lender within one hundred twenty (120) days after Lender’s initial notice to Borrower or Leasehold Pledgor to replace the Manager; provided that if Borrower or Leasehold Pledgor is unable to replace the Manager within such one hundred twenty (120) days and Borrower or Leasehold Pledgor continues to diligently work to do so, then Borrower and Leasehold Pledgor shall have up to an additional sixty (60) days to replace the Manager.

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4.14.4    Brand Manager Rights. Lender acknowledges that pursuant to the Management Agreements, the Brand Managers retain control and discretion over certain matters customarily subject to Lender approval and have the right to take certain actions that may be restricted under the Loan Documents (including matters relating to FF&E, leases, casualty and condemnation, alterations, leasing and budgets). Lender acknowledges that any restrictions herein or in the other Loan Documents on the actions of Borrower and Leasehold Pledgor and any approvals Borrower or Leasehold Pledgor is required to obtain from Lender shall be subject to the rights and discretion of the applicable Brand Manager with respect to such Individual Properties pursuant to the terms of the applicable Management Agreements.

Section 4.15       Performance by Borrower; Compliance with Agreements.

(a)          Each of Borrower and Leasehold Pledgor shall in a timely manner observe, perform and fulfill (and cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to observe, perform and fulfill) each and every covenant, term and provision of each Loan Document, Mezzanine A Loan Document and Mortgage Loan Document executed and delivered by, or applicable to, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and/or Operating Lessee, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document, Mezzanine A Loan Document or Mortgage Loan Documents executed and delivered by, or applicable to, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, or Owner or Operating Lessee without the prior consent of Lender.

(b)          Each of Borrower and Leasehold Pledgor shall at all times comply (and cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to comply) in all material respects with all Operations Agreements. Each of Borrower and Leasehold Pledgor agrees that without the prior written consent of Lender, neither Borrower nor Leasehold Pledgor will cause or permit Owner to amend, modify or terminate any of the Operations Agreements.

Section 4.16         Licenses; Intellectual Property; Website.

4.16.1   Licenses. Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee (or, as applicable, shall cause Owner or Operating Lessee to cause Liquor Subsidiary) to keep and maintain all Licenses necessary for the operation of each Individual Property as a hotel. Neither Borrower nor Leasehold Pledgor shall permit Owner or Operating Lessee to transfer any Licenses required for the operation of each Individual Property (except in connection with a Permitted Direct Assumption). Subject to the rights of Mortgage Lender pursuant to the Mortgage Loan Documents and Mezzanine A Lender pursuant to the Mezzanine A Loan Documents, following the occurrence and during the continuation of any Event of Default, Borrower and Leasehold Pledgor shall, and shall cause Owner and Operating Lessee to, upon any request of Lender cooperate with Lender (and its nominees and successors and assigns) in (i) the transfer to Lender (or such nominee, successor or assign) of any Licenses (including, without limitation, liquor licenses) necessary or appropriate for the operation of any of the Properties; (ii) the obtaining by Lender (or such nominee, successor or assign) of any Licenses (including, without limitation, liquor licenses) necessary or appropriate for the operation of any of the Properties; and (iii) the continuation by Owner or Operating Lessee or any tenant under any Lease or by any Manager on behalf of Owner or Operating Lessee of any existing licenses and permits (including, without limitation, liquor licenses) and/or arrangements for liquor sales and service to be conducted by third party vendors, under catering licenses or otherwise, until new licenses and permits are obtained.

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4.16.2   Intellectual Property. Borrower and Leasehold Pledgor shall keep and maintain (and shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to keep and maintain) all Intellectual Property relating to the use or operation of each Individual Property and all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee. Neither Borrower nor Leasehold Pledgor shall cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to Transfer or let lapse any Intellectual Property without Lender’s prior consent.

4.16.3   Website. Any website with respect to any Individual Property (other than tenant websites), Owner, Borrower, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Leasehold Pledgor or Operating Lessee shall be maintained by or on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, respectively, and any such website shall be registered in the name of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, respectively. Neither Borrower nor Leasehold Pledgor shall nor shall Borrower or Leasehold Pledgor cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to Transfer any such website without Lender’s prior consent.

Section 4.17       Further Assurances. Borrower and Leasehold Pledgor shall, at Borrower’s and Leasehold Pledgor’s sole cost and expense:

(a)          furnish (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to furnish) to Lender, to the extent not already furnished to Lender on or before the Closing Date, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower and Leasehold Pledgor pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)          cure any defects in the execution and delivery of the Loan Documents and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require including, without limitation, the execution and delivery of all such writings necessary to transfer any licenses identified by Lender in the name of Lender or its designee after the occurrence and during the continuation of an Event of Default; provided that no such cure, document, instrument, certificate, assignment or other writing reduces the rights or increases the obligations of Borrower, Leasehold Pledgor or any Guarantor under the Loan Documents; and

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(c)          do and execute (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to do and execute) all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

Section 4.18         Estoppel Statement.

(a)          After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Loan, (ii) the Applicable Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any known offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b)          Borrower and Leasehold Pledgor shall use commercially reasonable efforts to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender, within thirty (30) days of Lender’s request, an estoppel certificate from each tenant under any Lease in form and substance reasonably satisfactory to Lender; provided, that neither Borrower nor Leasehold Pledgor shall be required to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) such certificates more frequently than the lesser of (x) two (2) times in any calendar year or (y) the number of requests permitted to be made under the applicable Lease in any calendar year; provided, however, that there will be no limit on the number of times Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee may be required to use commercially reasonable efforts to obtain such certificates if an Event of Default has occurred and is continuing (subject to the applicable terms of each Lease).

(c)          Borrower and Leasehold Pledgor shall use commercially reasonable efforts to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender, within thirty (30) days of Lender’s request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that neither Borrower nor Leasehold Pledgor shall be required to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

(d)          Borrower and Leasehold Pledgor shall use commercially reasonable efforts to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) to Lender, within thirty (30) days of Lender’s request, estoppel certificates from the Ground Lessor, in form and substance reasonably satisfactory to Lender; provided, that neither Borrower nor Leasehold Pledgor shall be required to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

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(e)          Borrower and Leasehold Pledgor shall use commercially reasonable efforts to deliver to Lender (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver), within thirty (30) days of Lender’s request, estoppel certificates from each Franchisor, in form and substance reasonably satisfactory to Lender; provided, that neither Borrower nor Leasehold Pledgor shall be required to deliver (or cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

Section 4.19        Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower or Leasehold Pledgor has knowledge.

Section 4.20        Cooperate in Legal Proceedings. Borrower and Leasehold Pledgor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.21         Indebtedness. Neither Borrower nor Leasehold Pledgor shall permit Owner or Operating Lessee to, directly or indirectly, create, incur or assume any Indebtedness other than “Permitted Indebtedness” (as such term is defined in the Mortgage Loan Agreement). Neither Borrower nor Leasehold Pledgor shall permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Fee General Partner or Leasehold General Partner to, directly or indirectly, create, incur or assume any Indebtedness other than “Permitted Indebtedness” (as such term is defined in the Mezzanine A Loan Agreement). None of Borrower nor Leasehold Pledgor nor Mezz General Partner shall directly or indirectly create, incur or assume any Indebtedness other than (i) the Debt and the Other Obligations, (ii) intentionally omitted, (iii) unsecured trade payables incurred in the ordinary course of business relating to the ownership of the Collateral, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, together with amounts payable under clause (ii), a maximum aggregate amount of $250,000, and (C) are paid within ninety (90) days of the date incurred, unless such amount is being contested in good faith, (iv) Taxes and Other Charges not yet Due and Payable, unless contested in good faith, (v) contractual indemnity obligations entered into in the ordinary course of business, and (vi) indebtedness secured by Permitted Encumbrances (collectively, “Permitted Indebtedness”).

Section 4.22         Business and Operations. Borrower and Leasehold Pledgor will continue (and cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to continue) to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each Individual Property, the Mezzanine A Collateral and the Collateral. Borrower and Leasehold Pledgor will, and will cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to, qualify to do business and remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each Individual Property, the Mezzanine A Collateral and the Collateral.

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Section 4.23         Dissolution. Neither Borrower nor Leasehold Pledgor shall, nor shall Borrower or Leasehold Pledgor cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, any SPC Party or Operating Lessee to, (i) engage in any dissolution, liquidation or consolidation, division or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Properties, the Mezzanine A Collateral and the Collateral, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, or Operating Lessee or any SPC Party except to the extent expressly permitted by the Loan Documents, the Mezzanine A Loan Documents and the Mortgage Loan Documents, or (iv) cause, permit or suffer Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or such SPC Party would be dissolved, wound up, divided or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of formation or operating agreement or certificate of limited partnership and limited partnership agreement of Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or such SPC Party, in each case without obtaining the prior consent of Lender.

Section 4.24         Debt Cancellation. Neither Borrower nor Leasehold Pledgor shall cancel or otherwise forgive or release (or cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to cancel or otherwise forgive or release) any claim or debt (other than the surrender or termination of Leases in accordance herewith) owed to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee by any Person, except for adequate consideration and in the ordinary course of Borrower’s, Leasehold Pledgor’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s or Operating Lessee’s business.

Section 4.25         Affiliate Transactions. Neither Borrower nor Leasehold Pledgor shall enter into, or be a party to (nor cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to enter into or be a party to), any transaction with an Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee or any of the partners, members or shareholders, as applicable, of Borrower or Leasehold Pledgor except in the ordinary course of business and on terms which are no less favorable to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

Section 4.26         No Joint Assessment. Neither Borrower nor Leasehold Pledgor shall suffer, permit or initiate (or cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to suffer, permit or initiate) the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

Section 4.27         Principal Place of Business. Neither Borrower nor Leasehold Pledgor shall change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice. Neither Borrower nor Leasehold Pledgor shall causes or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to change its principal place of business from the address set forth on the first page of the Mortgage Loan Agreement and the Mezzanine A Loan Agreement, respectively, without first giving Lender thirty (30) days prior written notice.

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Section 4.28         Change of Name, Identity or Structure. Neither Borrower nor Leasehold Pledgor shall (nor cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) change Borrower’s, Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Leasehold Pledgor’s, Owner’s or Operating Lessee’s name, identity (including its trade name or names) or convert from its current business structure as a limited liability company or a limited partnership structure, as applicable, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower and Leasehold Pledgor shall (and shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to) deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower or Leasehold Pledgor, as applicable, shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, as applicable, intends to operate each Individual Property and the Mezzanine A Collateral, as applicable, and representing and warranting that Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee, as applicable, does business under no other trade name with respect to such Individual Property or the Mezzanine A Collateral, as applicable.

Section 4.29        Costs and Expenses.

(a)          Except as otherwise expressed herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s and Leasehold Pledgor’s ongoing performance of and compliance with Borrower’s and Leasehold Pledgor’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or Leasehold Pledgor; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals (A) required in connection with the diligence preceding the Closing Date or as a condition to the closing of the Loan, even if provided after the date hereof if ordered in connection with such diligence or closing, or (B) expressly required at other times in accordance with the terms of this Agreement or the other Loan Documents; (vi) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches, intangibles taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Owner, Operating Lessee, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Borrower, Leasehold Pledgor, the Loan Documents, the Property, the Mezzanine A Collateral, the Collateral, or any other security given for the Loan; and (viii) fees charged by Servicer (except to the extent expressly provided in Section 10.21 or as otherwise expressly limited hereunder; provided that if another provision of this Agreement requires the payment of any fee to Lender and/or Servicer with respect to any matter, no additional fee charged by Servicer shall be payable by Borrower or Leasehold Pledgor with respect to such matter), and if a Securitization has occurred, by the Rating Agencies, in connection with the Loan or any modification thereof; and (ix) enforcing any Obligations of or collecting any payments due from Borrower or Leasehold Pledgor under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that neither Borrower nor Leasehold Pledgor shall be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

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(b)          In addition, in connection with any Rating Agency Confirmation, Review Waiver or other Rating Agency consent, approval or review requested by Borrower or Leasehold Pledgor or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the reasonable costs and expenses of Lender and the Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

(c)          Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion, from any amounts in the Deposit Account. Any costs and expenses due and payable by Borrower or Leasehold Pledgor hereunder which are not paid by Borrower within ten (10) days after written notice thereof may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower and Leasehold Pledgor under this Section 4.29 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Collateral by foreclosure or a conveyance in lieu of foreclosure.

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Section 4.30         Indemnity. Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), other than breakage costs, that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower or Leasehold Pledgor of its Obligations under, or any material misrepresentation by Borrower or Leasehold Pledgor contained in, this Agreement or the other Loan Documents; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower or Leasehold Pledgor, or contained in any documentation approved by Borrower or Leasehold Pledgor, in either case, to the extent delivered to Lender pursuant to or in connection with this Agreement or as a condition to the Loan; (iv) ownership of the Security Documents, the Collateral or any interest therein, or receipt of any Gross Revenue (including, subject to Section 2.8, due to any Increased Costs, Special Taxes (other than Excluded Taxes) or Other Taxes, excluding interest and penalties on any Tax if such interest and penalties arose solely as a result of the negligence of Lender); (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Individual Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property; (viii) any failure of any Individual Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Individual Property or any part thereof, or any liability asserted against Lender with respect thereto; (x) the claims of any lessee of any portion of any Individual Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (xi) the claims of any Manager or any Person acting through or under such Manager or otherwise arising under or as a consequence of any Management Agreement; and (xii) the claims of any Franchisor or any Person acting through or under any Franchisor or otherwise arising under or as a consequence of any Franchise Agreement (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender; provided, further, that Borrower shall not have any obligation to Lender hereunder for an Indemnified Liability if all of the following apply: (a) the Loan is included in a Securitization Vehicle, (b) the Indemnified Liability is caused by the Securitization Vehicle failing to have, or maintain its, REMIC or Grantor Trust status, as applicable, and (c) the reason for such failure is other than a breach by Borrower or Leasehold Pledgor of its Obligations under, or any material misrepresentation by Borrower or Leasehold Pledgor contained in, this Agreement or the other Loan Documents.

Section 4.31       ERISA.

(a)          Neither Borrower nor Leasehold Pledgor shall engage or cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b)          Neither Borrower nor Leasehold Pledgor shall, and shall not cause or permit Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to, maintain, sponsor, contribute to or agree to contribute to, or suffer, cause or permit any ERISA Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to, maintain, sponsor, contribute to or agree to contribute to, any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code or permit the assets of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

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(c)          Each of Borrower and Leasehold Pledgor shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) none of Borrower, Leasehold Pledgor, Owner, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Operating Lessee or any Guarantor is or maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) none of Borrower, Leasehold Pledgor, Owner, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Operating Lessee or any Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and Guarantors do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101 as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

Section 4.32       Patriot Act Compliance.

(a)          Each of Borrower and Leasehold Pledgor will comply (and cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to comply) with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower with respect to money laundering and terrorism and will use its good faith and commercially reasonable efforts to comply with all other applicable requirements of Governmental Authorities having jurisdiction over Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, the Collateral, the Mezzanine A Collateral and/or any Individual Property. Lender shall have the right to audit Borrower’s and Leasehold Pledgor’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, the Collateral, the Mezzanine A Collateral and/or any Individual Property, including those relating to money laundering and terrorism. In the event that Borrower or Leasehold Pledgor fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower or Leasehold Pledgor, as applicable, to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Pledge Agreement and the other Loan Documents and shall be immediately due and payable.

(b)          None of the funds or other assets of Borrower, Leasehold Pledgor or any other Loan Party constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under United States law, including but not limited to, the Patriot Act (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or any other Loan Party (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”).

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(c)          None of the funds or other assets of any Borrower, Leasehold Pledgor or any other Loan Party constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person.

(d)          No Embargoed Person has any interest of any nature whatsoever in Borrower, Leasehold Pledgor or any other Loan Party with the result that the investment in Borrower, Leasehold Pledgor or any other Loan Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(e)          None of the funds of Borrower, Leasehold Pledgor or any other Loan Party have been derived from or are the proceeds of, any unlawful activity with the result that the investment in Borrower, Leasehold Pledgor or any other Loan Party (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

Nothing contained in this Section 4.32 shall apply, and no representation or warranty is made with respect, to any public equity holder of any Person by virtue of such public equity holder being a holder of publicly traded shares or other publicly traded equity interests in any Person which is listed on the New York Stock Exchange or another nationally or internationally recognized stock exchange or is quoted on a national quotation system.

Section 4.33        Ground Leases.

(a)          Borrower shall cause Mezzanine A Borrower to cause Owner to:

(i)          pay all rents, additional rents and other sums required to be paid by the applicable Individual Owner, as tenant under and pursuant to the provisions of the Ground Leases, as and when such rent or other charge is payable, subject to applicable grace periods afforded Owner under the Ground Lease (but not, for the avoidance of doubt, any additional grace notice, or cure periods afforded Lender under the Ground Lease or otherwise) and to Owner’s right to contest (if expressly permitted under the Ground Lease and then in strict accordance with the terms of such Ground Lease) the amount claimed by Lessor to be due;

(ii)         diligently perform and observe all of the terms, covenants and conditions of the Ground Leases on the part of the applicable Individual Owner, as tenant thereunder, to be performed and observed, at least three (3) days prior to the expiration of any applicable grace period therein provided; and

(iii)        promptly notify Lender of the giving of any written notice by the lessor under the Ground Leases to Owner of any default by Owner in the performance or observance of any of the terms, covenants or conditions of the Ground Leases on the part of Owner, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice.

(b)          Borrower shall not, without the prior consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion), cause Owner to surrender or cause or permit Owner to surrender the leasehold estate created by any of the Ground Leases or terminate or cancel the Ground Leases or modify, change, supplement, alter or amend the Ground Leases, in any material respect, either orally or in writing.

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(c)          If any Individual Owner shall default in the performance or observance of any material term, covenant or condition of any Ground Lease on the part of such Individual Owner, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Pledge Agreement, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder (but subject to the rights of Mortgage Lender and Mezzanine A Lender), Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be necessary or appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of such Individual Owner, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of such Individual Owner, to the end that the rights of such Individual Owner in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Owner or by any party on behalf of Owner. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, provided Lender shall not have received any notice of default from the ground lessor and no Event of Default shall have occurred and be continuing, Lender will if practicable provide reasonable advance notice, not to exceed five (5) days, to Borrower prior to, and if not practicable then subsequent to, the making of any such payment, the performance of any such act or the taking of any such action. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases or of parties to any Operations Agreement, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon any Individual Property at any reasonable time, on reasonable notice and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Leases. Borrower hereby agrees to pay to Lender within five (5) days after demand, all such sums so paid and expended by Lender in accordance with this Section 4.33(c), together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Pledge Agreement.

(d)          If any lessor under a Ground Lease shall deliver to Lender a copy of any notice of default sent by said lessor to an Individual Owner, as tenant under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon and in accordance with Section 4.33(c). Borrower shall cause Owner to exercise each individual option, if any, to extend or renew the term of the Ground Leases upon demand by Lender, Mezzanine A Lender or Mortgage Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of the applicable Individual Owner, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Borrower will not subordinate or consent to the subordination of the Ground Leases to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of any Individual Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

(e)          Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

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(i)          Borrower shall not permit any Individual Owner to, without Lender’s written consent, elect to treat any Ground Lease as terminated under Subsection 365(h)(1) of the U.S. Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(ii)         If, pursuant to subsection 365(h) of the Bankruptcy Code, any Individual Owner seeks to offset, against the rent reserved in any Ground Lease, the amount of any damages caused by the nonperformance by the applicable Ground Lessor of any of its obligations thereunder after the rejection by such Ground Lessor of such Ground Lease under the U.S. Bankruptcy Code, then such Individual Owner shall not affect any offset of such amounts unless it shall have provided written notice to Mortgage Lender, Mezzanine A Lender and Lender of its intent to do so and Mortgage Lender, Mezzanine A Lender and Lender shall have consented thereto.

(iii)        Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against the Ground Lessor under such Ground Lease of a petition under the U.S. Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

(f)          Borrower may permit Owner to exercise any Ground Lease Purchase Option with respect to any Ground Lease Property without Lender’s prior written consent; provided each of the following conditions is satisfied:

(i)          No Event of Default shall have occurred and be continuing;

(ii)         Lender shall receive not less than forty-five (45) days advance written notice of the related Individual Owner’s intention to exercise such Ground Lease Purchase Option unless such Ground Lease sets forth a shorter time period within which such Individual Owner is required to respond in order to exercise such Ground Lease Purchase Option, in which case the advance notice period hereunder shall instead be such shorter time period;

(iii)        The related Individual Owner shall comply with all of the terms and conditions of the related Ground Lease with respect to such Ground Lease Purchase Option;

(iv)        Fee title to the related Ground Lease Property shall be conveyed to the Individual Owner who is the ground lessee under such Ground Lease pursuant a bona fide arm’s length transaction and for fair consideration and such acquisition shall not result in a merger of the fee and leasehold estates in such Ground Lease Property;

(v)         None of Borrower, Mezzanine A Borrower nor Owner shall incur any Indebtedness in order to finance the exercise of such Ground Lease Purchase Option;

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(vi)       All third party consents or approvals required in order to acquire fee title to the Ground Lease Property, including without limitation, the consent of any Franchisor, shall have been obtained (satisfaction of this condition may be demonstrated by an Officer’s Certificate certifying to the foregoing);

(vii)      Simultaneously with the Individual Owner’s acquisition of fee title to the Ground Lease Property, such Individual Owner shall comply with all of the terms and conditions of the Mortgage Loan Documents and the Mezzanine A Loan Documents;

(viii)     Borrower shall cause Owner to obtain a new owner’s title insurance policy together with a mezzanine endorsement thereto (or, if a mezzanine endorsement is unavailable, an assignment of title proceeds letter) reasonably satisfactory to Lender; and

(ix)        Lender and/or its Servicer shall be reimbursed for all costs and expenses, including legal fees, incurred in connection with the exercise of such Ground Lease Purchase Option.

(g)          Borrower shall not cause or permit the exercise of any Ground Lease Purchase Option by or on behalf of any Affiliate of Borrower or any other Person over whom Borrower has control other than the Individual Owner which is the ground lessee under the related Ground Lease, and then only in compliance with the preceding Subsection (f).

Section 4.34        Hotel Covenants.

(a)          Each of Borrower and Leasehold Pledgor shall cause each of Owner and Operating Lessee to cause the hotel located on each Individual Property to be operated pursuant to the applicable Franchise Agreement.

(b)          Borrower or Leasehold Pledgor shall cause each of Owner and Operating Lessee to (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by Owner under each Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under any Franchise Agreement of which it is aware; and (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by each Franchisor under each Franchise Agreement.

(c)          Except as expressly set forth in Section 4.34(d) below, neither Borrower nor Leasehold Pledgor shall, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) cause or permit Owner or Operating Lessee to (1) surrender, terminate or cancel any Franchise Agreement; (2) reduce the term of any Franchise Agreement; (3) increase the amount of any charges under any Franchise Agreement; or (4) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement in a manner adverse to Borrower, Leasehold Pledgor or Lender.

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(d)          Notwithstanding the foregoing and without limiting Borrower’s and Leasehold Pledgor’s rights under clause (c) above, from time to time after the earlier of (1) the date that is six (6) months following the Closing Date and (2) the final Securitization of the Loan, without the consent of Lender, Borrower and Leasehold Pledgor may permit Owner and Operating Lessee to elect to “reflag” one or more Individual Properties by terminating an existing Franchise Agreement as to an Individual Property and entering into a replacement Franchise Agreement as to such Individual Property; so long as (i) the Franchisor is an Approved Brand, (ii) during the term of the Loan, not more than forty-three (43) Individual Properties are replaced pursuant to this paragraph (d), (iii) Lender shall have approved the replacement Franchise Agreement (which approval shall not be unreasonably withheld, conditioned or delayed), except that such approval shall not be required if the Individual Property is operated under an Approved Brand and such replacement Franchise Agreement is (x) substantially in the same form and substance as a Franchise Agreements in effect on the Closing Date or (y) entered into on an arms’-length basis and otherwise on commercially reasonable terms, with economic terms and franchise fees comparable to then existing local market rates and otherwise approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed (provided that the requirement for such approval and any other approval requested under this subsection (d) shall be deemed to have been waived if (I) the correspondence from Borrower to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower or Leasehold Pledgor is requesting the Lender’s approval of the proposed Franchise Agreement under Section 4.34(d) hereof and that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such request shall result in such request being deemed granted, (C) is accompanied by a copy of the proposed replacement Franchise Agreement, the PIP and the estimated PIP Expenses associated with the PIP (which information may be provided electronically in the form of a CD Rom or other portable electronic media enclosed with such notice) and (D) is also sent via electronic mail to Lender’s e-mail address provided by Lender to Borrower from time to time, and (II) Lender shall fail to respond to such request within five (5) Business Days following its receipt of such request), (iv) the termination, if applicable, of an existing Franchise Agreement as to an Individual Property shall not violate or result in the termination of any other Franchise Agreements with respect to other Individual Properties (unless such other Franchise Agreements are being terminated in accordance with this Section 4.34) as evidenced by an Officer’s Certificate, (v) no Event of Default shall have occurred and be continuing, (vi) such reflagging shall not violate or be prohibited by any applicable Ground Lease (unless the consent or waiver of the Ground Lessor thereunder shall have been obtained in writing) as evidenced by an Officer’s Certificate, (vii) the Franchisor of the Approved Brand party to such replacement Franchise Agreement shall have delivered to Lender a comfort letter reasonably satisfactory to Lender (it being agreed that in the case of a Franchisor that franchises another Individual Property, the form of comfort letter delivered with respect to such other Individual Property on the Closing Date shall be deemed reasonably satisfactory), (viii) the replacement Franchise Agreement shall be with a franchisor that is in no more than two categories of hotels lower than the Franchisor being replaced as on the Closing Date, based on the annual STR Chain Scale classification, (ix) the Approved Brand Requirements shall be satisfied to the extent required under the definition thereof, unless otherwise reasonably agreed by Lender, (x) if the replacement franchisor is an Affiliate of Borrower, Borrower shall deliver an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender and satisfactory to the applicable Rating Agencies and (xi) if and to the extent required under the provisions of paragraph (e)(ii) below, Borrower shall deliver to Lender, as additional security for Borrower’s and Leasehold Pledgor’s Obligations under the Loan Documents, security for payment of any New/Renewal Flagging Costs.

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(e)          To the extent not previously provided to and approved by Lender in the Approved Flagging Budget for an Individual Property, Borrower or Leasehold Pledgor shall provide or cause Owner or Operating Lessee to provide to Lender a budget for all New/Renewal Flagging Costs and Change of Control Flagging Costs (collectively, the “Flagging Costs”). The budgeting and delivery of security for Flagging Costs shall be governed by the following principles:

(i)          Budget Approval. With respect to any Flagging Costs for a particular Individual Property, Borrower and Leasehold Pledgor shall (or shall cause Owner or Operating Lessee to) provide a budget therefor for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (provided that the requirement for such approval shall be deemed to have been waived if (I) the correspondence from Borrower or Leasehold Pledgor to Lender requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Borrower is requesting the Lender’s approval of the proposed budget for the Franchise Agreement under Section 4.34(d) or Section 4.34(e) hereof, as applicable, and that Lender’s failure to respond to such request within five (5) Business Days following its receipt of such request shall result in such request being deemed granted, (C) is accompanied by a copy of the proposed budget (which information may be provided electronically in the form of a CD Rom or other portable electronic media enclosed with such notice) and (D) is also sent via electronic mail to Lender’s e-mail address provided by Lender to Borrower from time to time, (II) Lender shall fail to respond to such request within five (5) Business Days following its receipt of such request, (III) Borrower shall deliver to Lender a second written request for approval, which request is delivered in the same form and manner as contemplated in clause (I) above and states that Lender’s failure to respond to such request within two (2) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) Lender shall fail to respond to such request within such two (2) Business Day period), and which upon Lender’s approval thereof, shall constitute the Approved Flagging Budget for such Flagging Costs for such Individual Property.

(ii)         New/Renewal Flagging Costs. Borrower or Leasehold Pledgor shall cause Owner to post additional security with Mortgage Lender if (and only if) the New/Renewal Flagging Costs for such Individual Property are greater than an amount equal to (A) the Approved Scheduled PIP Expenses remaining for such Individual Property plus (B) for the first three Individual Properties subject to New/Renewal Flagging Costs, the Alteration Threshold applicable to an Individual Property. Any additional security required to be posted by Owner pursuant to this paragraph (ii) shall be posted pursuant to paragraph (iv) below in an amount equal to the total New/Renewal Flagging Costs for such Individual Property (to the extent exceeding the Alteration Threshold, in the case of such first three Individual Properties subject to New/Renewal Flagging Costs).

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(iii)        Change of Control Flagging Costs. Concurrently with the closing of an Assumption or any other change of Control of Owner that results in any Change of Control Flagging Costs, Borrower or Leasehold Pledgor shall cause Owner to post additional security with Mortgage Lender in an amount equal to the portion of the Change of Control Flagging Costs required to be incurred by Owner or Operating Lessee in the 24-month period immediately following the Assumption or such other change of Control of Owner (for the avoidance of doubt, the remaining Change of Control Flagging Costs shall not be required to be reserved with Lender) without duplication of any amounts previously reserved pursuant to paragraph (ii) above, but only if (and only if): (1) the Change of Control Flagging Costs with respect to all Individual Properties, plus the costs of all alterations then affecting structural elements of all Individual Properties (to the extent not covered by security delivered to Lender pursuant to Section 4.12.2) exceed the aggregate Approved Scheduled PIP Expenses with respect to all Individual Properties by more than $3,000,000. Any additional security required to be posted by Owner pursuant to this paragraph (iii) shall be posted pursuant to paragraph (iv) below.

(iv)        Posting of Security. Any security delivered by Owner pursuant to paragraph (ii) or paragraph (iii) above shall be in cash or the form of security required for Material Alterations under Section 4.12.2 hereof (and if cash, shall be deposited into the Scheduled PIP Reserve Account and disbursed in accordance with Section 6.6.2 of the Mortgage Loan Agreement). If such security is in the form of a Letter of Credit or other non-cash security permitted under Section 4.12.2, then, in lieu of disbursements from the Scheduled PIP Reserve Account, Mortgage Lender shall grant approved reductions in the amount of such Letter of Credit or other security upon satisfaction of the same conditions that are applicable to disbursements of Scheduled PIP Reserve Funds from the Scheduled PIP Reserve Account in accordance with Section 6.5.2 of the Mortgage Loan Agreement. In no event shall there be any duplication of any reserve or security requirements by reason of the obligations under Section 6.5.1(a), paragraph (ii) above and paragraph (iii) above. In the event that any such security is not required (or is waived) by Mortgage Lender or Mezzanine A Lender, then Lender shall have the right to hold such security in accordance with the foregoing provisions.

(f)          Subject to Borrower’s and Leasehold Pledgor rights under paragraph (d) above, Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee to timely exercise each individual option, if any, to extend or renew the term of any Franchise Agreement.

(g)          Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee to complete and pay for in full any PIP Work in a good, workmanlike and lien free manner within the time-frame set forth in the applicable PIP, subject in each case to any extensions permitted by the applicable Franchisor.

(h)          Without in any way limiting the covenants set forth in the Loan Documents, Borrower or Leasehold Pledgor shall cause Owner and Operating Lessee to: (i) cause the hotels located on the Properties to be operated, repaired and maintained in a manner to provide commercially reasonable amenities, services and facilities, taken as a whole for each such Individual Property, substantially equivalent or superior in all material respects to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotels located on the Properties and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standards in all material respects for hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotels located on the Properties.

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Section 4.35        Bankruptcy Related Covenants. To the extent permitted by applicable Legal Requirements, neither Borrower nor Leasehold Pledgor shall, nor shall Borrower or Leasehold Pledgor cause or permit any other Loan Party to, seek substantive consolidation into the bankrupt estate of any Guarantor in connection with a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving any Guarantor.

(a)          To the extent permitted by applicable Legal Requirements, neither Borrower nor Leasehold Pledgor shall, nor shall Borrower or Leasehold Pledgor cause or permit Guarantor, any other Loan Party, or any Affiliate of the foregoing to, contest, oppose or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in connection with a proceeding under the Bankruptcy Code or under any other federal, state or foreign insolvency law involving any Guarantor.

(b)          To the extent permitted by applicable Legal Requirements, neither Borrower nor Leasehold Pledgor shall, nor cause or permit any Guarantor, or any other Loan Party or any Affiliate of the foregoing to, provide, originate, acquire an interest in or solicit (in writing) or accept from any Guarantor or any Affiliate of any Guarantor, any debtor-in-possession financing on behalf of any Guarantor in the event that any Guarantor is the subject of a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving any Guarantor.

Section 4.37        Portland Property. On or before December 31, 2020, Borrower shall (a) release the Portland Property pursuant to Section 2.5.2, or (b) have caused the applicable Owner to have extended the term of the Franchise Agreement for the Portland Property for a term ending no earlier than February 27, 2027 or (c) caused the applicable Owner to have entered into a replacement Franchise Agreement with an Approved Brand for the Portland Property in accordance with the terms of this Agreement and having a term ending no earlier than February 27, 2027.

Section 4.38         Non-Conforming Properties. Borrower shall, or shall cause Owner to, cause any Non-Conforming Properties to be classified as “conforming” or “legal non-conforming” as to parking by the earlier to occur of (a) the Maturity Date and (b) the date required by any applicable Governmental Authority, which compliance may be evidenced by delivery of a zoning report stating the same.

Section 4.39      Notices. Borrower shall give notice, or cause notice to be given, to Lender, promptly upon the occurrence of (a) any event of default (beyond any applicable notice and cure periods contained therein) on the part of Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee, any SPC Party or any Leasehold Pledgor, under any Major Contract or on the part of Borrower under any Contractual Obligation (if any), or (b) Borrower obtaining knowledge of any default under any Major Contract or Contractual Obligation (if any) that would reasonably be expected to have an to have a material adverse effect on the applicable Individual Property or the use or operation thereof or on Borrower, any Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any SPC Party.

Section 4.40         Limitation on Securities Issuance. No Individual Owner, Operating Lessee, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, SPC Party, Leasehold Pledgor or Borrower shall issue any limited liability company interests, limited partnership interests, general partnership interests, capital stock interests or other securities other than those that have been issued as of the date hereof.

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Article 5

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1           Insurance.

5.1.1     Insurance Policies.

(a)          Borrower, at its sole cost and expense (or at Owner’s sole cost and expense), shall cause Owner to obtain and maintain the insurance policies required by the Mortgage Loan Documents (notwithstanding whether the Mortgage Loan may have been repaid in full), which policies provide at least the following coverages:

(i)          Property insurance against loss or damage by hail, wind (including named storms), fire, lightning and such other perils as are included in a standard “special form” policy or “all-risk” policy, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by acts of terrorism (or, subject to Section 5.1.1(i) below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Properties, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) to be written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and personal property at the Properties waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000, except for windstorm, flood and earthquake, which shall not exceed 5% of the total insurable value of the affected Properties; and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Properties or any Individual Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction, each in amounts as reasonably required by Lender. In addition, Borrower shall cause Owner to obtain: (y) if any portion of the Improvements or Personal Property is currently or at any time in the future located in a federally designated special flood hazard area (“SFHA”), flood hazard insurance covering all such Improvements and/or Personal Property located in the SFHA in an amount equal to (1) the maximum amount of building and, if applicable, contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such additional coverage as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender, provided that the insurance pursuant to clauses (y) and (z) hereof shall otherwise be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

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(ii)         commercial general liability insurance, coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, including liquor liability, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) per location, with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) per location; and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts to the extent the same is available;

(iii)        rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsection (vi) below and Section 5.1.1(h) below; (C) covering a period of restoration of twenty-four (24) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue (less non-continuing expenses) from the Individual Property for a period of twenty-four (24) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue (less non-continuing expenses) from each Individual Property for the succeeding twenty-four (24) month period;

(iv)        at all times during which structural construction, repairs or alterations are being made with respect to any Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policy required herein this Section 5.1.1(a); and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)         workers’ compensation, subject to the statutory limits of the state in which each Individual Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about any Individual Property, or in connection with the Properties or their operation (if applicable);

(vi)        comprehensive boiler and machinery/equipment breakdown insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

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(vii)       umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence, per location, on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and subsection (viii) below;

(viii)      motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles and including garage keeper liability, containing minimum limits per occurrence, including umbrella coverage, with limits which are reasonably required from time to time by Lender (if applicable);

(ix)         [reserved];

(x)          insurance against employee dishonesty with respect to any employees of Borrower in an amount acceptable to Lender with a deductible not greater than Twenty Five Thousand and No/100 Dollars ($25,000.00); and

(xi)         upon sixty (60) days’ notice, such other reasonable insurance and in such commercially reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the regions in which the Properties are located.

(b)          All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the reasonable approval of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon the written request of Lender, copies of such Policies) accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Notwithstanding the foregoing, as a condition of permitting the payment of the Insurance Premiums to be financed through a third-party premium financing company under a premium finance agreement (“Premium Finance Agreement”) (A) Borrower shall submit to Lender evidence of payment of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable, and (B) in the event the Mortgage Loan and the Mezzanine Loan have been repaid in full, the premium financing company shall have agreed to provide Lender with notice in the event of cancellation of the Policies that are subject to the Premium Finance Agreement.

(c)          Any blanket insurance Policy shall be subject to Lender approval and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 5.1.1(a) (any such blanket policy, an “Acceptable Blanket Policy”); provided further that, with respect to earthquake insurance required herein, if the properties are insured under a blanket policy, such earthquake insurance shall be in an amount equal to the aggregate exceedance probability gross loss estimates for a 475-year return period as indicated by a portfolio seismic risk analysis of all high risk locations covered by such earthquake insurance, including the Properties. Such analysis shall be approved by Lender and secured by the applicable Borrower utilizing the most current RMS software (or its equivalent) and to include consideration of loss amplification and business interruption. Borrower shall notify Lender of any material changes to the blanket policy and associated limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the addition of locations subject to the perils of flood, wind/named storm and earthquake or the reduction of flood, wind/named storm and/or earthquake limits, and such changes shall be subject Lender’s approval.

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(d)          All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, with respect to the Policies of liability insurance, except for the Policies referenced in Section 5.1.1(a)(v) and (viii), shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of Policies of property insurance, including but not limited to special form/all-risk, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Mortgage Lender providing that the loss thereunder shall be payable to Mortgage Lender unless below the threshold for Borrower to handle such claim without Lender intervention as provided in Section 5.2 below. Additionally, if Owner obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Mortgage Lender providing that the loss thereunder shall be payable to Mortgage Lender.

(e)          All Policies of insurance provided for in Section 5.1.1(a) shall:

(i)          with respect to the Policies of property insurance, contain clauses or endorsements to the effect that, (1) no act or negligence of Borrower, Mezzanine A Borrower, Owner or anyone acting for Borrower, Mezzanine A Borrower, Owner or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, (2) the Policies shall not be cancelled without at least 30 days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium and (3) the issuer(s) of the Policies shall give written notice to Lender if the issuers elect not to renew the Policies prior to its expiration;

(ii)         with respect to all Policies of liability insurance, if obtainable by Borrower using commercially reasonable efforts, contain clauses or endorsements to the effect that, (1) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten days’ prior notice, or the shortest time allowed by applicable Legal Requirement (whichever is longer), will be required) and (2) the issuers thereof shall give notice to Lender if the issuers elect not to renew such Policies prior to its expiration. If the issuers cannot or will not provide notice, the Borrower shall be obligated to provide such notice; and

(iii)        not contain any clause or provision that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)          If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right without notice to Borrower, to take such action or obtain such insurance as Lender reasonably deems necessary to protect its interest in the Collateral, the Mezzanine A Collateral and the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower, Mezzanine A Borrower or Owner to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

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(g)          In the event of foreclosure of the Pledge Agreement or other transfer of title to the Collateral in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower, Mezzanine A Borrower and Owner in and to the Policies then in force concerning the Properties and all proceeds payable thereunder with respect to the Properties shall thereupon vest in the purchaser at such foreclosure, Mortgage Lender, Mezzanine A Lender or Lender or other transferee in the event of such other transfer of title.

(h)          The property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance required under Sections 5.1.1(a)(i), (ii), (iii) and (vii) above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Borrower shall cause Owner to maintain property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.1.1(a)(i), (ii), (iii) and (vii) above (or at least not specifically excluding same) at all times during the term of the Loan.

(i)          Notwithstanding anything in subsection (a)(i) or (h) above to the contrary, Borrower shall be required to obtain and maintain (or cause Owner to obtain and maintain) coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Properties plus the rental loss and/or business interruption coverage under subsection (a)(iii) above; provided that such coverage is commercially available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a)(i) above, Borrower shall, nevertheless be required to obtain (or cause Owner to obtain) coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Properties plus the rental loss and/or business interruption coverage under subsection (a)(iii) above; provided that such coverage is commercially available. Borrower shall obtain the coverage required under this clause (i) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain (or cause Owner to obtain) such coverage from the highest rated insurance company providing such coverage. For so long TRIPRA is in effect and continues to cover both foreign and domestic acts, Lender shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

(j)          Each commercial general liability or umbrella liability Policy with respect to the Properties shall name Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Lender.

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5.1.2           Insurance Company. All Policies required pursuant to Section 5.1.1 (i) shall be issued by companies approved to do business in the states where the Properties are located, with (1) a financial strength and claims paying ability rating of (x) “A” or better by S&P and (y) “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the Policies, then at least seventy-five percent (75%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer, with no remaining carrier below “BBB” and “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer, and (2) a rating of A:X or better by A.M. Best; (ii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iii) shall contain a waiver of subrogation against Lender; (iv) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that neither Borrower, Mezzanine A Borrower, Owner, Lender nor any other party shall be a co-insurer under said Policies, and (B) except as otherwise permitted herein, for a deductible per loss acceptable to Lender but in no event in an amount greater than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Properties and as is generally allowed by prudent institutional commercial mortgage lenders originating comparable mortgage loans for securitization; and (v) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. In addition to the insurance coverages described in Section 5.1.1 above, Borrower shall obtain (or cause Owner to obtain) such other insurance as may from time to time be required by Lender in order to protect its interests. Complete copies of the Policies shall be delivered to Lender at the address below (or to such other address or Person as Lender shall designate from time to time by notice to Borrower) on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies:

Morgan Stanley Bank, N.A.
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

Borrower shall cause Owner to pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 of the Mortgage Loan Agreement or any Insurance Account pursuant to Section 6.4 of the Mezzanine A Loan Agreement). Within thirty (30) days after request by Lender, Borrower shall obtain (or cause Owner to obtain) such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

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Section 5.2           Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower or Leasehold Pledgor shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, subject to Borrower’s rights under Section 2.4.4(c) and Section 2.5.3 hereof, Borrower or Leasehold Pledgor, regardless of whether insurance proceeds are available, shall proceed to restore, repair, replace or rebuild such Individual Property (or cause Owner to restore, repair, replace or rebuild such Individual Property) in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or Owner. In addition, Lender may, subject to the rights of Mortgage Lender and Mezzanine A Lender, participate in any settlement discussions with any insurance companies (and shall approve any final settlement) (i) if an Event of Default is continuing or (ii) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Alteration Threshold with respect to the affected Individual Property, and Borrower shall deliver (or cause Owner to deliver) to Lender all instruments required by Lender to permit such participation. Provided no Event of Default is continuing, and subject to the rights of Mortgage Lender and Mezzanine A Lender, in the event of a Casualty where Net Proceeds or the costs of completing the Restoration are two percent (2%) of the Allocated Loan Amount of any Individual Property or less, Borrower, notwithstanding Section 5.4, may directly obtain and apply the Net Proceeds; provided that such Net Proceeds must be used towards the Restoration in accordance with the terms hereof. Except as set forth in the foregoing sentence, any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim or Borrower or Leasehold Pledgor causes Owner or Operating Lessee to settle such claim) shall be due and payable solely to Mortgage Lender and held by Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement. In the event Borrower, Leasehold Pledgor, Owner, Operating Lessee or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower or Leasehold Pledgor shall immediately endorse (or cause Owner or Operating Lessee, as applicable, to immediately endorse), and cause all such third parties to endorse, such check payable to the order of Lender, subject to the rights of Mortgage Lender under the Mortgage Loan Documents and Mezzanine A Lender under the Mezzanine A Loan Documents. Borrower and Leasehold Pledgor each hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender, subject to the rights of Mortgage Lender and Mezzanine A Lender. Borrower and Leasehold Pledgor each hereby release Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

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Section 5.3           Condemnation. Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any portion of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents and Mezzanine A Lender under the Mezzanine A Loan Documents, Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute (or cause Mezzanine A Borrower and Owner to diligently prosecute) any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower or Leasehold Pledgor shall promptly commence and diligently prosecute the Restoration of such Individual Property (or cause Owner or Operating Lessee to promptly commence and diligently prosecute the Restoration of such Individual Property) and otherwise comply with the provisions of Section 5.4, whether or not an Award is available to pay the costs of such Restoration. If such Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, subject to the rights of Mortgage Lender and Mezzanine A Lender and whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 5.4           Restoration. In any case where Net Proceeds are applied towards Restoration under the Mortgage Loan Agreement or the Mezzanine A Loan Agreement, Borrower or Leasehold Pledgor shall provide, or cause Owner or Operating Lessee to provide, to Lender copies of the plans and specifications, architect’s certificates, waivers of lien, contractor’s sworn statements, plans, bonds, plats of survey and such other documents as Lender may reasonably request, to the extent delivered to Mortgage Lender or Mezzanine A Lender, as applicable. In the event the Mortgage Loan and the Mezzanine A Loan are paid in full, the provisions of Section 5.4 of the Mortgage Loan Agreement and the provisions of Section 5.4 of the Mezzanine A Loan Agreement as in effect on the date hereof (subject to any amendments approved in writing by Lender) shall be deemed to have been incorporated herein, and Borrower, Leasehold Pledgor and Lender shall each have the same rights and obligations with respect to Net Proceeds, availability of funds, claims adjustments and the Restoration of the Properties, as previously existed between Owner, Operating Lessee and Mortgage Lender.

Article 6

CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1           Cash Management Arrangements. Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee, as applicable, to cause all Rents to be deposited and applied in accordance with the Mortgage Loan Documents, and to otherwise fully comply with each of the covenants of Owner and Operating Lessee set forth in Article 6 of the Mortgage Loan Agreement, as in effect as of the date hereof, notwithstanding any waiver or future amendment of such covenants (unless Lender shall have given its prior written consent to any such waiver or amendment). Upon the occurrence and during the continuance of a Trigger Period, Borrower shall deposit or cause to be deposited, on or prior to each Monthly Payment Date all funds required to be paid to lender pursuant to Section 2.3.1 hereof in an Eligible Account at the Deposit Bank (the “Deposit Account”) which shall be under the sole dominion and control of Lender. All funds deposited by the Deposit Bank into the Deposit Account shall be deemed to be a distribution from (a) Owner to Borrower or Leasehold Pledgor, as applicable, or (b) to the extent such Owner is a limited partnership, from such Owner to the general partner of Owner and from the general partner of such Owner to Borrower or Leasehold Pledgor, as applicable, and in each case shall be applied and disbursed in accordance with this Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (the Deposit Account and such subaccounts are collectively referred to herein as “Accounts”). The Deposit Account and all other Accounts will be in the name of Lender. Borrower shall pay for all expenses of opening and maintaining the Deposit Account and any subaccount thereto.

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Section 6.2           Reserves. If, at any time during the Term, Mortgage Lender or Mezzanine A Lender is not requiring Owner to make the required deposits required under Article 6 of the Mortgage Loan Agreement (or the Mortgage Loan and the Mezzanine A Loan have been refinanced or otherwise repaid in full in accordance with the terms of this Agreement), then Lender shall have the right, at its option, to require Borrower to make such required deposits to Lender to be held in Eligible Accounts (the “Reserve Accounts”), in which case such deposits shall be made by Borrower and disbursed by Lender substantially in accordance with the provisions of such applicable sections of the Mortgage Loan Agreement as in effect as of the date hereof, notwithstanding any waiver or future amendment of such covenants (unless Lender shall have given its prior written consent to any such waiver or amendment).

Section 6.3           Income Taxes; Interest. Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Funds. The Funds shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Lender in its sole discretion from time to time, with interest credited monthly to such Funds. All earnings or interest on each of the Funds shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.

Section 6.4           Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Funds or the Accounts or permit any Lien or encumbrance to attach thereto or any levy to be made thereon or any UCC-1 financing statements to be filed with respect thereto, except those naming Lender as the secured party.

Section 6.5           Property Cash Flow Allocation.

6.5.1     Order of Priority of Funds in Deposit Account. On each Business Day during a Trigger Period, except during the continuance of an Event of Default, all funds deposited into the Mortgage Deposit Account shall be applied as set forth in the Mortgage Loan Agreement.

6.5.2     Failure to Make Payments. The failure of sufficient amounts to be deposited into the Mortgage Deposit Account in order to be able to disburse all amounts required under clause (xii) of Section 6.11.1 of the Mortgage Loan Agreement in full on the following Monthly Payment Date shall, subject to applicable cure periods set forth in Article VIII, constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Mortgage Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.

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6.5.3     Application After Event of Default. Notwithstanding anything to the contrary contained in this Article 6, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Funds and any other funds of Borrower then in the possession of Lender, Servicer or on deposit in the Deposit Account with Deposit Bank and apply such funds to the items to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents, but subject to the limitations in Section 6.11.3 of the Mortgage Loan Agreement.

Section 6.6           Security Interest in Reserve Funds. As security for payment of the Debt and the performance by Borrower and Leasehold Pledgor of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to the funds in the Accounts and the Reserve Accounts (the “Funds”). The Funds shall be under the sole dominion and control of Lender. The Funds shall not constitute a trust fund and may be commingled with other monies held by Lender. Upon repayment in full of the Debt, all remaining funds in the Accounts, if any, shall be paid to the Borrower.

Section 6.7           Cash Management Agreement Upon Repayment of Mortgage Loan and Mezzanine A Loan. In the event that each of the Mortgage Loan and Mezzanine A Loan has been fully repaid and the Loan has not been fully repaid, then Borrower and Leasehold Pledgor shall, and shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to, enter into a cash management agreement with Lender, in form and substance reasonably satisfactory to Lender (the “Replacement Cash Management Agreement”), that shall require, among other things, that Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee establish certain accounts and reserves, and pledge such accounts and reserves to Lender as additional collateral for the Loan, such that Lender has the same legal and economic rights and remedies as Mortgage Lender has under the cash management and reserve provisions of the Mortgage Loan Documents, including without limitation, the Cash Management Agreement and Article 6 of the Mortgage Loan Agreement and Mezzanine A Lender has under the cash management and reserve provisions of the Mezzanine A Loan Documents, including without limitation, the Cash Management Agreement and Article 6 of the Mezzanine A Loan Agreement. Until such time as the Replacement Cash Management Agreement has been fully-executed, Borrower and Leasehold Pledgor shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee to continue to comply with the cash management and reserve provisions of the Mortgage Loan Documents and the Mezzanine A Loan Documents notwithstanding the repayment of the Mortgage Loan and the Mezzanine A Loan, provided that such performance by Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee shall be in favor of Lender rather than Mortgage Lender or Mezzanine A Lender, as applicable.

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Article 7

PERMITTED TRANSFERS

Section 7.1          Loan Assumption.

(a)          Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, from and after the earlier to occur of (i) ten (10) Business Days after the Securitization of the Loan or (ii) four (4) months after the Closing Date, Borrower shall have the right to convey all of the Collateral to a new borrower (the “Transferee Borrower”) and have the Transferee Borrower assume all of Borrower’s obligations under this Agreement and the Loan Documents, and have one or more Replacement Guarantors assume all of the obligations of Guarantor under the Loan Documents from and after the date of such assumption (collectively, a “Permitted Direct Assumption”), provided that the following conditions are satisfied (either prior to, or contemporaneously with, the closing of such Permitted Direct Assumption):

(i)          No Event of Default shall be continuing as of the date of the closing of the Permitted Direct Assumption;

(ii)         Borrower shall have provided Lender with not less than thirty (30) days’ prior written notice of the Permitted Direct Assumption, and if Lender’s consent and a Rating Agency Confirmation is not required pursuant to clause (iii) below, such notice shall include information establishing and Borrower and Transferee Borrower certifying that Transferee Borrower is (A) a Qualified Transferee, (B) a Person who is Controlled by one or more Qualified Equityholders that either (x) satisfy the Control Party Asset Threshold and the Experience Threshold or (y) are Pre-Approved Control Parties, and (C) a Person in whom no less than thirty-five percent (35%) of the equity interests in the aggregate are directly or indirectly owned by one or more Qualified Equityholders;

(iii)        Prior to a Securitization, Lender shall have provided its consent to the Permitted Direct Assumption (not to be unreasonably withheld, conditioned or delayed if the proposed Transferee Borrower satisfies the Control Party Asset Threshold and the Experience Threshold) and, from and after a Securitization, Lender shall have received a Rating Agency Confirmation with respect to such Permitted Direct Assumption, provided that neither Lender’s consent nor a Rating Agency Confirmation shall be required with respect to the identity of the Transferee Borrower so long as the Transferee Borrower (A) is a Qualified Transferee, (B) a Person who is Controlled by one or more Qualified Equityholders described in clauses (i), (ii), (iii) or (iv) of the definition of Qualified Equityholder that either (x) prior to, and immediately after, giving effect to the Permitted Direct Assumption, satisfy the Control Party Asset Threshold and the Experience Threshold or (y) are Pre-Approved Control Parties, and (C) a Person in whom no less than thirty-five percent (35%) of the equity interests in the aggregate are directly or indirectly owned by one or more Qualified Equityholders. In the event that a proposed Transferee Borrower does not meet the test described in the foregoing clauses (B) and (C), and therefore, Lender’s consent and a Rating Agency Confirmation are required under this clause (iii), then, for purposes of Lender’s decision whether to grant or withhold its consent, the failure by the proposed Transferee Borrower to satisfy such test will not be considered presumptive that such proposed Transferee Borrower is not qualified to own and manage the Collateral; provided, however, that Lender may consider in deciding whether to consent to such proposed Transferee Borrower, among other things, the assets, net worth and experience of such proposed Transferee Borrower, together with its constituent owners and controlling parties, and any other matters that Lender reasonably deems relevant;

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(iv)        Transferee Borrower shall have executed and delivered to Lender customary assumption agreements (the “Assumption Agreement”), whereby it assumes and agrees to pay the Debt as and when due and shall have assumed the other Obligations of Borrower under the Loan Documents, subject to the provisions of Section 10.1, and, prior to or concurrently with the closing of such Permitted Direct Assignment, Transferee Borrower and its direct constituent partners, members or shareholders as Lender may reasonably require, shall have executed and delivered, without any out-of-pocket cost or expense to Lender, such customary documents, agreements and other customary deliverables as Lender shall reasonably require to evidence and effectuate said assumption (it being understood and agreed that none of the documents and agreements described in this paragraph may expand the liabilities or obligations, or reduce the rights and remedies, of Transferee Borrower relative to those of Borrower immediately prior to the closing of the Permitted Direct Assumption);

(v)         Borrower and Transferee Borrower shall have furnished any information reasonably requested by Lender related to and for the preparation of, and shall authorize Lender to file, new fixture filings and financing statements, and fixture filing and financing statement amendments, to the fullest extent permitted by applicable law;

(vi)        Transferee Borrower shall have furnished to Lender customary documents reasonably satisfactory to Lender evidencing the organization, good standing, qualification and authority of Transferee Borrower, Replacement Guarantor and the other parties executing the Assumption Agreement, the replacement guaranty, the replacement environmental indemnity and/or the other documents and agreements required to be delivered pursuant to the terms of this Section 7.1(a), which documents shall include certified copies of all documents relating to the organization, formation and good standing of Transferee Borrower and Replacement Guarantor and of the entities, if any, which are constituent and controlling shareholders, partners or members of Transferee Borrower or Replacement Guarantor, as applicable;

(vii)       where Transferee Borrower has elected to have Mezzanine A Borrower have Owner exercise the right to replace one or more Managers pursuant to Section 4.14.2(b) in connection with the Permitted Direct Assumption, Transferee Borrower shall cause Mezzanine A Borrower to cause Owner to have provided one or more new management agreements with one or more new Managers with respect to the Individual Properties managed by such replaced Manager(s) in accordance with the requirements of Section 4.14.2(b) hereof and shall have collaterally assigned to Mortgage Lender as additional security and subordinated to the Lien of the Mortgages each such new management agreement pursuant to an Assignment of Management Agreement in form and substance substantially similar to the Assignment of Management Agreement delivered on the Closing Date or otherwise reasonably satisfactory to Mortgage Lender; and, in any event, the Individual Properties shall be managed by one or more Qualified Managers;

(viii)      Transferee Borrower shall have delivered to Lender, without any out-of-pocket cost or expense to Lender, an endorsement to the UCC Title Insurance Policy, as modified by the Assumption Agreement, insuring the Lien of the Collateral and naming the Transferee Borrower as owner of the Collateral, which endorsement must insure that, as of the date of the recording of the Assumption Agreement, the Collateral will not be subject to any additional exceptions or liens other than those contained in the UCC Title Insurance Policy issued on the Closing Date and the Permitted Encumbrances;

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(ix)         Transferee Borrower shall have furnished to Lender, if required by Lender, (x) if the Loan is included in a REMIC Trust, a REMIC Opinion in form and substance reasonably satisfactory to Lender, (y) an Additional Insolvency Opinion, in form and substance reasonably satisfactory to Lender, and (z) one or more opinions of counsel reasonably satisfactory to Lender (A) that Transferee Borrower’s formation documents comply with the single purpose and bankruptcy remote entity requirements set on forth Schedule V, (B) that the assumption of the Loan has been duly authorized and that the Assumption Agreement and other loan documents required to be delivered by Transferee Borrower and/or Replacement Guarantor pursuant to this Section 7.1(a) have been duly authorized, executed and delivered and are valid, binding and enforceable against Transferee Borrower or Replacement Guarantor, as applicable, in accordance with their terms, (C) that Transferee Borrower and Replacement Guarantor and any entity which is a constituent and controlling stockholder, member or general partner of Transferee Borrower or Replacement Guarantor, as applicable, have been duly organized, and are in existence and good standing, (D) as to such other matters as were required in connection with the origination of the Loan (but instead with respect to the assumption transaction and documentation) and (E) such other opinions as are reasonably required by Lender or required by any Rating Agency and which are customary in connection with the transfer and assumption of similar loans;

(x)          Transferee Borrower shall have delivered to Lender (A) Patriot Act, OFAC and bankruptcy searches satisfactory to Lender and (B) pending litigation, judgment, state and federal tax lien and UCC searches reasonably satisfactory to Lender, with respect to (w) Transferee Borrower, (x) each Replacement Guarantor, (y) any other Person that Controls Transferee Borrower or owns an equity interest in Transferee Borrower which equals or exceeds ten percent (10%) that did not own an equity interest in Borrower which equals or exceeds ten percent (10%) on the Closing Date, and (z) any other Person reasonably required by Lender in order for Lender to fulfill its regulatory compliance guidelines (where such guidelines are of general applicability and are applied without prejudice); provided, however, that (1) with respect to any bankruptcy search under clauses (x), (y) or (z) above, such search shall be deemed satisfactory if it evidences that the Replacement Guarantor or other Person, as applicable, is not currently the subject of any bankruptcy proceeding and has not been subject to any voluntary or involuntary bankruptcy proceeding in the past seven (7) years (other than, in the case of an involuntary proceeding, as may have been dismissed) and (2) UCC searches shall be deemed to be satisfactory so long as they do not evidence any security interest in any collateral for the Loan or any security interest in any direct or indirect equity interest in Transferee Borrower;

(xi)         Transferee Borrower and the Persons that control Transferee Borrower must be able to satisfy all Special Purpose Bankruptcy Remote Entity (provided that this requirement will only be applicable to Transferee Borrower and any Person, if any, that is a general partner or managing member of Transferee), ERISA and embargoed persons representations, warranties and covenants in this Agreement, and the Permitted Direct Assumption shall not result in Borrower or any ERISA Affiliate incurring any liability under Section 4201 of ERISA due to a complete or partial withdrawal, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, from any Employee Plan that is a “multiemployer plan,” as such term is defined in Section 4001(a)(3) of ERISA;

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(xii)        Transferee Borrower shall have paid Lender the Assumption Fee and all reasonable, out-of-pocket expenses incurred by Lender in connection with the Permitted Direct Assumption (whether or not the same is consummated), including any Rating Agency fees (if applicable), but excluding any servicing or special servicing fees (other than the Assumption Fee);

(xiii)       Lender shall have received a replacement guaranty and environmental indemnity (in form and substance substantially the same as the Guaranty and Environmental Indemnity, provided, however, that in the case of a Permitted Direct Assumption, such replacement guaranty shall not include any recourse liability under Section 10.1(ix) or for breach of the representations and covenants set forth in Schedule V hereof by the predecessor borrower or any affiliates of such predecessor borrower) by one or more replacement guarantors and indemnitors (A) who in the aggregate, satisfy the Financial Covenants and at least one of which is a Qualified Equityholder (provided that a replacement guarantor and indemnitor otherwise satisfying clause (iv) of the definition of Qualified Equityholder shall not be required to satisfy the requirements set forth in clause (A) of the proviso thereto) and (B) each of whom satisfies the applicable search criteria described in clause (x) above and (C) each of whom owns a direct or indirect interest in Transferee Borrower and at least one of whom Controls Transferee Borrower (collectively, the “Replacement Guarantor”), where such Replacement Guarantor has undertaken at least the obligations as set forth in the Guaranty and Environmental Indemnity arising only from acts, conditions and events occurring from and after the closing date of the Permitted Direct Assumption;

(xiv)      the Permitted Direct Assumption shall not cause Owner or Operating Lessee to violate or result in a breach of or default under any Franchise Agreement or Ground Lease where such breach or default, if not cured prior to the expiration of any applicable cure period, would make the agreement or lease, as applicable, terminable at the option of the franchisor or ground lessor thereunder, and all requisite consents to such conveyance shall have been obtained from the applicable parties to such Franchise Agreements and Ground Leases and Lender shall have received satisfactory evidence of the same; provided, however, that Borrower may, on the closing date of the Permitted Direct Assumption, cause Owner or Operating Lessee to (A) replace any Franchise Agreement by a new Franchise Agreement in accordance with Section 4.34 hereof and/or (B) replace any Franchise Agreement with a new Franchise Agreement with the same Franchisor under, and in a form and on the terms, in each case, not materially different than the form and terms of, the replaced Franchise Agreement if such new Franchise Agreement is required by such Franchisor in connection with the Permitted Direct Assumption;

(xv)       Transferee Borrower shall make any deposits into the Scheduled PIP Reserve Account as may be required under Section 4.34(e) of the Mortgage Loan Agreement and Section 4.34(e) of the Mezzanine Loan Agreement;

(xvi)      the assumption documentation, legal opinions and organizational documents of Transferee Borrower and any other Person that is required to be a Special Purpose Bankruptcy Remote Entity under this Agreement (but not the identity of Transferee Borrower or such other Persons other than as required under clause (iii) above) will be subject to a Rating Agency Confirmation; and

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(xvii)     such conveyance is permitted under and consummated in compliance with the Mortgage Loan Documents and the Mezzanine A Loan Documents, and Transferee Borrower shall have delivered evidence reasonably satisfactory to Lender of the same.

(b)          Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, from and after the earlier to occur of (i) ten (10) Business Days after the Securitization of the Loan or (ii) four (4) months after the Closing Date, a Transfer of more than sixty-five percent (65%) of the direct or indirect equity interests in the Mezzanine A Borrower to any entity that is not a Pre-Approved Control Party or a change of Control in Borrower, in each case that is not otherwise permitted hereunder (such entity, the “Indirect Transferee”), and the assumption by one or more Replacement Guarantors of all of the obligations of Guarantor under the Loan Documents from and after the date of such Transfer in connection with such Transfer (collectively, a “Permitted Indirect Assumption”) shall be permitted under this Agreement and the Loan Documents, provided that either such transaction is a Permitted Transfer or otherwise the following conditions are satisfied (either prior to, or contemporaneously with, the closing of such Permitted Indirect Assumption):

(i)          No Event of Default shall be continuing as of the date of the closing of the Permitted Indirect Assumption;

(ii)         Borrower shall have provided Lender with not less than thirty (30) days’ prior written notice of the Permitted Indirect Assumption, and if Lender’s consent and a Rating Agency Confirmation is not required pursuant to clause (iii) below, such notice shall include information establishing and Borrower and Indirect Transferee certifying that Indirect Transferee is (A) a Qualified Transferee, (B) a Person who is Controlled by one or more Qualified Equityholders that either (x) satisfy the Control Party Asset Threshold and the Experience Threshold or (y) are Pre-Approved Control Parties, and (C) a Person in whom no less than thirty-five percent (35%) of the equity interests in the aggregate are directly or indirectly owned by one or more Qualified Equityholders;

(iii)        Prior to a Securitization, Lender shall have provided its consent to the Permitted Indirect Assumption (not to be unreasonably withheld, conditioned or delayed if the proposed Indirect Transferee satisfies the Control Party Asset Threshold and the Experience Threshold) and, from and after a Securitization, Lender shall have received a Rating Agency Confirmation with respect to such Permitted Indirect Assumption, provided that neither Lender’s consent nor a Rating Agency Confirmation shall be required so long as the Indirect Transferee is (A) a Qualified Transferee, (B) a Person who is Controlled by one or more Qualified Equityholders described in clauses (i), (ii), (iii) or (iv) of the definition of Qualified Equityholder that either (x) prior to, and immediately after, giving effect to the Permitted Indirect Assumption, satisfy the Control Party Asset Threshold and the Experience Threshold or (y) are Pre-Approved Control Parties, and (C) a Person in whom no less than thirty-five percent (35%) of the equity interests in the aggregate are directly or indirectly owned by one or more Qualified Equityholders. In the event that a proposed Indirect Transferee does not meet the test described in the foregoing clause (B), and therefore, Lender’s reasonable consent or a Rating Agency Confirmation are required under this clause (iii), then, for purposes of Lender’s decision whether to grant or withhold its consent, the failure by the proposed Indirect Transferee to satisfy such test will not be considered presumptive that such proposed Indirect Transferee is not qualified to own a direct or indirect equity interest in Borrower; provided, however, that Lender may consider in deciding whether to consent to such proposed Indirect Transferee, among other things, the assets, net worth and experience of such proposed Indirect Transferee, together with its constituent owners and controlling parties, and any other matters that Lender reasonably deems relevant;

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(iv)        Intentionally omitted;

(v)         Indirect Transferee shall have furnished to Lender customary documents reasonably satisfactory to Lender evidencing the organization, good standing, qualification and authority of Indirect Transferee, Replacement Guarantor and the other parties executing the replacement guaranty, the replacement environmental indemnity and/or the other documents and agreements required to be delivered pursuant to the terms of this Section 7.1(b), which documents shall include certified copies of all documents relating to the organization, formation and good standing of Indirect Transferee and Replacement Guarantor and of the entities, if any, which are constituent and controlling shareholders, partners or members of Indirect Transferee or Replacement Guarantor, as applicable;

(vi)        where Borrower has elected to cause Mezzanine A Borrower to cause Owner exercise the right to replace one or more Managers pursuant to Section 4.14.2(b) in connection with the Permitted Indirect Assumption, Borrower shall cause Mezzanine A Borrower to cause Owner to have provided one or more new management agreements with one or more new Managers with respect to the Individual Properties managed by such replaced Manager(s) in accordance with the requirements of Section 4.14.2(b) hereof and shall have collaterally assigned to Lender as additional security and subordinated to the Lien of the Mortgage, the Mezzanine A Pledge Agreement and the Pledge Agreement each such new management agreement pursuant to an Assignment of Management Agreement in form and substance substantially similar to the Assignment of Management Agreement delivered on the Closing Date or otherwise reasonably satisfactory to Lender; and, in any event, the Individual Properties shall be managed by one or more Qualified Managers;

(vii)       Borrower shall have furnished to Lender, (y) an Additional Insolvency Opinion, in form and substance reasonably satisfactory to Lender, and (z) one or more opinions of counsel reasonably satisfactory to Lender (A) that the loan documents, if any, required to be delivered by Borrower, Indirect Transferee and/or Replacement Guarantor pursuant to this Section 7.1(b) have been duly authorized, executed and delivered and are valid, binding and enforceable against Borrower, Indirect Transferee (if applicable) or Replacement Guarantor, as applicable, in accordance with their terms, (B) that Indirect Transferee and Replacement Guarantor and any entity which is a constituent and controlling stockholder, member or general partner of Indirect Transferee or Replacement Guarantor, as applicable, have been duly organized, and are in existence and good standing, (C) as to such other matters as were required in connection with the origination of the Loan with respect to Guarantor and the direct owner of the Borrower and (D) such other opinions as are reasonably required by Lender or required by any Rating Agency and which are customary in connection with the equity transfers of borrowers under similar loans;

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(viii)      Borrower shall have delivered to Lender (A) Patriot Act, OFAC and bankruptcy searches satisfactory to Lender and (B) pending litigation, judgment, state and federal tax lien and UCC searches reasonably satisfactory to Lender, with respect to (w) Indirect Transferee, (x) each Replacement Guarantor, (y) any other Person that Controls Borrower or owns an equity interest in Borrower which equals or exceeds ten percent (10%) that did not own an equity interest in Borrower which equals or exceeds ten percent (10%) on the Closing Date, and (z) any other Person reasonably required by Lender in order for Lender to fulfill its regulatory compliance guidelines (where such guidelines are of general applicability and are applied without prejudice); provided, however, that (1) with respect to any bankruptcy search under clauses (x), (y) or (z) above, such search shall be deemed satisfactory if it evidences that the Replacement Guarantor or other Person, as applicable, is not currently the subject of any bankruptcy proceeding and has not been subject to any voluntary or involuntary bankruptcy proceeding in the past seven (7) years (other than, in the case of an involuntary proceeding, as may have been dismissed) and (2) UCC searches shall be deemed to be satisfactory so long as they do not evidence any security interest in any collateral for the Loan or any security interest in any direct or indirect equity interest in Borrower;

(ix)         Borrower must continue to, and cause Mezzanine A Borrower and Owner to continue to, satisfy all Special Purpose Bankruptcy Remote Entity representations, warranties and covenants in this Agreement, and Indirect Transferee and the Persons that control Indirect Transferee must be able to satisfy all ERISA and embargoed persons representations, warranties and covenants in this Agreement, and the Permitted Indirect Assumption shall not result in Borrower or any ERISA Affiliate incurring any liability under Section 4201 of ERISA due to a complete or partial withdrawal, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, from any Employee Plan that is a “multiemployer plan,” as such term is defined in Section 4001(a)(3) of ERISA;

(x)          Borrower shall have paid Lender the Assumption Fee and all reasonable, out-of-pocket expenses incurred by Lender in connection with the Permitted Indirect Assumption (whether or not the same is consummated), including any Rating Agency fees (if applicable), but excluding any servicing or special servicing fees (other than the foregoing Assumption Fee);

(xi)         Lender shall have received a replacement guaranty and environmental indemnity (in form and substance substantially the same as the Guaranty and Environmental Indemnity) by one or more Replacement Guarantor(s) (A) who in the aggregate, satisfy the Financial Covenants and at least one of which is a Qualified Equityholder (provided that a replacement guarantor and indemnitor otherwise satisfying clause (iv) of the definition of Qualified Equityholder shall not be required to satisfy the requirements set forth in clause (A) of the proviso thereto), (B) each of whom satisfies the applicable search criteria described in clause (viii) above and (C) each of whom owns a direct or indirect interest in Borrower and at least one of whom Controls Borrower, where such Replacement Guarantor has undertaken at least the obligations as set forth in the Guaranty and Environmental Indemnity arising only from acts, conditions and events occurring from and after the closing date of the Permitted Indirect Assumption; and

(xii)        the Permitted Indirect Assumption shall not violate or result in a breach of or default under any Franchise Agreement or Ground Lease where such breach or default, if not cured prior to the expiration of any applicable cure period, would make the agreement or lease, as applicable, terminable at the option of the franchisor or ground lessor thereunder, and all requisite consents to such conveyance shall have been obtained from the applicable parties to such Franchise Agreements and Ground Leases and Lender shall have received satisfactory evidence of the same; provided, however, that Borrower may, on the closing date of the Permitted Indirect Assumption, cause Mezzanine A Borrower to cause Owner to (A) replace any Franchise Agreement by a new Franchise Agreement in accordance with Section 4.34 hereof and/or (B) replace any Franchise Agreement with a new Franchise Agreement with the same Franchisor under, and in a form and on the terms, in each case, not materially different than the form and terms of, the replaced Franchise Agreement if such new Franchise Agreement is required by such Franchisor in connection with the Permitted Indirect Assumption;

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(xiii)       Borrower shall cause Mezzanine A Borrower or Owner to make any deposits into the Scheduled PIP Reserve Account as may be required under Section 4.34(e); and

(xiv)      such Transfer is permitted under and consummated in compliance with the Mortgage Loan Documents and the Mezzanine A Loan Documents, and Borrower shall have delivered evidence reasonably satisfactory to Lender of the same.

(c)          Upon the closing of any Permitted Direct Assumption and satisfaction of the requirements set forth above in Section 7.1(a), Borrower shall be forever released from any further liability under this Agreement and the other Loan Documents for acts or circumstances that first arise from and after the date of the closing of the Permitted Direct Assumption, other than those arising out of the acts of Borrower or its Affiliates.

(d)          Upon the provision of a replacement Guaranty and Environmental Indemnity by a Replacement Guarantor and closing of any Assumption permitted by this Section 7.1, Guarantor shall be forever released from any further liability under the Guaranty and Environmental Indemnity on the terms set forth in the Guaranty and Environmental Indemnity, respectively.

(e)          If following an Assumption permitted by this Section 7.1, all or any portion of the equity interests in Borrower or Transferee Borrower, as applicable, will be owned, directly or indirectly, by a real estate investment trust (within the meaning of Section 856(a) of the Code), then concurrently with such Assumption, Borrower or Transferee Borrower, as applicable, shall have the right to cause Mezzanine A Borrower to cause Owner to enter into one or more subordinate or replacement operating leases of the Properties that will produce “rents from real property” for purposes of Section 856(d) of the Code and/or “real property rents” for purposes of Section 7704 of the Code with one or more newly-formed Special Purpose Bankruptcy Remote Entity(ies) (with appropriate changes to Schedule V with respect to such entity to account for each such entity’s form of organization, assets, purpose and business, provided that each such entity shall be a Delaware limited partnership, a Delaware limited liability company or a Delaware corporation) that will be under common ownership and Control with Borrower and will elect to be treated as a “taxable REIT subsidiary” under Section 856(l) of the Code (a “TRS Lessee”). In connection with Borrower or Transferee Borrower, as applicable, causing Mezzanine A Borrower to cause Owner to enter into such subordinate or replacement operating lease(s) of the Properties with a TRS Lessee, Borrower or Transferee Borrower, as applicable, may elect notwithstanding any provisions of the Loan Documents to the contrary, to cause Mezzanine A Borrower to cause Owner to transfer any applicable Franchise Agreement(s), Management Agreement(s) and other contracts, agreements, licenses, permits, instruments or other assets or obligations of the Owner, as appropriate, to the TRS Lessee (without creating a breach or default thereunder), or, to the extent such agreements are not transferrable, to cause the TRS Lessee to enter into replacement Franchise Agreements(s) and/or Management Agreement(s) (with the same third-parties under, and in a form and on the terms, in each case, not materially different than the form and terms of, the replaced agreements, except to the extent expressly permitted hereunder), or other agreements (subject to the other terms of this Agreement). Borrower’s or Transferee Borrower’s, as applicable, exercise of the rights set forth in this paragraph (e) shall be subject to and conditioned upon (i) delivery to Lender of (A) an unconditional subordination of each operating lease executed by Owner or Transferee Borrower Affiliate subsidiary, as applicable, and TRS Lessee, (B) a joinder executed by TRS Lessee with respect to the Loan Documents (other than the Note and the Guaranty), (C) documents, instruments and certificates with respect to TRS Lessee of the same type (with appropriate changes to account for such entity’s form of organization, assets, purpose and business, provided that each such entity shall be a Delaware limited partnership, a Delaware limited liability company or a Delaware corporation) as are required to be delivered to Lender with respect to a Transferee Borrower pursuant to Section 7.1(a) above and (D) such additional documents, instruments and certificates customary for a similar transaction involving a “taxable subsidiary” both as Lender may reasonably request and in form and substance reasonably satisfactory to Lender and subject to a Rating Agency Confirmation, and (ii) payment to Lender of its reasonable out-of-pocket costs and expenses incurred in connection with the foregoing. The parties to each operating lease shall have the right, from time to time, to amend the percentage rent due thereunder.

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(f)          In connection with any Assumption permitted by this Section 7.1, upon Borrower’s written request, Lender shall provide a statement running to the benefit of the Transferee Borrower or the Indirect Transferee, as applicable, and their successors and assigns, duly acknowledged and certified, setting forth (i) the Outstanding Principal Balance, (ii) the non-default interest rate, (iii) any amounts due or owing and unpaid under the Loan Documents, (iv) each date installments of interest and/or principal or any other amounts accruing under the Loan Documents were last paid, as well as a list of any installments of interest or other amounts accruing under the Loan Documents paid with respect to any period in which the date of the Assumption falls, (v) any offsets or defenses to the payment and performance of the Obligations, if any, actually known to Lender and (vi) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification. Except with respect to Lender’s statements relating to clauses (i), (ii) and (iv) above, which statements may be relied upon by Transferee Borrower or the Indirect Transferee, as applicable, and their successors and assigns, compliance by Lender with the requirements of this paragraph shall be for informational purposes only and shall not be deemed to be an estoppel by Lender or a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

Section 7.2           Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2 or elsewhere in this Agreement or any of the other Loan Documents, the following Transfers (herein, the “Permitted Transfers”) shall be permitted hereunder without Lender’s consent and without a Rating Agency Confirmation (provided that, for the avoidance of doubt, and notwithstanding anything to the contrary contained herein, except in connection with the origination of the Mezzanine A Loan and the foreclosure of the Mezzanine A Loan, the direct Transfer of an equity interests in any Person that constitutes collateral for the Loan or the Mezzanine A Loan shall not be a Permitted Transfer):

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(a)          a Lease entered into in accordance with the Loan Documents;

(b)          an Assumption in accordance with Section 7.1;

(c)          a Permitted Encumbrance;

(d)          any listing of equity interests in any Guarantor or Qualified Equityholder on the New York Stock Exchange, the Toronto Stock Exchange, NASDAQ Global Select Market or any other nationally recognized stock exchange or market, and any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of publicly traded shares or other publicly traded interests in any Guarantor or any indirect equity owner of any Guarantor;

(e)          a Transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest, except as permitted under clause (g)) or issuance of a direct or indirect interest in any Qualified Equityholder provided that:

(i)          after giving effect to such Transfer, one or more Pre-Approved Control Parties (and, after a Permitted Direct Assumption or Permitted Indirect Assumption, one or more Qualified Equityholders that acquired their interest in Borrower through such Permitted Direct Assumption or Permitted Indirect Assumption) shall continue to own at least thirty-five percent (35%) of all equity interests (direct or indirect) of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party and Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party; and

(ii)         if such Transfer would cause any Person (other than any Pre-Approved Control Party), together with its Affiliates, to Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee that did not Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee prior to such Transfer or to increase its direct or indirect interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party to an amount which equals or exceeds ten percent (10%) that did not own, together with its Affiliates, an equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee which equals or exceeds ten percent (10%) prior to such Transfer, then such transferee is a Qualified Transferee and Lender shall receive not less than fifteen (15) days advance written notice of such Transfer;

(iii)        such Transfer is not prohibited by and would not permit the Franchisor or Ground Lessor to terminate any Franchise Agreement or Ground Lease, and will not result in or cause any breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default (in each case unless the approval of such Franchisor or Ground Lessor has been obtained), and any approvals required under any Franchise Agreement or Ground Lease to the Transfer have been obtained;

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(iv)        if such Transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee and such Person did not together with its Affiliates own more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee prior to such Transfer, Borrower shall have delivered to Lender with respect to such Person an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender which Additional Insolvency Opinion satisfies all then applicable Rating Agency criteria; and

(v)         Borrower shall reimburse Lender for any and all reasonable out of pocket legal expenses incurred by it in connection with such Transfer;

(f)          provided that no Event of Default shall then exist, a Transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest, except as permitted under clause (g) below) of Control of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee or any SPC Party or of a direct or indirect interest in Borrower, provided that:

(i)          after giving effect to such Transfer, one or more Qualified Equityholders shall collectively own at least thirty-five percent (35%) of all equity interests (direct or indirect) of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party;

(ii)         after giving effect to such Transfer, one or more Pre-Approved Control Parties shall collectively Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party and

(iii)        each of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iv)        if such Transfer would cause the transferee (other than any Pre-Approved Control Party), together with its Affiliates, to Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee that did not Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee prior to such Transfer or to increase its direct or indirect interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party to an amount which equals or exceeds ten percent (10%) that did not own, together with its Affiliates, an equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee which equals or exceeds ten percent (10%) prior to such Transfer, then such transferee is a Qualified Transferee and Lender shall receive not less than thirty (30) days advance written notice of such Transfer;

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(v)         such Transfer is not prohibited by and would not permit the Franchisor or Ground Lessor to terminate any Franchise Agreement or Ground Lease, and will not result in or cause any breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default (in each case unless the approval of such Franchisor or Ground Lessor has been obtained), and any approvals required under any Franchise Agreement or Ground Lease to the Transfer have been obtained;

(vi)        intentionally omitted;

(vii)       if such Transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee and such Person did not together with its Affiliates own more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee prior to such Transfer, Borrower shall have delivered to Lender with respect to such Person an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender which Additional Insolvency Opinion satisfies all then applicable Rating Agency criteria; and

(viii)      Borrower shall reimburse Lender for any and all reasonable out of pocket legal expenses incurred by it in connection with such Transfer;

(g)          (i) any pledge of an indirect equity interest in the Borrower by a Multi-Asset Person to secure an upper tier corporate or similar loan facility that is secured by all or a substantial portion of such Multi-Asset Person’s assets; and (ii) any pledge of a direct or indirect equity interest in a Multi-Asset Person;

(h)          provided no Event of Default shall then exist (unless the Substitute Guarantor arises in connection with a Permitted Transfer among Pre-Approved Control Parties (or their respective wholly-owned subsidiaries) pursuant to Section 7.2(i)), a Guarantor or a Replacement Guarantor may be replaced by a Person (the “Substitute Guarantor”), whereupon such Substitute Guarantor shall be a Replacement Guarantor hereunder, provided that:

(i)          there shall be no change of Control of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or SPC Party as a result of such replacement (unless such Change in Control is otherwise a Permitted Transfer);

(ii)         such Substitute Guarantor already has an indirect equity interest in the Mezzanine A Borrower, or acquires an indirect equity interest in Borrower pursuant to a Permitted Transfer;

(iii)        such Substitute Guarantor is a Pre-Approved Control Party or a Qualified Transferee;

(iv)        such Substitute Guarantor, together with the remaining Guarantors after such Transfer, satisfy the Financial Covenants as demonstrated to Lender’s reasonable satisfaction (with such supporting evidence as Lender may reasonable require), and the Guarantors (and Pre-Approved Control Parties or the related Qualified Equityholder with respect to an Assumption (or Qualified Equityholders, if there is more than one acquiring Qualified Equityholder at the time of such Assumption)) continue to own at least thirty-five (35%) percent, and Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party;

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(v)         such Substitute Guarantor executes and delivers to Lender a replacement guaranty and environmental indemnity (in form and substance substantially the same as the Guaranty and Environmental Indemnity, and additionally including the joinder, agreement and reaffirmation of the Substitute Guarantor and remaining Guarantors of the joint and several liability of the Substitute Guarantor and the remaining Guarantors thereunder and under the Guaranty and Environmental Indemnity to which they are party), where such Substitute Guarantor has undertaken at least the obligations as set forth in the Guaranty and Environmental Indemnity arising only from acts, conditions and events occurring from and after the date of the replacement;

(vi)        Lender shall have received one or more opinions of counsel to the Substitute Guarantor and remaining Guarantors in form and substance reasonably satisfactory to Lender (A) that the replacement guaranty and environmental indemnity have been duly authorized, executed and delivered and are valid, binding and enforceable against each such Substitute Guarantor and remaining Guarantors, in accordance with their terms, and (B) that such Substitute Guarantor and each remaining Guarantor and any entity which is a constituent and controlling stockholder, member or general partner of such Substitute Guarantor and each remaining Guarantor, as applicable, have been duly organized, and are in existence and good standing;

(vii)       Lender shall have received an Additional Insolvency Opinion with respect to such Transfer (if one has occurred), replacement and replacement guaranty and environmental indemnity, in form and substance reasonably satisfactory to Lender and shall satisfy all then applicable Rating Agency criteria; and

(viii)      Borrower shall reimburse Lender for any and all reasonable out of pocket legal expenses incurred by it in connection with such Transfer (if one has occurred) and such replacement including any Rating Agency fees;

Upon the execution and delivery of a replacement guaranty and environmental indemnity by a Substitute Guarantor permitted by this Section 7.2(h), the Guarantor(s) who have been replaced by the Substitute Guarantor shall be forever released from any further liability under the Guaranty and Environmental Indemnity arising from any circumstance, condition, action or event first occurring after the effective date of such replacement to the extent the same is not caused by such replaced Guarantor(s); provided, however, that such replaced Guarantor(s) shall remain liable under the Guaranty and Environmental Indemnity for any obligations thereunder arising from any action or event occurring prior to the effective date of such replacement and for any actions of such replaced Guarantor.

(i)          any Transfer of direct or indirect equity interests in, and/or Control of, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and/or any SPC Party among the Pre-Approved Control Parties (including any Transfer through one or more of their respective wholly-owned and Controlled subsidiaries) provided that:

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(i)          after giving effect to such Transfer, one or more Pre-Approved Control Parties shall collectively Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party;

(ii)         Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iii)        intentionally omitted;

(iv)        such Transfer is not prohibited by and would not permit the Franchisor or Ground Lessor to terminate any Franchise Agreement or Ground Lease, and will not result in or cause any breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default (in each case unless the approval of such Franchisor or Ground Lessor has been obtained), and any approvals required under any Franchise Agreement or Ground Lease to the Transfer have been obtained;

(v)         if such Transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee and such Person did not own more than 49% of the direct or indirect equity interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee on the Closing Date, Borrower shall have delivered to Lender with respect to such Person an Additional Insolvency Opinion in form and substance reasonably satisfactory to Lender which Additional Insolvency Opinion satisfies all then applicable Rating Agency criteria;

(vi)        Guarantor (or Substitute Guarantor) shall continue to have an indirect equity interest in the Borrower;

(vii)       The Guarantors (and/or one or more Substitute Guarantors) after such Transfer, shall continue to satisfy the Financial Covenants as demonstrated to Lender’s reasonable satisfaction (with such supporting evidence as Lender may reasonably require), and the Pre-Approved Control Parties (which for purposes of this clause (vii) shall include Qualified Equityholders that acquired their interest in Borrower as a result of a Permitted Direct Assumption or a Permitted Indirect Assumption) continue to own at least thirty-five (35%) percent, and Control Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and each SPC Party; and

(viii)      Borrower shall reimburse Lender for any and all reasonable out of pocket legal expenses incurred by it in connection with such Transfer;

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(j)          following an Assumption resulting in two or more Qualified Equityholders, in the aggregate, indirectly owning thirty-five percent (35%) or more of and Controlling Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee (each, an “Existing Qualified Equityholder”), a Transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest) of a direct or indirect interest in Borrower from one Existing Qualified Equityholder to another Existing Qualified Equityholder (the “QEH Transferee”) that results in the QEH Transferee owning indirectly thirty-five percent (35%) or more of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee, and/or results in a change of Control of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party, shall be permitted without Lender’s consent provided that:

(i)          Intentionally omitted;

(ii)         such Transfer is not prohibited by and would not permit the Franchisor or Ground Lessor to terminate any Franchise Agreement or Ground Lease, and will not result in or cause any breach or default under any Franchise Agreement or Ground Lease to the extent such violation, breach or default (with or without the passage of time) would result in an Event of Default (in each case unless the approval of such Franchisor or Ground Lessor has been obtained), and that any approvals required under any Franchise Agreement or Ground Lease to the Transfer have been obtained;

(iii)        If such Transfer results in no Guarantor Controlling Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or Guarantors not owning, directly or indirectly, in the aggregate at least thirty-five percent (35%) of the equity interests in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner and Operating Lessee, then Lender shall have received not less than fifteen (15) days’ notice of such Transfer and a replacement guaranty and environmental indemnity (in form and substance substantially the same as the Guaranty and Environmental Indemnity) by one or more replacement guarantors and indemnitors (A) who in the aggregate, satisfy the Financial Covenants and (B) each of whom satisfies the applicable search criteria described in clause (iv) below and (C) each of whom owns a direct or indirect interest in Transferee Borrower and at least one of whom Controls Transferee Borrower (collectively, the “QEH Replacement Guarantor”), where such QEH Replacement Guarantor has undertaken at least the obligations as set forth in the Guaranty and Environmental Indemnity arising only from acts, conditions and events occurring from and after the closing date of the Transfer;

(iv)        Lender shall have received (A) Patriot Act, OFAC and bankruptcy searches satisfactory to Lender and (B) pending litigation, judgment, state and federal tax lien and UCC searches reasonably satisfactory to Lender, with respect to each QEH Replacement Guarantor; provided, however, that (1) with respect to any bankruptcy search, such search shall be deemed satisfactory if it evidences that the QEH Replacement Guarantor, if any, is not currently the subject of any bankruptcy proceeding and has not been subject to any voluntary or involuntary bankruptcy proceeding in the past seven (7) years (other than, in the case of an involuntary proceeding, as may have been dismissed) and (2) UCC searches shall be deemed to be satisfactory so long as they do not evidence any security interest in any collateral for the Loan or any security interest in any direct or indirect equity interest in Borrower;

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(v)         If a QEH Replacement Guarantor is required under paragraph (iii) above Lender shall have received an opinion of counsel in form and substance reasonably satisfactory to Lender (A) that the replacement guaranty and environmental indemnity have been duly authorized, executed and delivered and are valid, binding and enforceable against QEH Replacement Guarantor, in accordance with their terms, and (B) that QEH Replacement Guarantor and any entity which is a constituent and controlling stockholder, member or general partner of QEH Replacement Guarantor, as applicable, have been duly organized, and are in existence and good standing;

(vi)        If such Transfer results in any Person acquiring more than 49% of the direct or indirect equity interests in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee and such Person did not own more than 49% of the direct or indirect equity interests in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee prior to such Transfer, Lender shall have received an Additional Insolvency Opinion with respect to the Transfer, in form and substance reasonably satisfactory to Lender which Additional Insolvency Opinion satisfies all then applicable Rating Agency criteria;

(vii)       Borrower shall reimburse Lender for any and all reasonable out of pocket legal expenses incurred by it in connection with such Transfer including any Rating Agency fees; and

Upon the execution and delivery of a replacement guaranty and environmental indemnity by a QEH Replacement Guarantor required by this Section 7.2(j), the Guarantor(s) who have been replaced by the QEH Replacement Guarantor shall be forever released from any further liability under the Guaranty and Environmental Indemnity arising from any circumstance, condition, action or event first occurring after the closing date of the Transfer to the extent the same is not caused by such replaced Guarantor(s); provided, however, that such replaced Guarantor(s) shall remain liable under the Guaranty and Environmental Indemnity for any obligations thereunder arising from any action or event occurring prior to the closing date of the Transfer.

Section 7.3          Cost and Expenses; Copies.

(a)          Borrower shall pay all reasonable costs and expenses of Lender in connection with any Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel, whether internal or outside, and the reasonable cost of any required counsel opinions related to REMIC (if the Loan is included in a REMIC Trust) or other securitization (if the Loan is otherwise included in a Securitization) or tax issues and any Rating Agency fees (in the case of any Transfer requiring Rating Agency Confirmation).

(b)          Borrower shall provide Lender with copies of all organizational documents relating to any Permitted Transfer to the extent expressly required hereunder.

Section 7.4          Replacement Mezzanine Loan. Mezzanine A Borrower shall have a one-time right to enter into not more than one tranche of mezzanine financing (a “Replacement Mezzanine Financing”) and Mezzanine A Borrower may pledge to the Approved Mezzanine Lender under such Replacement Mezzanine Financing the direct or indirect equity interests in each Owner as collateral for any such Replacement Mezzanine Financing; provided that the Replacement Mezzanine Financing is an Approved Mezzanine Loan. In connection with such Replacement Mezzanine Financing, Lender shall be required to enter into the intercreditor agreement satisfying the requirements of clause (j) of the definition of Approved Mezzanine Loan (including that such intercreditor is reasonably satisfactory in all respects to Lender).

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Article 8

DEFAULTS

Section 8.1          Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)          if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full within two (2) calendar days following the applicable Monthly Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D)  the Spread Maintenance Premium is not paid when due or (E) any deposit to the Mortgage Loan Reserve Funds, the Mezzanine A Loan Reserve Funds or the Reserve Funds is not made within three (3) calendar days following the required deposit date therefor (provided that it shall not be an Event of Default under clause (B) or (E) if as of the applicable due date for the payment of such amounts there are sufficient funds remaining in the Mortgage Deposit Account (other than funds previously allocated to the various Accounts) to pay such amounts when due and Mortgage Lender’s access to such funds has not been inhibited in any manner whatsoever due to circumstances or events which are directly related to Borrower or Leasehold Pledgor and no other monetary Event of Default is then continuing);

(ii)         if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower (provided that it shall not be an Event of Default under this clause (ii) if as of the applicable due date for the payment of such amounts there are sufficient funds remaining in the Mortgage Deposit Account (other than funds previously allocated to the various Accounts (as defined in the Mortgage Loan Agreement)), to pay such amounts when due, no other monetary Event of Default is then continuing, and the servicer under the Mortgage Loan fails to make such payment in violation of the Mortgage Loan Agreement);

(iii)        subject to Owner’s right to contest as set forth in Section 4.6 of the Mortgage Loan Agreement and Mezzanine A Borrower’s right to contest as set forth in Section 4.6 of the Mezzanine A Loan Agreement, if any of the Taxes or Other Charges are not paid when Due and Payable (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account (as defined in the Mortgage Loan Agreement) to pay such amounts when due, no other monetary Event of Default is then continuing, and the servicer under the Mortgage Loan fails to make such payment in violation of the Mortgage Loan Agreement) and such default is not remedied within ten (10) Business Days;

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(iv)        if Owner fails to maintain in full force and effect Policies reflecting and satisfying the insurance coverages, amounts and other requirements set forth in this Agreement, or if certificates evidencing the insurance provided pursuant to the Policies are not delivered to Lender within five (5) days of Lender’s written request (provided that it shall not be an Event of Default if (x) such failure results from the failure to timely pay any premium and there are then sufficient funds in the Insurance Account (as defined in the Mortgage Loan Agreement) to pay such premiums when due, no other monetary Event of Default is then continuing and (y) the servicer under the Mortgage Loan fails to make such payment in violation of the Mortgage Loan Agreement);

(v)         a voluntary Transfer other than a Permitted Transfer occurs, or any other Transfer which is not a Permitted Transfer, and to which no other clause of this Section 8.1(a) applies, occurs and is not cured within thirty (30) days following Borrower’s receipt of written notice of such impermissible Transfer from Lender;

(vi)        if any certification, representation or warranty made by Borrower, Leasehold Pledgor or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made; provided, however, that as to any such false or misleading representation or warranty which (a) was unintentionally made to Lender and (b) which can be made true and correct by action of Borrower or Leasehold Pledgor, Borrower and Leasehold Pledgor shall have a period of thirty (30) days following written notice thereof to Borrower to undertake and complete all action necessary to make such representation or warranty, true and correct in all material respects; provided, further, that if the same cannot be cured within such thirty (30) day period, if Borrower or Leasehold Pledgor commences to take action to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of an additional ninety (90) days;

(vii)       if Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Guarantor, any Individual Owner, any Operating Lessee or any SPC Party shall make an assignment for the benefit of creditors;

(viii)      if a receiver, liquidator or trustee shall be appointed for Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, any Individual Owner, any Operating Lessee or any SPC Party, or if Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, any Individual Owner, any Operating Lessee or any SPC Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, any Individual Owner, any Operating Lessee or any SPC Party or if any proceeding for the dissolution or liquidation of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, any Individual Owner, any Operating Lessee or any SPC Party shall be instituted, or if Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee or any SPC Party is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, such Individual Owner, such Operating Lessee or such SPC Party upon the same not being discharged, stayed or dismissed within ninety (90) days following its filing;

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(ix)         if Borrower or Leasehold Pledgor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)          if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, subject to the cure periods set forth in clauses (xi) and (xii);

(xi)         a breach of the covenants set forth in Sections 4.4; provided, however, such violation or breach shall not constitute an Event of Default in the event that (1) such violation or breach is not intentional, (2) such violation or breach is immaterial, (3) such violation or breach shall be remedied in a timely and expedient manner and in any event within not more than 60 days, and (4) within fifteen (15) Business Days following the request of Lender, but not prior to the date on which such violation or breach shall have been remedied in accordance with the immediately foregoing clause (3), Borrower delivers to Lender a substantive non-consolidation opinion, or a modification of the Insolvency Opinion, to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in the Insolvency Opinion, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(xii)        a breach by Liquor Subsidiary of the covenants set forth in Section 4 of the Liquor Subsidiary Pledge; provided, however, such violation or breach shall not constitute an Event of Default in the event that (1) such violation or breach is not intentional, (2) such violation or breach is immaterial, (3) such violation or breach shall be remedied in a timely and expedient manner and in any event within not more than 60 days, and (4) within fifteen (15) Business Days following the request of Lender, but not prior to the date on which such violation or breach shall have been remedied in accordance with the immediately foregoing clause (3), Borrower delivers to Lender a substantive non-consolidation opinion, or a modification of the Insolvency Opinion, to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in the Insolvency Opinion, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(xiii)       a breach of the covenants set forth in Sections 4.31 or 4.23 hereof;

(xiv)      if at any time the equity interests pledged by Borrower or Leasehold Pledgor pursuant to the Pledge Agreement shall be evidenced by new, replacement or additional certificates and Borrower or Leasehold Pledgor, as applicable, shall fail to deliver such certificates to Lender, together with any powers of attorney or membership powers required to be delivered in connection therewith in accordance with the Pledge Agreement;

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(xv)       subject to Borrower’s, Mezzanine A Borrower’s and Owner’s right to contest set forth in Section 4.3 of this Agreement, if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien except a Permitted Encumbrance that is not bonded over or otherwise removed or paid within ten (10) Business Days following notice of such breach;

(xvi)      the alteration, improvement, demolition or removal of any material portion of the Improvements without the prior written consent of Lender, other than in accordance with this Agreement and the Leases at the Individual Properties entered into in accordance with the Loan Documents;

(xvii)     if, without Lender’s prior written consent, other than in accordance with Section 4.14, (i) any Management Agreement is terminated, or (ii) there is a material change in any Management Agreement;

(xviii)    a breach of any representation, warranty or covenant contained Section 3.1.18 hereof that is not remedied within the thirty (30) days following notice of such breach;

(xix)       if Borrower or Leasehold Pledgor breaches any covenant contained in Section 4.9 hereof and such breach continues for ten (10) Business Days following Lender’s delivery of notice of such breach;

(xx)        if (A) any Individual Owner shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by any Ground Lease as and when such rent or other charge is payable (after the expiration of any grace periods afforded Owner under such Ground Lease (but not, for the avoidance of doubt, any grace, notice or cure periods afforded to Lender under the Ground Lease or otherwise)) (unless waived by the Ground Lessor), (B) there shall occur any default (beyond any applicable cure periods afforded Owner under such Ground Lease (but not, for the avoidance of doubt, any grace, notice or cure periods afforded to Lender under the Ground Lease or otherwise)) by an Individual Owner, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of a Ground Lease on the part of an Individual Owner, as the tenant thereunder to be observed or performed (unless (a) waived by the Ground Lessor or (b) of an immaterial nature and for which notice from Ground Lessor is required and has not been given), (C) if any one or more of the events referred to in a Ground Lease shall occur which would cause such Ground Lease to terminate without notice or action by the landlord under such Ground Lease or which would entitle the Ground Lessor to terminate such Ground Lease and the term thereof by giving notice to the applicable Individual Owner, as tenant thereunder (unless waived by the Ground Lessor), (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender except as otherwise permitted by this Agreement;

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(xxi)       if without Lender’s prior consent, there is any material change in any Franchise Agreement (or any replacement Franchise Agreement), or a Franchise Agreement shall be terminated or cancelled, unless Borrower or Leasehold Pledgor shall then be entitled to and shall have replaced (or shall have caused Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to replace) such Franchise Agreement in accordance with the terms of Section 4.34(d) within ninety (90) days;

(xxii)      if a default has occurred and continues beyond any applicable cure period under any Franchise Agreement if such default permits the applicable Franchisor to terminate or cancel such Franchise Agreement, unless Borrower or Leasehold Pledgor shall then be entitled under Section 4.34(d) to replace such Franchise Agreement and within ninety (90) days after such default shall replace (or shall cause Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to replace) such Franchise Agreement in accordance with the terms of Section 4.34(d);

(xxiii)     if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained therein, whether as to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, any Guarantor, the Collateral, the Mezzanine A Collateral or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

(xxiv)    if Borrower or Leasehold Pledgor shall fail to comply with any of the terms, covenants or conditions of Section 9.3 hereof and such failure shall continue for ten (10) Business Days after notice thereof from Lender to Borrower or Leasehold Pledgor, as applicable.

(xxv)     if Borrower fails to obtain or maintain an Interest Rate Cap Agreement or replacement thereof in accordance with Section 2.6 and/or Section 2.7 hereof; provided that with respect to a failure under Section 2.6 only, no Event of Default shall occur under this clause (xxiv) unless such failures continues for five (5) Business Days after Lender delivers notice to Borrower thereof (it being agreed that such cure period shall not apply with respect to Borrower’s delivery of a Replacement Interest Rate Cap Agreement in connection with its exercise of an Extension Option under Section 2.7);

(xxvi)    (A) Mortgage Loan Default occurs, (B) any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Mortgage Lender to accelerate the maturity or any portion of the Mortgage Loan, (C) a Mezzanine A Loan Default occurs, or (D) any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Mezzanine A Lender to accelerate the maturity or any portion of the Mezzanine A Loan;

(xxvii)   if Guarantors breach the Financial Covenants, if any, under the Guaranty and a Substitute Guarantor that satisfies the Financial Covenants, does not assume the obligations of Guarantors under the Guaranty and the Environmental Indemnity; or

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(xxviii)    if Borrower or Leasehold Pledgor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xxvi) above, for thirty (30) days after notice to Borrower from Lender; provided, however, that if such Default is a Default which cannot be cured by the payment of a sum of money and is otherwise susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; provided, however that such additional ninety (90) period shall be extended for an additional thirty (30) days provided that Borrower shall have continuously diligently and expeditiously proceeded to cure the applicable Default and that notwithstanding the foregoing such Default has not been cured and provided, further, that Borrower continues to diligently and expeditiously proceed to cure the same and it is reasonably likely that such Default shall be cured in such additional 30-day period.

Section 8.2          Remedies.

8.2.1       Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and/or Leasehold Pledgor and in and to the Collateral, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or Leasehold Pledgor and the Collateral, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) of Section 8.1 above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice or demand, and each of Borrower and Leasehold Pledgor hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. Notwithstanding the foregoing provisions of this Section 8.2.1, if Borrower has cured a Qualified Release Property Default in accordance with Section 2.5.2, an acceleration of the Loan arising from such Qualified Release Property Default shall be rescinded provided no other Event of Default shall then or thereafter be continuing.

8.2.2       Suspension of Lender’s Performance. Upon the occurrence of an Event of Default, in addition to any other rights or remedies available to Lender pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may, at its option, cease or suspend any and all performance required of Lender under the Loan Documents.

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8.2.3       Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower or Leasehold Pledgor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or Leasehold Pledgor or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Leasehold Pledgor pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Pledge Agreement and other Security Documents have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Leasehold Pledgor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Leasehold Pledgor or to impair any remedy, right or power consequent thereon.

8.2.4       Severance.

(a)          During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Collateral under the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Collateral under the Pledge Agreement to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Collateral under the Pledge Agreement to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral under the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of the sums secured by the Collateral under the Pledge Agreement and not previously recovered.

(b)          During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledge agreements and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower and Leasehold Pledgor shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower and Leasehold Pledgor each hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Leasehold Pledgor each ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

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(c)          Any amounts recovered from the Collateral or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

8.2.5       Lender’s Right to Perform. If Borrower or Leasehold Pledgor fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Pledge Agreement and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure (provided that if Lender elects to exercise its right in the preceding sentence it shall notify Borrower of such exercise; provided, that Lender’s failure to so notify Borrower shall not invalidate such action or give rise to any liability on the part of Lender or defense, effect or counterclaim on the part of Borrower).

Article 9
SALE AND SECURITIZATION OF LOAN

Section 9.1          Sale of Loan and Securitization.

(a)          Lender shall have the right, at Lender’s cost and without the consent of Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor, (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions. Lender agrees to reasonably consult with Borrower with respect to the structure of any Securitization that includes the Loan.

(b)          If requested by Lender, Borrower and Leasehold Pledgor shall use commercially reasonable efforts to and shall cause Guarantors to use commercially reasonable efforts to assist Lender, at Lender’s expense, in satisfying the market standards to which Lender customarily adheres or which may be required by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, and shall in any event upon Lender’s request, at Lender’s expense:

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(i)          (A) provide updated financial and other customary information with respect to the Properties, the business operated at the Properties, the Collateral, the Mezzanine A Collateral, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Borrower, Leasehold Pledgor and each Manager, including, without limitation, the information set forth on Exhibit A attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each tenant) relating to the Properties, and (C) provide updated appraisals, market studies, property condition reports and other due diligence investigations of the Properties (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)         cause counsel to provide legal opinions of counsel, which may be relied upon by Lender, trustee in any Securitization, underwriters, NRSROs and their respective counsel, agents and representatives, as to non-consolidation, matters of Delaware and federal bankruptcy law relating to limited partners and/or limited liability companies, any other matters covered in the opinions delivered to Lender at Closing or as required by the Rating Agencies with respect to the Properties, the Collateral, the Mezzanine A Collateral, the Loan Documents, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Borrower and Leasehold Pledgor and their respective Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and

(iii)        execute amendments to the Loan Documents and Borrower’s and Leasehold Pledgor’s organizational documents requested by Lender; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate as set forth herein on in the Note, (B) change the outstanding principal balance of the Loan, (C) require Borrower to make or remake any representations or warranties, (D) require principal amortization of the Loan (other than repayment in full on the Maturity Date), (E) change any Stated Maturity Date or (F) otherwise increase the obligations or reduce the rights of Borrower or any Guarantor under the Loan Documents other than to a de minimis extent.

(c)          If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall, at Lender’s expense, furnish to Lender upon reasonable request the following financial information:

(i)          if Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all loans included or expected to be included in the Securitization, net operating income for the Properties and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

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(ii)         if Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all loans included or expected to be included in the Securitization, the financial statements in respect of each Individual Owner and its respective Properties required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender reasonably determines to be a Significant Obligor) for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Properties for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X.

(d)          Further, if reasonably requested by Lender, Borrower shall, promptly at Lender’s expense, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of any Individual Property (if available and not subject to requirements of confidentiality under the terms of the applicable Lease) if, in connection with a Securitization, Lender expects there to be, as of the cutoff date for such Securitization, a concentration with respect to such tenant or group of Affiliated tenants within all of the loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrower shall, at Lender’s expense, use commercially reasonable efforts to furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such tenants meeting (if available and not subject to requirements of confidentiality under the terms of the applicable Lease) the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e)          If Lender reasonably determines in good faith that Borrower alone or Borrower and one or more Affiliates of Borrower collectively or the Properties alone or the Properties and Related Properties collectively, are a Significant Obligor, then Borrower shall, at Lender’s expense, furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)          Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished at Lender’s expense to Lender within the following time periods:

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(i)          with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii)         with respect to ongoing information required under Section 9.1(d) and (e) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.

(g)          If reasonably requested by Lender, Borrower shall, at Lender’s expense, provide Lender, promptly following Lender’s reasonable request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements identified by Lender and relating to a Securitization or as shall otherwise be reasonably requested by Lender or, in the case of a private securitization such statements or information as Lender shall reasonably determine to be necessary to be included.

(h)          If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrower shall provide Lender, promptly upon request, a list of tenants (including all affiliates of such tenants) that in the aggregate (1) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of aggregate base rent, and (2) occupy 20% or more of the total floor area of the improvements or represent 20% or more of aggregate base rent.

(i)          All financial statements provided by Borrower or Leasehold Pledgor pursuant to this Section 9.1(c), (d), (e) or (f) shall be prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or otherwise in accordance with an Acceptable Accounting Method) and shall meet the applicable requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements provided by Borrower pursuant to clause (c) or (d) relating to a Fiscal Year shall be audited by Independent Accountants in accordance with GAAP, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the Independent Accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the Independent Accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Independent Accountants and the reference to such Independent Accountants as “experts” in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements of the Borrower shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

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(j)          If reasonably requested by Lender, Borrower shall review any information regarding the Properties, tenants, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and Guarantors which is contained in any Disclosure Document (including any interim drafts thereof and any amendments or supplements thereto) in order to confirm that to its knowledge, no such Disclosure Document contains any untrue statement of a material fact or omits any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and to the extent any such Disclosure Document contains any such material misstatements or omissions to correct any such material misstatements or omissions within five (5) Business Days following Borrower’s receipt thereof. Borrower shall not be liable hereunder for any material misstatement or omission contained in the Disclosure Document due to Lender’s failure to incorporate Borrower’s requested changes or modifications.

(k)          For all purposes under this Agreement, if any Securities are offered pursuant to a “private” Securitization pursuant to an exemption under Rule 144A or Regulation D under the Securities Act, the provisions of Regulation AB, Regulation S-K, Regulation S-X and any other disclosure provisions of the Securities Act and/or Exchange Act, as applicable, shall be deemed to apply to such “private” Securitization as if such offering of Securities were being conducted pursuant to a registered public offering under the Securities Act.

(l)          Notwithstanding anything contained herein, Borrower shall have the right, at its option, to hold or designate the holder of any non-call protected interest only bonds (or their economic equivalent) for no consideration ($0.00) in connection with any Securitization.

Section 9.2          Securitization Indemnification.

(a)          Borrower understands that information about the Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee and the Properties, tenants, Managers and Guarantors provided to Lender by Borrower or Leasehold Pledgor and their agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with a Securitization, including an offering circular, any free writing prospectus, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

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(b)          Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.2, Lender shall include the initial lender, its successors and assigns, and their respective officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any actual losses (i.e., non-consequential), claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of any material fact contained in the information about the Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee,the Properties, the Mezzanine A Collateral, the Collateral, Guarantors, tenants and Managers provided to Lender by Borrower and its agents, counsel and representatives (it being agreed that no Manager is an agent or representative of Borrower for the purpose of this sentence), (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by Borrower or Leasehold Pledgor in Section 3.1.31 of this Agreement (Full and Accurate Disclosure). Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. Borrower’s liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower and Leasehold Pledgor, operating statements and rent rolls with respect to the Properties, provided Borrower is given the opportunity to review and ensure the accuracy of any information in the Disclosure Document provided by or on behalf of Borrower or Leasehold Pledgor or in connection with the preparation of the Disclosure Document and provided, further, that Borrower shall not have any liability hereunder as a result of any untrue statement or alleged untrue statement or omission or alleged omission contained in the Disclosure Document due to Lender’s failure to incorporate therein Borrower’s requested changes or modifications (in each case excluding (x) any underwritten financial information, (y) any information (including financial information or forecasted information) contained in any third party report commissioned by Lender, such as appraisals, property condition reports and environmental reports, and (z) any projections or forecasts). This indemnification provision will be in addition to any liability which Borrower may otherwise have. Borrower acknowledges and agrees that any Person that is included in the Lender Group, the Issuer and/or the Underwriter Group that is not a direct party to this Agreement shall be deemed to be a third-party beneficiary to this Agreement with respect to this Section 9.2(b). Within five (5) Business Days after Lender’s written request, Borrower shall execute and deliver to Lender a separate indemnification and reimbursement agreement in favor of the Lender Group, the Issuer and the Underwriter Group in form and substance consistent with the indemnification and reimbursement obligations of Borrower under this Section 9.2(b).

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(c)          In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an alleged untrue statement or alleged omission or an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower or Leasehold Pledgor in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower and Leasehold Pledgor, operating statements and rent rolls with respect to the Properties, provided Borrower is given the opportunity to review and ensure the accuracy of any information in the Disclosure Document provided by or on behalf of Borrower in connection with the preparation of the Disclosure Document and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.

(d)          Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party under Sections 9.2(b) and 9.2(c) hereof except to the extent that failure to notify causes prejudice to the indemnifying party. If any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 9.2(d), such indemnifying party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

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(e)          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party or insufficient in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)          The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(g)          Borrower shall jointly and severally indemnify Lender and its officers, directors, partners, employees, representatives, agents and Affiliates against any Losses to which Lender or its officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Losses arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

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Section 9.3          Severance.

9.3.1       Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale, participation or other Secondary Market Transaction with respect to all or any portion of the Loan), to require Borrower or Leasehold Pledgor (at Lender’s expense) to execute and deliver (i) “component” notes and/or modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes), or make any other change to the Loan or the Note including but not limited to: reducing the number of components of the Note or Notes, revising the interest rate for each component, reallocating the principal balances of the Notes and/or the components, increasing or decreasing the monthly debt service payments for each component or eliminating the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), and/or (ii) in conjunction with, and with the corresponding agreement of, the Mortgage Lender, Mezzanine A Lender and Lender, “resize” the Loan, the Mezzanine A Loan and the Mortgage Loan to revise the interest rates for the Loan, the Mezzanine A Loan and the Mortgage Loan, reallocate the principal balances of the Loan, the Mezzanine A Loan and the Mortgage Loan and/or increasing or decreasing the monthly debt service payments for the Loan, the Mezzanine A Loan and the Mortgage Loan (such resizing under this clause (ii), a “Resizing”), provided that, subject to Section 9.3.2, (A) the Outstanding Principal Balance of the Loan, or of all components of the Loan if it is componentized (together with, in the case of a Resizing, the outstanding principal balance of the Loan, the Mortgage Loan and the Mezzanine A Loan subject to such Resizing) in the aggregate immediately after the effective date of such modification equals the outstanding principal balance (when aggregated, in the case of a Resizing, with the outstanding principal balance of the Loan, the Mortgage Loan and the Mezzanine A Loan subject to such Resizing) immediately prior to such modification, (B) the initial weighted average of the interest rates for all components of the Loan in the aggregate (when aggregated, in the case of a Resizing, with the interest rates of the Loan, Mortgage Loan and the Mezzanine A Loan subject to such Resizing) immediately after the effective date of such modification equals the interest rate of the original Note (when aggregated, in the case of a Resizing, on a weighted average basis with the interest rate of the Mortgage Loan and the Mezzanine A Loan subject to such Resizing) immediately prior to such modification, except that the weighted average interest rate may subsequently change as a result of (I) any voluntary prepayment of the Mortgage Loan and the Mezzanine A Loan permitted by the terms of this Agreement, (II) any prepayment during the continuance of an Event of Default or resulting from a Casualty or Condemnation, and (III) any voluntary prepayment of any portion of the Loan, (C) no principal amortization of the Loan (or any components thereof) or the Mortgage Loan and the Mezzanine A Loan shall be required (other than repayment in full on the Maturity Date), (D) there shall be no change to any Stated Maturity Date and (E) Borrower, Leasehold Pledgor and Guarantors shall not be required to amend any Loan Documents that would otherwise increase the obligations or reduce the rights of Borrower, Leasehold Pledgor or any Guarantor under the Loan Documents other than to a de minimis extent, and provided, further, that in all events the aggregate principal balance of the Loan and the Mortgage Loan and the Mezzanine A Loan following a Resizing may not exceed the aggregate principal balance of the Loan and the Mortgage Loan and the Mezzanine A Loan immediately prior to the Resizing, and the initial weighted average interest rate of the Loan and the Mortgage Loan and the Mezzanine A Loan on a combined basis, following a Resizing may not exceed the weighted average interest rate of the Loan and the Mortgage Loan and the Mezzanine A Loan, on a combined basis, immediately before the Resizing. At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions. Lender shall have the right to modify the Note and/or Notes in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective. The provisions of this Section 9.3 shall not be applicable to any Approved Mezzanine Loan.

9.3.2       Intentionally Omitted.

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9.3.3       Cooperation; Execution; Delivery. Borrower and Leasehold Pledgor shall use reasonable efforts to cooperate (at Lender’s expense) with all reasonable requests of Lender in connection with this Section 9.3. Subject to Section 9.3.2, if reasonably requested by Lender, Borrower and Leasehold Pledgor shall promptly execute and deliver such documents as shall be required by Lender and any Rating Agency in connection with any modification pursuant to this Section 9.3, all in form and substance reasonably satisfactory to Lender and satisfactory to any applicable Rating Agency, including, the severance of security documents if requested: (i) execution and delivery of a promissory note and loan documents necessary to evidence such modification, (ii) execution and delivery of such amendments to the Loan Documents as are necessary in connection with such modification, (iii) delivery of opinions of legal counsel with respect to due execution, authority and enforceability of any modification documents or documents evidencing or securing the modification, as applicable and (iv) with respect to the modification, delivery of an additional Insolvency Opinion for the Loan and a substantive non-consolidation opinion; each as reasonably acceptable to Lender, prospective investors and/or the Rating Agencies. In the event Borrower and/or Leasehold Pledgor fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower and Leasehold Pledgor each hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower and Leasehold Pledgor each hereby ratifying all that such attorney shall do by virtue thereof.

Section 9.4          Uncross of Properties. If pursuant to Section 9.3.4 of the Mortgage Loan Agreement any Affected Property is uncrossed from the Mortgage Loan with the consent of Mortgage Lender as required thereunder (a “Property Uncross”), Borrower shall reasonably cooperate with Lender in connection with any corresponding uncrossing or severing of a pro rata portion of the Loan and/or such other modifications to the Loan as Lender may reasonably require in connection with any Property Uncross. In no event shall Borrower be obligated in connection with a Property Uncross to satisfy any requirement of the Rating Agencies or enter into any amendment or modification of the Loan Documents which would, in the aggregate, increase any monetary or other material obligation of Borrower under the Loan Documents. Lender shall cause all reasonable costs and expenses incurred by Borrower in connection with this Section 9.3.4 (including, without limitation, any costs and expenses incurred by Borrower in connection with the transfer of the portion of the Collateral to a Special Purpose Bankruptcy Remote Entity and the maintenance and operation of such Special Purpose Bankruptcy Remote Entity) and any costs incurred in connection with necessary modifications to the Mortgage Loan or the Mezzanine A Loan and/or the Owner and/or the Mezzanine A Borrower, but without duplication of any amounts paid by Lender, Mortgage Lender and/or Mezzanine A Lender (pursuant to the Mortgage Loan Documents and/or Mezzanine A Loan Documents) to be paid by Lender.

Section 9.5          Costs and Expenses. Notwithstanding anything to the contrary contained in this Article 9, no Loan Party shall be required to incur (and Lender shall be required to pay and/or reimburse) any out-of-pocket costs or expenses in the performance of its obligations under Sections 9.1 or 9.2 (excluding Borrower’s legal fees and the indemnity obligations set forth therein) or Section 9.3 above (excluding Borrower’s legal fees), including, without limitation, any transfer taxes incurred as a result of any required restructuring.

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Section 9.6          Confidentiality. Borrower and Leasehold Pledgor each agrees for itself and on behalf of Guarantors that except as expressly provided below, any reports, statements or other information required to be delivered or provided under this Agreement or any of the other Loan Documents and furnished at any time and from time to time by Borrower, Leasehold Pledgor or Guarantors and relating to any Guarantor (“Furnished Information”) may be included in any Disclosure Document and may be forwarded by Lender to any actual or prospective investor in the Loan, the Mezzanine A Loan or the Mortgage Loan, any actual or prospective assignee of the Loan, the Mezzanine A Loan or the Mortgage Loan, or beneficial interests in the Loan, the Mezzanine A Loan or the Mortgage Loan, including investors in Securities, any actual or prospective participant in the Loan, the Mezzanine A Loan or the Mortgage Loan, any Rating Agency rating any participations in the Loan and/or Securities, any NRSRO, any underwriter, any organization maintaining databases on the underwriting and performance of commercial mortgage loans, any of Lender’s Affiliates involved from time to time in the transactions contemplated by this Agreement and/or in any Securitization and/or in any assignment of all or any portion of the Loan, the Mezzanine A Loan or the Mortgage Loan, any of Lender or such Affiliates’ respective employees, directors, agents, attorneys, accountants, or other professional advisors, any servicers of the Loan, and/or any Governmental Authorities, in all cases as Lender determines necessary or desirable in its sole discretion.  Borrower and Leasehold Pledgor each irrevocably waives any and all rights it may have under any applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

Section 9.7          Compliance with Required Loan Restructurings. Notwithstanding anything to the contrary set forth in the Loan Documents (a) Mezzanine A Borrower and Mezzanine A Leasehold Pledgor may comply in all respects with any requirements to restructure the Mezzanine A Loan pursuant to Article 9 of the Mezzanine A Loan Agreement (or any other similar provision in the Mezzanine A Loan Documents), (b) no actions taken by Mezzanine A Borrower or any future mezzanine borrower in furtherance of the foregoing, including without limitation, any transfers, pledges or amendments to organizational documents, shall constitute a breach of any provisions of the Loan Documents, or result in a Default or Event of Default hereunder; (c) Owner and Operating Lessee may comply in all respects with any requirements to restructure the Mortgage Loan pursuant to Article 9 of the Mortgage Loan Agreement (or any other similar provision in the Mortgage Loan Documents), and (d) no actions taken by Owner or Operating Lessee or any future mortgage borrower in furtherance of the foregoing, including without limitation, any transfers, pledges or amendments to organizational documents, shall constitute a breach of any provisions of the Loan Documents, or result in a Default or Event of Default hereunder.

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Article 10

MISCELLANEOUS

Section 10.1        Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Leasehold Pledgor to perform and observe the Obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, Leasehold Pledgor, or against Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, any SPC Party, any Guarantor, any Affiliates of the foregoing or any of their respective direct or indirect principals, directors, officers, employees, beneficiaries, shareholders, partners, members, trustees or agents (each, exclusive of the Borrower and Leasehold Pledgor, an “Other Exculpated Party”), except that (1) any Other Exculpated Party that is party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Other Exculpated Party in connection with the Loan (including, without limitation, the Subordination of Management Agreement or any other Loan Document to which such Other Exculpated Party is a party) shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Other Exculpated Party thereunder, and (2) Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in all or any portion of the Collateral or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or Leasehold Pledgor only to the extent of Borrower’s and Leasehold Pledgor’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section 10.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower or Leasehold Pledgor as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Environmental Indemnity; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower or Leasehold Pledgor in order to fully realize the security granted by the Pledge Agreement or the other Security Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all or any portion of the Collateral; (g) waive or impair the liability of any Other Exculpated Party under any Loan Document or any other separate written guaranty, indemnity or other agreement to which such Other Exculpated Party is a party (including, without limitation, the Subordination of Management Agreement or any other Loan Document to which such Other Exculpated Party is a party); or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower or Leasehold Pledgor, by money judgment or otherwise, to the extent of any actual loss, damage, out-of-pocket cost or expense, liability, claim or other obligation incurred by Lender (including reasonable outside attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower or Leasehold Pledgor for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(i)          fraud or intentional material misrepresentation committed by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Guarantor, any Individual Owner, any Operating Lessee or any Affiliate of Borrower, any Individual Owner, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Operating Lessee or any Guarantor in connection with the Loan;

(ii)         Borrower or Leasehold Pledgor incurs any Indebtedness in violation of the Loan Documents not otherwise set forth in clause (i) in the definition of “Springing Recourse Event” below (unless such debt was permitted when incurred but was not repaid due to the Property’s failure to generate sufficient cash flow or the failure of Lender to release funds from the Accounts);

(iii)        Borrower or Leasehold Pledgor fails to obtain Lender’s prior consent to (a) any Transfer of any Individual Property or (b) any Transfer of a direct or indirect interest in Borrower, in each case not otherwise set forth in clause (ii) in the definition of “Springing Recourse Event” below;

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(iv)        removal of personal property from the Properties during an Event of Default by Borrower or Leasehold Pledgor or on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee by any Guarantor or any Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Guarantor, unless replaced with personal property of substantially the same or greater utility and of the same or greater value;

(v)         any intentional material physical Waste at any Individual Property or of the Collateral or Mezzanine A Collateral committed by Borrower or Leasehold Pledgor or on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee by any Guarantor or any Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Guarantor;

(vi)        the material misappropriation by Borrower or Leasehold Pledgor or on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee by any Guarantor or any Affiliate of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee or any Guarantor of (A) any Insurance Proceeds paid by reason of any Casualty to any Individual Property, (B) any Awards in connection with the Condemnation of any Individual Property and (C) any Gross Revenues after (or that results in) a Trigger Period or an Event of Default, in each case, in violation of the Loan Documents;

(vii)       any defaults under the Franchise Agreement for failure to complete any PIP, which results in the termination or cancellation of the applicable Franchise Agreement or any other termination or cancellation of a Franchise Agreement; provided, there shall not be Borrower’s Recourse Liability if Borrower or Leasehold Pledgor delivers (or causes Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee to deliver) a replacement Franchise Agreement in compliance with the Section 4.34(d) within 90 days of such termination or cancellation or if the Allocated Loan Amount for the Individual Property subject to such terminated Franchise Agreement together with the Allocated Loan Amount for all other Individual Properties that have had their Franchise Agreements terminated accounts for less than five percent (5%) of the aggregate Allocated Loan Amounts of all of the Properties; provided that with respect to the Red Zone Properties any default under the Franchise Agreement with respect to such Red Zone Property shall result in Borrower’s Recourse Liability notwithstanding that less than five percent (5%) of the aggregate Allocated Loan Amount have been terminated until such time as such Red Zone Property ceases to be classified as a “Red” or “Progress” property by the applicable Franchisor;

(viii)      any breach of any provision of Section 4.4 or Schedule V of this Agreement (other than with respect to clause (d) of Schedule V (with respect to trade payables only), clause (f) of Schedule V, clause (j) of Schedule V, clause (o) of Schedule V (with respect to trade payables only), clause (v) of Schedule V and clause (w) of Schedule V) other than a Springing Recourse Event described in clause (b)(viii) below;

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(ix)         any and all Divested Property Liabilities; and/or

(x)          the modification, surrender or termination of any Ground Lease if such modification or termination is prohibited under this Agreement or under any Mortgage.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower (and guaranteed by any Guarantor pursuant to the Guaranty) in the event that any of the following occur (each, a “Springing Recourse Event”): (i) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee fails to obtain Lender’s prior consent to any financing for borrowed money secured by the Collateral, the Mezzanine A Collateral or any Individual Property, or any voluntary conveyance of a mortgage, deed of trust, security deed, security agreement or similar grant by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee of a voluntary Lien upon any Individual Property, the Mezzanine A Collateral or the Collateral, or Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee fails to obtain Lender’s prior consent to any voluntary granting of a security interest in, voluntary pledge of or other voluntary Lien upon any direct or indirect equity interest in any Individual Owner, any Operating Lessee, any SPC Party, any Mezzanine A Borrower or any Mezzanine A Leasehold Pledgor, in each case, as security for any obligations or liabilities that is not permitted under the Loan Documents (excluding, for the avoidance of doubt, the security interests, pledges or Liens granted under the Mortgage Loan Documents securing the Mortgage Loan, the Mezzanine A Loan Documents securing the Mezzanine A Loan or the Loan Documents securing the Loan), in each case under this clause (i) that is not permitted under the Loan Documents or otherwise cured; (ii) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or any SPC Party fails to obtain Lender’s prior consent to (a) any voluntary transfer of fee (or ground leasehold) title to any Individual Property, the Mezzanine A Collateral or the Collateral that is not permitted under the Loan Documents or otherwise cured or (b) any voluntary transfer of a direct or indirect interest in Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee that results in a change of control of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee that is not permitted under the Loan Documents; (iii) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or any SPC Party, files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, subject to a maximum aggregate liability equal to the BK Cap; (iv) the filing of an involuntary petition against Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or any SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or SPC Party colludes with or otherwise assists such Person, and/or Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or any SPC Party solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Leasehold Pledgor, any Individual Owner, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Operating Lessee and/or any SPC Party by any Person, subject to a maximum aggregate liability equal to the BK Cap; (v) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or any SPC Party fails to oppose any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (unless there is no good faith defense to such involuntary petition), subject to a maximum aggregate liability equal to the BK Cap; (vi) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner or any Operating Lessee or any Affiliate, officer, director or representative which controls Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, such Individual Owner or such Operating Lessee, as the case may be, consents to, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, such Individual Owner, such Operating Lessee and/or any portion of any Individual Property, the Mezzanine A Collateral or the Collateral, as the case may be, subject to a maximum aggregate liability equal to the BK Cap; (vii) Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, any Individual Owner, any Operating Lessee and/or any SPC Party makes an assignment for the benefit of creditors or admits, in any legal proceeding, its insolvency or inability to pay its debts as they become due (in each case except to the extent required by applicable law), subject to a maximum aggregate liability equal to the BK Cap; (viii) Borrower or Leasehold Pledgor fails to comply with the provisions of Section 4.4 or Schedule V of this Agreement (other than those relating to solvency or adequacy of capital or adequacy of cash flow), and such failure results in an order of substantive consolidation of Borrower or Leasehold Pledgor or one (1) or more of Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, the Individual Owners or Operating Lessee with any other Person (other than another Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Individual Owner, Operating Lessee or the Liquor Subsidiary) in a bankruptcy or similar proceeding under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, subject to a maximum liability equal to the BK Cap; (ix) such third party's claim of ownership of, or a Lien upon, the Pledged Securities is fully and finally disposed of in favor of such third party, whether such disposition shall occur prior to or after a foreclosure on the Collateral by Lender (for avoidance of doubt, the BK Cap applies to clauses (iii) through (viii) collectively, such that the aggregate liability of Borrower under such clauses is the BK Cap), or (ix) in the event that the leasehold estate created by the Ground Lease with respect to the Dallas Courtyard Property shall be surrendered by or on behalf of Owner of such Ground Lease shall be terminated or cancelled or otherwise rendered ineffective, in either case, as a result of the applicable Individual Owner’s rejection of such Ground Lease in a bankruptcy proceeding; provided that liability pursuant to this clause (ix) shall not exceed the Allocated Loan Amount for the Dallas Courtyard Property.

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Section 10.2        Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.3        Lender’s Discretion; Rating Agency Review Waiver.

(a)          Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the reasonable decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor except as otherwise specifically herein provided.

(b)          Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Agency Confirmation requirement shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Agency Confirmation is required.

Section 10.4        Governing Law.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER AND LEASEHOLD PLEDGOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR LEASEHOLD PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER AND LEASEHOLD PLEDGOR EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service company
1180 Avenue of the Americas
suite 210
new york, new york 10036-8401

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AND LEASEHOLD PLEDGOR EACH AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR LEASEHOLD PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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Section 10.5        Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Leasehold Pledgor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Leasehold Pledgor, shall entitle Borrower or Leasehold Pledgor to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 10.6        Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter, from time to time, specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Morgan Stanley Mortgage Capital Holdings LLC
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

with a copy to:	Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention: Holly M. Chamberlain, Esq.
Facsimile No. (704) 348-5200

and to:	Citigroup Global Markets Realty Corp.
388 Greenwich Street
6th Floor
New York, New York 10013
Attention: Ana Rosu Marmann
Facsimile No.: (646) 328-2938

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and to:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: General Counsel
Facsimile No. (646) 736-5721

and to:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: Robert W. Pettinato, Jr.
Facsimile No. (212) 797-4489

and to:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: J. Theodore Borter and Miriam Wheeler

and to:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: General Counsel
Facsimile No.: (212) 291-5318

and to:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas N. Cassino
Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association
SPG Middle Office/CIB
4 Chase Metrotech Center, 4th floor
Brooklyn, New York 11245-0001
Attention: Nancy S. Alto
Facsimile No.: (917) 546-2564

If to Borrower:	c/o Hospitality Investors Trust, Inc.
3950 University Drive
Fairfax, Virginia
Attention: General Counsel

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile No. (212) 225-3999

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Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 10.7       Waiver of Trial by Jury. BORROWER, LEASEHOLD PLEDGOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, LEASEHOLD PLEDGOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8       Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.9       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10     Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower or Leasehold Pledgor to any portion of the Obligations of Borrower hereunder. To the extent Borrower or Leasehold Pledgor makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11     Waiver of Notice. Neither Borrower nor Leasehold Pledgor shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Leasehold Pledgor and except with respect to matters for which Borrower and Leasehold Pledgor are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower and Leasehold Pledgor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

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Section 10.12     Deemed Distributions. Borrower represents that any transfer by Mortgage Lender or Mezzanine A Lender of Owner’s funds (whether pursuant to Section 2.4.4, Section 6.11 or otherwise under the Mortgage Loan Agreement or whether pursuant to Section 2.4.4 or otherwise under the Mezzanine A Loan Agreement) to Lender pursuant to the Mezzanine A Loan Agreement, other Mezzanine A Loan Documents, Mortgage Loan Agreement or any other Mortgage Loan Document is intended by Borrower to constitute, and Borrower represents that such transfers shall constitute, distributions from Owner or Mezzanine A Borrower to Borrower and shall be treated as such on the books and records of Borrower, Mezzanine A Borrower and Owner. Borrower agrees that all such distributions shall comply with the requirements of Section 18-607 of the Delaware Limited Liability Company Act. Borrower agrees that no provision herein or in any other Loan Document is intended by Borrower to, nor shall any such provision be construed to create, a debtor-creditor relationship between Owner, Mezzanine A Borrower and Borrower.

Section 10.13     Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or Leasehold Pledgor may otherwise have against any assignor of such documents, and no such unrelated counterclaim (other than a counterclaim which can only be asserted in the suit, action or proceeding by such assignee on this Agreement, the Note, the Pledge Agreement and any Loan Document and cannot be maintained in a separate action) or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Leasehold Pledgor.

Section 10.14      No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)          Borrower, Leasehold Pledgor and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship among Borrower, Leasehold Pledgor and Lender nor to grant Lender any interest in the Collateral other than that of lender.

(b)          The Loan Documents are solely for the benefit of Lender, Leasehold Pledgor and Borrower (and the Lender Group, the Issuer and the Underwriter Group with respect to Section 9.2(b)) and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender, Leasehold Pledgor and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Section 10.15     Publicity. All news releases, publicity or advertising by Borrower, Leasehold Pledgor or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, the Affiliate of Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates shall be subject to the prior written approval of Lender.

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Section 10.16     Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 10.17    Certain Waivers. Borrower and Leasehold Pledgor each hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

Section 10.18     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.19     Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

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Section 10.20     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.21      Servicer.

(a)          At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, nominees or designees, are collectively referred to as the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of the annual master servicing fee due to the Servicer under the Servicing Agreement.

(b)          Notwithstanding the foregoing, following a Securitization, Borrower shall reimburse Lender on demand for (a) all actual out-of-pocket reasonable costs and expenses, liquidation fees, workout fees or special servicing fees as a result of an Event of Default under the Loan Documents or the Loan becoming specially serviced, or any enforcement, refinancing or restructuring of the credit arrangements provided for under the Loan Documents in the nature of a “work-out” of the Loan Documents or any insolvency or bankruptcy of Borrower, in each case without duplication, to the extent default interest paid by Borrower under the Loan Documents is insufficient to pay the same (after payment of interest payable on advances made by the Servicer) (provided that in any event annual special servicing fees shall not exceed 0.1875% of the then Outstanding Principal Balance amount per annum, workout fees shall not exceed 0.375% of each collection of interest and principal collections of the Loan, and liquidation fees shall not exceed the amount, if any, by which 0.375% of liquidation proceeds exceeds the amount previously paid in respect of workout fees) and (b) during the continuance of an Event of Default or at any time the Loan is specially serviced, the reasonable costs of all customary property inspections and/or appraisals of the Properties (or updates to any existing inspection or appraisal) that Servicer may be required to obtain pursuant to the applicable trust and servicing or pooling and servicing agreement (other than the cost of regular annual inspections required to be borne by Servicer under such servicing agreement). Additionally, Borrower shall pay all reasonable out-of-pocket costs and expenses (but not any additional servicing fee) in connection with any consent requests made by Borrower during the term of the Loan. For avoidance of doubt, no modification fee or other amount (other than Lender’s reasonable out-of-pocket costs) shall be payable in connection with (i) any transaction for which a workout fee is paid, or (ii) any assumption of the Loan, except as expressly provided in Section 7.1. To the extent late charges and default interest under the Loan Documents paid by Borrower are insufficient to pay the same (and all actual out-of-pocket reasonable costs and expenses, liquidation fees, workout fees or special servicing fees as a result of an Event of Default under the Loan Documents or the Loan becoming specially serviced, or any enforcement, refinancing or restructuring of the credit arrangements provided for under the Loan Documents in the nature of a “work-out” of the Loan Documents or any insolvency or bankruptcy of Borrower, subject to the caps specified herein), Borrower shall pay the interest payable on advances made by Servicer or the trustee with respect to any delinquent debt service payments and any protective advances.

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Section 10.22     Intentionally Omitted.

Section 10.23     Assignment of Title Proceeds.] Lender acknowledges and agrees that Mezzanine A Lender has certain rights pursuant to the assignment of title insurance proceeds relating to Owner’s title insurance policies obtained in connection with the Mezzanine A Loan.

Section 10.24     Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Pledge Agreement and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank, any Federal Home Loan Bank or the central reserve bank or similar authority of any other country to secure any obligation of Lender to such bank or similar authority (a “Central Bank Pledge”). In the event that the interest of Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledge thereof, Lender shall have no further liability hereunder with respect to the interest that was the subject of such transfer and the assignee shall be Lender with respect to such interest. Lender shall not be required to notify Borrower of any Central Bank Pledge.

Section 10.25     Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document (or to an individual assigning co-lender in the event an individual co-lender make such assignment rather than an assignment in whole by Lender) shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender (or in the case of an individual assigning co-lender in the event an individual co-lender make such assignment rather than an assignment in whole by Lender, such assignee of or successor in interest to such co-lender) in all respects. Except as expressly permitted herein, neither Borrower nor Leasehold Pledgor may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents. In the event that the Loan is syndicated to five (5) or more co-lenders, then such co-lenders shall appoint an administrative agent or lead lender to act on behalf of such co-lenders and to serve as Borrower’s single point of contact with respect to the Loan Documents.

Section 10.26     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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Section 10.27     Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.28     [Reserved].

Section 10.29    Intercreditor Agreement. Lender, Mezzanine A Lender and Mortgage Lender are or will be parties to a certain intercreditor agreement (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, the Mezzanine A Loan, the Mortgage Loan, Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, the Properties, the Mezzanine A Collateral and the Collateral. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender, Mezzanine A Lender and Mortgage Lender and (ii) none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner or Operating Lessee are intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender, Mezzanine A Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

Section 10.30      Note Register; Participant Register.

(a)          Servicer, as non-fiduciary agent of Borrower, or if there is no Servicer, the administrative agent or lead lender, as non-fiduciary agent of Borrower, or if there is no administrative agent or lead lender, Borrower (or in the case of assignments to participants, the applicable Lender pursuant to paragraph (b) below), shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner (including successors, assignees and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all transfers of an interest in the Loan, including each assignment and participation, in the Register.  The entries in the Register shall be conclusive, absent manifest error, and Borrower, Lender and Servicer may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 10.30, this Section 10.30 shall be construed in accordance with that intent. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower acknowledges that the Notes are in registered form and may not be transferred except by register.

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(b)          Each Lender that sells a participation hereunder shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest  in  the  Loan  or  other  obligations  under  the  Loan  Documents  (the  “Participant Register”); provided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under U.S. Treasury Regulation 5f.103-1(c).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Servicer shall have no responsibility for maintaining a Participant Register.

Section 10.31     Borrower Affiliate Lender. Lender agrees that the Lender Documents shall not prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning (a) beneficial interests in the Mortgage Loan as evidenced by any single or multi class non-voting Securities in respect of any private or public securitization of the Mortgage Loan or (b) any direct or indirect interests in the Mezzanine A Loan or the Loan (or otherwise impose additional restrictions or requirements on a transfer to such Affiliate of Borrower), provided, however, that the Lender Documents may include customary restrictions on the exercise of the rights and remedies by such Affiliates of Borrower or Leasehold Pledgor under the Loan, the Mezzanine A Loan, and the Mortgage Loan including, without limitation, (i) restrictions on any such Affiliate having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan, the Mezzanine A Loan, or the Mortgage Loan, (ii) restrictions on any such Affiliate’s approval and consent rights under any intercreditor agreement, co-lender agreement or similar agreement, (iii) restrictions on such Affiliate’s initiation of enforcement actions against equity collateral, (iv) restrictions on the making of protective advances, (v) restrictions on such Affiliate from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in the Loan, the Mezzanine A Loan or the Mortgage Loan, against Lender, any Mezzanine A Lender or any Mortgage Lender or any agent of any of the foregoing with respect to the duties and obligations of such Person under the Loan Documents, any Mezzanine A Loan Documents or any Mortgage Loan Documents, any intercreditor agreement or any applicable co-lender agreement or similar agreement and (vi) restrictions on such Affiliate’s access to any electronic platform for the distribution of materials or information among the Mortgage Lender, Lender or Mezzanine A Lender, “asset status reports” or any correspondence or materials or notices of or participation in any discussions, meetings or conference calls (among Mortgage Lender, Lender and Mezzanine A Lender, any of their respective co-lenders or participants, or otherwise) regarding or relating to any workout discussions or litigation or foreclosure strategy (or potential litigation strategy) involving the Loan, the Mezzanine A Loan or the Mortgage Loan, other than in its capacity as Borrower, Mezzanine A Borrower or Owner, to the extent discussions and negotiations are being conducted with Borrower, Mezzanine A Borrower, or Owner (as distinct from internal discussions and negotiations among the various creditors).

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Section 10.32     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

(a)          Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)         the effects of any Bail-In Action on any such liability, including, if applicable:

(A)         a reduction in full or in part or cancellation of any such liability;

(B)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)          As used in this Section 10.32 the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii) “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other member state of the European Economic Area; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 10.33      Co-Lenders.

(a)          Borrower and Lender hereby acknowledge and agree that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, Borrower shall only be required to obtain the consent and approval of Morgan Stanley Mortgage Capital Holdings LLC (or its successors or assigns) and all copies of documents, reports, requests and other delivery obligations of Borrower required hereunder shall be delivered by Borrower to Morgan Stanley Mortgage Capital Holdings LLC (or its successors or assigns).

(b)          Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c)          Each Co-Lender agrees that it has, independently and without reliance on any other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

Section 10.34     Patriot Act Notice. The Patriot Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit and/or other financial services product.

Article 11

Mortgage Loan

Section 11.1       Compliance With Mortgage Loan Documents. Borrower shall (or shall cause Owner or Operating Lessee, as applicable, to): (a) pay all principal, interest and reserve deposits required to be paid by Owner under and pursuant to the provisions of the Mortgage Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Owner and Operating Lessee to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Lender; (c) promptly notify Lender of the giving of any notice by Mortgage Lender to Owner, Operating Lessee or Borrower of any default by Owner or Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Owner or Operating Lessee to be performed or observed and deliver to Lender a true copy of each such notice; and (d) not enter into or be bound by any Mortgage Loan Documents that are not approved by Lender. Without limiting the foregoing, Borrower shall cause Owner to fund all reserves required to be funded pursuant to the Mortgage Loan Documents. In the event of a refinancing of the Mortgage Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Mortgage Lender to be utilized by Owner to reduce the amount due and payable to the Mortgage Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

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Section 11.2        Mortgage Loan Defaults.

(a)          Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower or Leasehold Pledgor from any of its obligations hereunder, if there shall occur any default under the Mortgage Loan Documents, Borrower and Leasehold Pledgor each hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower or Leasehold Pledgor, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower, Leasehold Pledgor, Owner and/or Operating Lessee as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Owner or Operating Lessee to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 11.2 (including attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Outstanding Principal Balance, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, (v) shall be secured by the Pledge Agreement and (vi) shall be due and payable to Lender within five Business Days following written demand therefor. Subject to the rights of tenants and hotel guests, Borrower hereby grants, and shall cause Owner and Operating Lessee to grant, Lender and any Person designated by Lender the right to enter upon any Individual Property at any time for the purpose of carrying out the rights granted to Lender under this Section 11.2.

(b)          Borrower and Leasehold Pledgor hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Leasehold Pledgor, Owner, Operating Lessee or any other party to make any such payment or performance. Neither Borrower nor Leasehold Pledgor shall impede, interfere with, hinder or delay, nor permit Owner or Operating Lessee to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

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(c)          If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Owner or Operating Lessee, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, each of Borrower and Leasehold Pledgor hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 11.2, except for Lender’s gross negligence or willful misconduct.

(d)          If, on account of the subordination of the Loan to the Mortgage Loan, Lender is required to remit to Mortgage Lender any amount theretofore paid to Lender hereunder, and such amount is credited towards Owner’s obligations under the Mortgage Loan, then such amount shall continue to be owing pursuant to this Agreement and the other Loan Documents as part of the Indebtedness, notwithstanding the prior receipt of such payment by Lender.

Section 11.3        Mortgage Loan Estoppels. Borrower and Leasehold Pledgor shall (or shall cause Owner or Operating Lessee to), from time to time, use reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Owner and Operating Lessee with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then neither Borrower nor Leasehold Pledgor shall be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower, Leasehold Pledgor, Owner and Operating Lessee expressly representing to Lender the information requested by Lender regarding compliance by Owner and Operating Lessee with the terms of the Mortgage Loan Documents. Each of Borrower and Leasehold Pledgor hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower, Leasehold Pledgor Owner and Operating Lessee.

Section 11.4        No Amendment to Mortgage Loan Documents; Consents and Approvals. Without obtaining the prior written consent of Lender, neither Borrower nor Leasehold Pledgor shall cause or permit Owner or Operating Lessee to enter into any amendment or modification of any of the Mortgage Loan Documents. Borrower or Leasehold Pledgor shall cause Owner or Operating Lessee to provide Lender with a copy of any amendment or modification to the Mortgage Loan Documents promptly after the execution thereof. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower and Leasehold Pledgor each hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan and (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions. In addition, except as otherwise provided in this Agreement, the denial by Lender of a requested consent or approval in accordance with the terms of the Loan Documents shall not result in any liability or other obligation of Lender, if such denial results directly or indirectly in a default under any Senior Loan, and each of Borrower and Leasehold Pledgor hereby waives any claim of liability against Lender arising from any such denial.

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Section 11.5       Refinancing or Prepayment of the Mortgage Loan. Neither Borrower nor Owner shall make any partial or full prepayments of amounts owing under the Mortgage Loan (other than any partial or full prepayments permitted by and made in accordance with the terms of the Mortgage Loan Agreement and this Agreement) or refinance the Mortgage Loan without the prior written consent of Lender, unless such refinancing results in the concurrent payment in full of the Debt.

Section 11.6       Intentionally Omitted.

Section 11.7       Purchase of Mortgage Loan. Except as permitted under Section 10.31, none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Guarantor or any Affiliate of any of the foregoing shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, via purchase, transfer, exchange, operation of law or otherwise. If Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Owner, Operating Lessee, Guarantor or any Affiliate of any of the foregoing shall have failed to comply with the foregoing, then Borrower or Leasehold Pledgor shall (i) immediately notify Lender of such failure and (ii) cause any and all such Persons acquiring any interest in the Mortgage Loan Documents (A) not to enforce the Mortgage Loan Documents, and (B) upon the request of Lender, to the extent any of such Persons has or have the power or authority to do so, to promptly (1) cancel the promissory note evidencing the portion of the Mortgage Loan so acquired, (2) if the entire Mortgage Loan was so acquired, reconvey and release the liens securing the Mortgage Loan, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents being taken by Borrower, Leasehold Pledgor, Owner, Operating Lessee, Guarantor or any Affiliate of any of the foregoing. Notwithstanding the foregoing, it shall not constitute a breach of the foregoing covenants if Guarantor acquires any subrogation claim in respect of the Mortgage Loan solely by operation of law as a result of a payment under the guaranty executed in connection with the Mortgage Loan.

Section 11.8       Communication with Mortgage Lender. Lender shall have the right at any time to discuss the Properties, the Collateral, the Mezzanine A Collateral, the Mortgage Loan, the Mezzanine A Loan, the Loan or any other matter directly with Mortgage Lender or their its consultants, agents or representatives, without notice to or permission from Borrower or Leasehold Pledgor or any of their respective Affiliates. Lender shall have no obligation to disclose such discussions or the contents thereof with Borrower or Leasehold Pledgor or any of their respective affiliates.

Section 11.9       Duplicative Performance Not Required. To the extent that any provisions of this Agreement require the Borrower to post additional collateral or security for the performance of Borrower’s or Leasehold Pledgor’s (or Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s or Operating Lessee’s) obligations hereunder or Owner’s and/or Operating Lessee’s obligations under the Mortgage Loan Documents, and Owner or Operating Lessee shall have posted collateral or security in respect of the same obligations pursuant to the Mortgage Loan Agreement, then Borrower shall have no obligation under this Agreement to post such additional collateral or security in connection therewith; provided, however, in the event the Mortgage Loan and Mezzanine A Loans have been paid in full, any and all obligations of Owner and Operating Lessee under the Mortgage Loan Documents to have posted additional collateral or security in respect of the obligations of Owner and Operating Lessee pursuant to the Mortgage Loan Agreement shall instead be deemed to require that such additional collateral or security be posted in favor of Lender in respect of Borrower’s and Leasehold Pledgor’s obligations pursuant to this Agreement.

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Section 11.10         Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (a) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (c) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

Article 12

Mezzanine a Loan

Section 12.1       Compliance With Mezzanine A Loan Documents. Borrower shall (or shall cause Mezzanine A Borrower or Mezzanine A Leasehold Pledgor, as applicable, to): (a) pay all principal, interest and reserve deposits required to be paid by Mezzanine A Borrower under and pursuant to the provisions of the Mezzanine A Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mezzanine A Loan Documents on the part of Mezzanine A Borrower and Mezzanine A Leasehold Pledgor to be performed and observed, unless such performance or observance shall be waived in writing by Mezzanine A Lender; (c) promptly notify Lender of the giving of any notice by Mezzanine A Lender to Mezzanine A Borrower, Mezzanine A Leasehold Pledgor or Borrower of any default by Mezzanine A Borrower or Mezzanine A Leasehold Pledgor in the performance or observance of any of the terms, covenants or conditions of the Mezzanine A Loan Documents on the part of Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to be performed or observed and deliver to Lender a true copy of each such notice; and (d) not enter into or be bound by any Mezzanine A Loan Documents that are not approved by Lender. Without limiting the foregoing, Borrower shall cause Mezzanine A Borrower to fund all reserves required to be funded pursuant to the Mezzanine A Loan Documents. In the event of a refinancing of the Mezzanine A Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Mezzanine A Lender to be utilized by Mezzanine A Borrower to reduce the amount due and payable to the Mezzanine A Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

-187-	Mezzanine B Loan Agreement

Section 12.2        Mezzanine A Loan Defaults.

(a)          Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower or Leasehold Pledgor from any of its obligations hereunder, if there shall occur any default under the Mezzanine A Loan Documents, Borrower and Leasehold Pledgor each hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower or Leasehold Pledgor, but shall be under no obligation: (i) to pay all or any part of the Mezzanine A Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower, Leasehold Pledgor, Mezzanine A Borrower and/or Mezzanine A Leasehold Pledgor as may be appropriate, to cause all of the terms, covenants and conditions of the Mezzanine A Loan Documents on the part of Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 12.2 (including attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Outstanding Principal Balance, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, (v) shall be secured by the Pledge Agreement and (vi) shall be due and payable to Lender within five Business Days following written demand therefor.

(b)          Borrower and Leasehold Pledgor hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor or any other party to make any such payment or performance. Neither Borrower nor Leasehold Pledgor shall impede, interfere with, hinder or delay, nor permit Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mezzanine A Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mezzanine A Loan. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(c)          If Lender shall receive a copy of any notice of default under the Mezzanine A Loan Documents sent by Mezzanine A Lender to Mezzanine A Borrower or Mezzanine A Leasehold Pledgor, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, each of Borrower and Leasehold Pledgor hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 12.2, except for Lender’s gross negligence or willful misconduct.

(d)          If, on account of the subordination of the Loan to the Mezzanine A Loan, Lender is required to remit to Mezzanine A Lender any amount theretofore paid to Lender hereunder, and such amount is credited towards Mezzanine A Borrower’s obligations under the Mezzanine A Loan, then such amount shall continue to be owing pursuant to this Agreement and the other Loan Documents as part of the Indebtedness, notwithstanding the prior receipt of such payment by Lender.

-188-	Mezzanine B Loan Agreement

Section 12.3        Mezzanine A Loan Estoppels. Borrower and Leasehold Pledgor shall (or shall cause Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to), from time to time, use reasonable efforts to obtain from Mezzanine A Lender such certificates of estoppel with respect to compliance by Mezzanine A Borrower and Mezzanine A Leasehold Pledgor with the terms of the Mezzanine A Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mezzanine A Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then neither Borrower nor Leasehold Pledgor shall be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower, Leasehold Pledgor, Mezzanine A Borrower and Mezzanine A Leasehold Pledgor expressly representing to Lender the information requested by Lender regarding compliance by Mezzanine A Borrower and Mezzanine A Leasehold Pledgor with the terms of the Mezzanine A Loan Documents. Each of Borrower and Leasehold Pledgor hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mezzanine A Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower, Leasehold Pledgor, Mezzanine A Borrower and Mezzanine A Leasehold Pledgor.

Section 12.4        No Amendment to Mezzanine A Loan Documents; Consents and Approvals. Without obtaining the prior written consent of Lender, neither Borrower nor Leasehold Pledgor shall cause or permit Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to enter into any amendment or modification of any of the Mezzanine A Loan Documents. Borrower or Leasehold Pledgor shall cause Mezzanine A Borrower or Mezzanine A Leasehold Pledgor to provide Lender with a copy of any amendment or modification to the Mezzanine A Loan Documents promptly after the execution thereof. If any action, proposed action or other decision is consented to or approved by Mezzanine A Lender, such consent or approval shall not be binding or controlling on Lender. Borrower and Leasehold Pledgor each hereby acknowledges and agrees that (i) the risks of Mezzanine A Lender in making the Mezzanine A Loan are different from the risks of Lender in making the Loan and (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mezzanine A Lender and Lender may reasonably reach different conclusions. In addition, except as otherwise provided in this Agreement, the denial by Lender of a requested consent or approval in accordance with the terms of the Loan Documents shall not result in any liability or other obligation of Lender, if such denial results directly or indirectly in a default under any Senior Loan, and each of Borrower and Leasehold Pledgor hereby waives any claim of liability against Lender arising from any such denial.

Section 12.5        Refinancing or Prepayment of the Mezzanine A Loan. Neither Borrower nor Mezzanine A Borrower shall make any partial or full prepayments of amounts owing under the Mezzanine A Loan (other than any partial or full prepayments permitted by and made in accordance with the terms of the Mezzanine A Loan Agreement and this Agreement) or refinance the Mezzanine A Loan without the prior written consent of Lender, unless such refinancing results in the concurrent payment in full of the Debt.

-189-	Mezzanine B Loan Agreement

Section 12.6        Intentionally Omitted.

Section 12.7        Purchase of Mezzanine A Loan. Except as permitted under Section 10.31, none of Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Guarantor or any Affiliate of any of the foregoing shall acquire or agree to acquire the Mezzanine A Loan, or any portion thereof or any interest therein, via purchase, transfer, exchange, operation of law or otherwise. If Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Guarantor or any Affiliate of any of the foregoing shall have failed to comply with the foregoing, then Borrower or Leasehold Pledgor shall (i) immediately notify Lender of such failure and (ii) cause any and all such Persons acquiring any interest in the Mezzanine A Loan Documents (A) not to enforce the Mezzanine A Loan Documents, and (B) upon the request of Lender, to the extent any of such Persons has or have the power or authority to do so, to promptly (1) cancel the promissory note evidencing the portion of the Mezzanine A Loan so acquired, (2) if the entire Mezzanine A Loan was so acquired, reconvey and release the liens securing the Mezzanine A Loan, and (3) discontinue and terminate any enforcement proceeding(s) under the Mezzanine A Loan Documents being taken by Borrower, Leasehold Pledgor, Mezzanine A Borrower, Mezzanine A Leasehold Pledgor, Guarantor or any Affiliate of any of the foregoing. Notwithstanding the foregoing, it shall not constitute a breach of the foregoing covenants if Guarantor acquires any subrogation claim in respect of the Mezzanine A Loan solely by operation of law as a result of a payment under the guaranty executed in connection with the Mezzanine A Loan.

Section 12.8        Communication with Mezzanine A Lender. Lender shall have the right at any time to discuss the Properties, the Collateral, the Mezzanine A Collateral, the Mezzanine A Loan, the Loan or any other matter directly with Mezzanine A Lender or their its consultants, agents or representatives, without notice to or permission from Borrower or Leasehold Pledgor or any of their respective Affiliates. Lender shall have no obligation to disclose such discussions or the contents thereof with Borrower or Leasehold Pledgor or any of their respective affiliates.

Section 12.9        Duplicative Performance Not Required. To the extent that any provisions of this Agreement require the Borrower to post additional collateral or security for the performance of Borrower’s or Leasehold Pledgor’s (or Mezzanine A Borrower’s, Mezzanine A Leasehold Pledgor’s, Owner’s or Operating Lessee’s) obligations hereunder or Mezzanine A Borrower’s and/or Mezzanine A Leasehold Pledgor’s obligations under the Mezzanine A Loan Documents, and Mezzanine A Borrower or Mezzanine A Leasehold Pledgor shall have posted collateral or security in respect of the same obligations pursuant to the Mezzanine A Loan Agreement, then Borrower shall have no obligation under this Agreement to post such additional collateral or security in connection therewith; provided, however, in the event the Mezzanine A Loan has been paid in full, any and all obligations of Mezzanine A Borrower and Mezzanine A Leasehold Pledgor under the Mezzanine A Loan Documents to have posted additional collateral or security in respect of the obligations of Mezzanine A Borrower and Mezzanine A Leasehold Pledgor pursuant to the Mezzanine A Loan Agreement shall instead be deemed to require that such additional collateral or security be posted in favor of Lender in respect of Borrower’s and Leasehold Pledgor’s obligations pursuant to this Agreement.

-190-	Mezzanine B Loan Agreement

Section 12.11      Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mezzanine A Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (a) the risks of Mezzanine A Lender in making the Mezzanine A Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval Mezzanine A Lender and Lender may reasonably reach different conclusions, and (c) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mezzanine A Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

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-191-	Mezzanine B Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Cynthia Eckes
	Name:	Cynthia Eckes
	Title:	Authorized Signatory

CITIGROUP GLOBAL MARKETS REALTY CORP.,

a New York corporation

By:	/s/ Harry Kramer
	Name:	Harry Kramer
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services

By:	/s/ Peter Castro
	Name:	Peter Castro
	Title:	Director

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Managing Director

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	/s/ David A. Brown
	Name:	David A. Brown
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

a banking association chartered under the laws of the United States of America

By:	/s/ Simon B. Bruce
	Name:	Simon B. Bruce
	Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

SIGNATURE PAGE	Mezzanine B Loan Agreement

BORROWER:

HIT PORTFOLIO I MEZZ B, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

LEASEHOLD PLEDGOR:

HIT 2PK TRS MEZZ B, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

HIT PORTFOLIO I TRS MEZZ B, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

SIGNATURE PAGE	Mezzanine B Loan Agreement